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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Fiberstars, Inc.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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44259 NOBEL DRIVE
FREMONT, CALIFORNIA 94538

July 21, 2003

Dear Shareholder:

        You are cordially invited to attend a special meeting of the shareholders of Fiberstars, Inc., that will be held on August 12, 2003 at 1:00 p.m., Pacific Time, at Fiberstars' offices at 44259 Nobel Drive, Fremont, California 94538.

        The formal notice of the Special Meeting and the Proxy Statement have been made a part of this invitation.

        At the Special Meeting you will be asked to vote to approve a matter relating to a recent important development which we believe will help Fiberstars, Inc. through the difficult times currently facing the financial markets and the fiber optic lighting market in particular.

        On June 17, 2003, we entered into a Securities Purchase Agreement with private investors to invest up to approximately $4,388,250 million in Fiberstars in a private placement of our common stock and warrants to purchase shares of our common stock.

        The private placement will close in two stages. The first stage, involving the sale of 923,078 shares of common stock and warrants to purchase 276,922 shares of common stock, closed on June 17, 2003, with gross proceeds of $3,000,000. We plan to sell up to 427,155 shares and warrants to purchase 128,147 shares of common stock, resulting in gross proceeds to Fiberstars of $1,388,250 in the second closing of the private placement. The second closing of the private placement is subject to shareholder approval of the issuance of the shares of common stock at the Special Meeting and compliance with the other terms and conditions of the Securities Purchase Agreement.

        The purchase price of the shares of common stock issued and to be issued under the Securities Purchase Agreement is $3.25 per share. The warrants issued pursuant to the Securities Purchase Agreement have an exercise price of $4.50 per share. The warrants are (i) priced above market value, (ii) not exercisable for 183 days from the date of the closing at which they were issued and (iii) not subject to anti-dilution protection. The shares sold in the first closing represented approximately 19.9% of our outstanding shares of common stock as of April 30, 2003. The shares issuable upon exercise of the warrants were not included in the 19.9% calculation. The Nasdaq Marketplace Rules require shareholder approval of the issuance of the shares of common stock to be sold in the second stage of the private placement.

        The Board of Directors has carefully considered the terms and conditions of the private placement and has determined that the terms are fair to, and in the best interests of, our shareholders, and has approved the sale and issuance of shares of our common stock and warrants to purchase shares of common stock as described in Proposal 1 of the accompanying Proxy Statement.

        After reading the Proxy Statement, please promptly mark, date, sign and return, the enclosed proxy in the enclosed prepaid envelope, to ensure that your shares will be represented. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY OR ATTEND THE SPECIAL MEETING IN PERSON.

        The Board of Directors and management look forward to seeing you at the meeting.

Sincerely yours,

/s/ DAVID N. RUCKERT DAVID N. RUCKERT President and Chief Executive Officer

FIBERSTARS, INC.

Notice of Special Meeting of Shareholders
To be held August 12, 2003

To the Shareholders of Fiberstars:

        A Special Meeting of Shareholders of Fiberstars, Inc., a California corporation, will be held at Fiberstars' offices at 44259 Nobel Drive, California 94538 on August 12, 2003 at 1:00 p.m., Pacific Time, for the following purpose:

          1.     To approve the issuance and sale of up to an aggregate of 427,155 shares of our common stock and warrants to purchase 128,147 shares of common stock pursuant to the securities purchase agreement as described in the accompanying Proxy Statement.

        Only shareholders of record at the close of business on July 9, 2003 are entitled to notice of and to vote at the Special Meeting and any adjournment or postponement thereof.

        It is important that your shares be represented at this meeting. Even if you plan to attend the meeting, we hope that you will promptly mark, sign, date and return the enclosed proxy. This will not limit your right to attend or vote at the meeting.

By Order of the Board of Directors

/s/ DAVID N. RUCKERT DAVID N. RUCKERT President and Chief Executive Officer

July 21, 2003

Fiberstars, Inc.
44259 Nobel Drive
Fremont, California 94538

PROXY STATEMENT

FOR THE SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD AUGUST 12, 2003

        This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Fiberstars, Inc., a California corporation ("Fiberstars"), of proxies in the accompanying form to be used at the Special Meeting of Shareholders of Fiberstars to be held at Fiberstars' offices at 44259 Nobel Drive, Fremont, California 94538, on August 12, 2003 at 1:00 p.m., Pacific Time, and any postponement or adjournment thereof (the "Special Meeting"). The shares represented by the proxies received in response to this solicitation and not properly revoked will be voted at the Special Meeting in accordance with the instructions therein. A shareholder who has given a proxy may revoke it at any time before it is exercised by filing with the Secretary of Fiberstars a written revocation or a duly executed proxy bearing a later date or by voting in person at the Special Meeting. On the matter coming before the Special Meeting for which a choice has been specified by a shareholder by means of the ballot on the proxy, the shares will be voted accordingly. If no choice is specified, the shares will be voted "FOR" approval of Proposal 1 referred to in the Notice of Special Meeting and described in this Proxy Statement.

        Shareholders of record at the close of business on July 9, 2003 (the "Record Date") are entitled to notice of and to vote at the Special Meeting. As of the Record Date, Fiberstars had 5,590,399 shares of common stock, $.0001 par value, outstanding, which constitute the only outstanding class of our voting securities. The presence in person or by proxy of the holders of a majority of Fiberstars' outstanding shares constitutes a quorum for the transaction of business at the Special Meeting. Each holder of common stock is entitled to one vote for each share held as of the Record Date.

        The proposal submitted for shareholder approval at the Special Meeting will be decided by the affirmative vote of the majority of the shares represented and voting, whether in person or by proxy, at the Special Meeting (which shares voting affirmatively also constitute at least a majority of the required quorum). Under Nasdaq Marketplace Rules, the shares issued in the initial closing of the private placement will be excluded from the votes cast on the proposal. Abstentions with respect to any proposal will be treated as shares present or represented and entitled to vote for purposes of determining the presence of a quorum but not as voting for purposes of determining the approval of the proposal. If a broker which is the record holder of shares indicates on a proxy that it does not have discretionary authority to vote on the proposal as to such shares, these non-voted shares will be counted for quorum purposes but will not be considered as voting with respect to the proposal. Abstentions and broker non-votes can have the effect of preventing approval of the proposal where the number of affirmative votes, through the majority of votes cast, does not constitute a majority of the required quorum.

        The expense of printing, mailing proxy materials and solicitation of proxies will be borne by Fiberstars. Fiberstars will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of the common stock.

        This Proxy Statement and the accompanying form of proxy are being mailed to shareholders on or about July 21, 2003.

IMPORTANT

  Please mark, sign and date the enclosed proxy and return it at your earliest convenience in the enclosed postage-prepaid return envelope so that, whether or not you intend to be present at the Special Meeting, your shares can be voted. This will not limit your rights to attend or vote at the Special Meeting. Shareholders attending the meeting whose shares are held in the name of a broker or other nominee who desire to vote their shares at the meeting should bring with them a proxy or letter from that firm confirming their ownership of shares.

QUESTIONS AND ANSWERS

        Although we encourage you to read the enclosed Proxy Statement in its entirety, we include this Question and Answer section to provide some background information and brief answers to several questions you might have about the enclosed proposals. In this Proxy Statement, we refer to Fiberstars, Inc., as "Fiberstars," "the Company," "we," "our" and "us."

Q.
What proposals are shareholders being asked to consider at the upcoming special meeting?

A.    We are seeking approval of one proposal. The proposal relates to the issuance of shares of our common stock and warrants to purchase shares of our common stock in a private placement for an aggregate consideration of $4,388,250 million pursuant to a securities purchase agreement Fiberstars entered into on June 17, 2003. In the first stage of the private placement, we sold 923,078 shares and warrants to purchase 276,922 shares to investors, resulting in gross proceeds to Fiberstars of $3,000,000. We are seeking approval for the additional issuance and sale of up to an aggregate of 427,155 shares of common stock and warrants to purchase 128,147 shares of common stock.

Q.
Why is Fiberstars seeking shareholder approval for this proposal?

A.    As a result of the Nasdaq Marketplace Rules, the terms of the securities purchase agreement require that we obtain shareholder approval for this proposal before we may issue any more shares of our common stock.

        We are subject to the Nasdaq Marketplace Rules because our common stock is listed on the Nasdaq National Market. One of those rules requires shareholder approval for any issuance of stock at a price less than the greater of the book or the market value of our common stock, where the amount of stock being issued exceeds 20% or more of the company's total common shares outstanding or voting power before the issuance. The issuance of the shares and warrants will exceed 20% and the per share price of the shares in the private placement, is less than the closing price of our common stock on the Nasdaq National Market on June 17, 2003.

Q.
Why is my vote important?

A.    Your vote is important because in order to be approved, the proposal must receive the affirmative vote of a majority of shares represented and voting, whether in person or by proxy, at the meeting (which shares voting affirmatively also constitute at least a majority of the required quorum). The shares sold in the initial closing of the private placement will not be counted. Unless a majority of the shares outstanding as of the record date are present or represented by proxy at the meeting, we will not have a quorum and we will be unable to transact any business at the Special Meeting. In that event, the proposal will not be approved.

Q.
What happens if this proposal is approved?

A.    If Proposal 1 is approved, then, subject to compliance with the terms and conditions of the securities purchase agreement, we will sell up to an aggregate of 427,155 shares of common stock and warrants to purchase 128,147 shares, resulting in gross proceeds to Fiberstars of $1,388,250.

Q.
What if this proposal is not approved?

A.    If Proposal 1 is not approved, we will not be able to complete the remainder of the private placement and will not be able to raise the additional $1,388,250 in financing.

Q.
What do I need to do now?

A.    After carefully reading and considering the information contained in this document, please indicate on your proxy how you want to vote and mail your signed and dated proxy in the enclosed return envelope as soon as possible.

Q.
What do I do if I want to change my vote?

A.    Just send in a later-dated, signed proxy or letter revoking your proxy to the person listed below before the Special Meeting or attend the Special Meeting in person and vote.

Q.
If my shares are held in "street name" by my broker, will my broker vote my shares for me without my instructions?

A.    No. You should instruct your broker to vote your shares, following the directions provided by your broker. If a broker which is the record holder of shares indicates on a proxy that it does not have discretionary authority to vote on a particular proposal as to such shares, these non-voted shares will be counted for quorum purposes but will not be considered as voting with respect to the proposal.

Q.
What if I plan to attend the Special Meeting in person?

A.    We recommend that you send in your proxy in any event.

Q.
Who can help answer your questions?

A.    Fiberstars shareholders who have more questions about the proposal should contact:

Secretary
Fiberstars, Inc.
44259 Nobel Drive
Fremont, California 94538
(510) 490-0719

PROPOSAL 1

SALE AND ISSUANCE OF FIBERSTARS' COMMON STOCK
UPON THE TERMS AND CONDITIONS SET FORTH IN THE SECURITIES PURCHASE
AGREEMENT DESCRIBED IN THIS PROPOSAL 1

Summary of Private Placement

        Fiberstars' Board of Directors has approved the terms of a private placement of shares of common stock and warrants to purchase common stock. On June 17, 2003, Fiberstars entered into a securities purchase agreement, referred to in this Proxy Statement as the Purchase Agreement, to sell up to 1,350,233 shares of common stock and warrants to purchase 405,069 shares of common stock for an aggregate purchase price of $4,388,250 in a two-stage private placement. On June 17, 2003, the investors deposited the full amount of their respective purchase prices for the shares and warrants into escrow. The funds will be released, without interest, to Fiberstars in exchange for the shares and warrants at each closing under the Purchase Agreement.

        The first stage of the private placement, involving the sale of 923,078 shares and warrants to purchase 276,922 shares, closed on June 17, 2003, with Fiberstars receiving gross proceeds of $3,000,000. The second closing is subject to obtaining shareholder approval at the Special Meeting and compliance with the other terms and conditions of the Purchase Agreement. The purchase price of the shares of common stock issued and to be issued under the Purchase Agreement is $3.25 per share, a price achieved through negotiation with the investors. The purchase price for the shares of common stock issuable upon exercise of the warrants is $4.50 per share.

        Fiberstars' shareholders are being asked to approve a proposal to issue and sell up to an aggregate of 427,155 shares of our common stock and warrants to purchase 128,147 shares of common stock in the second closing under the Purchase Agreement.

Why We Need Shareholder Approval

        Our common stock is traded on the Nasdaq National Market. The Nasdaq Marketplace Rules require listed companies to obtain shareholder approval for the issuance of securities in a private offering of common stock at a price less than the greater of the book or market value per share of the stock, if the issuance amounts to 20% or more of the common stock or 20% or more of the voting power of a company outstanding before the issuance. As of April 30, 2003, we had issued and outstanding 4,667,321 shares of common stock. The number of shares that we would issue under the Purchase Agreement is in excess of 20% of our issued and outstanding shares of April 30, 2003. The shares to be sold under the Purchase Agreement would represent approximately 29% of our outstanding shares (38% if the warrants are exercised in full). The purchase price of these shares of $3.25 per share is less than the book value per share of $2.95 per share as of March 31, 2003. The shares issuable upon exercise of the warrants were not included in the calculation of the initial 19.9% because (i) the exercise price of the warrants is above market value, (ii) the warrants are not exercisable for 183 days from the closing date, and (iii) the shares issuable upon exercise of the warrants are not subject to anti-dilution protection. Under Nasdaq Marketplace Rules, the minimum vote which will constitute shareholder approval shall be a majority of the total votes cast on the proposal in person or represented by proxy excluding the votes of any shares issued in the initial closing of the private placement. Under the California General Corporation Law, the minimum vote which will constitute shareholder approval shall be the affirmative vote of a majority of the shares represented and voting, whether in person or by proxy (which shares voting affirmatively also constitute at least a majority of the required quorum).

The Initial Closing

        On June 17, 2003, we entered into the Purchase Agreement with 21 investors for the sale of up to an aggregate of 1,350,233 shares of common stock and warrants to purchase 405,069 shares of common stock in a two-stage private placement. At the initial closing on June 17, 2003, 12 investors purchased 923,078 shares of common stock for $3.25 per share and warrants to purchase 276,922 shares of common stock at an exercise price of $4.50 per share, resulting in gross proceeds to Fiberstars of $3,000,000. A copy of the Purchase Agreement is attached to this Proxy Statement as Annex A.

The Second Closing

        As part of the second closing of the private placement under the Purchase Agreement, we agreed to sell up to an aggregate of 427,155 shares of common stock for $3.25 per share and warrants to purchase 128,147 shares of common stock at an exercise price of $4.50 per share, which would result in gross proceeds to Fiberstars of $1,388,250. We expect that the second closing under the Purchase Agreement will occur as soon as practicable following shareholder approval of the issuance of the shares of Fiberstars common stock and warrants.

Amendment to Shareholder Rights Agreement

        Immediately prior to the execution of the Purchase Agreement described below, we amended our shareholder rights agreement which contains the terms of our shareholder rights plan, under which a right is attached to each share of our outstanding common stock. The shareholder rights plan is intended to deter an attempt to acquire Fiberstars in a manner or on terms not approved by our Board of Directors. The rights generally will separate from the common stock and become exercisable if any person or group acquires or announces a tender offer to acquire 15% or more of our outstanding common stock without the consent of our Board of Directors. Amendment No. 2 to the Rights Plan was filed with our current report on Form 8-K on June 19, 2003.

Summary of the Terms of the Agreements

        Set forth below are summaries of the provisions of the following agreements:

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  the Purchase Agreement, a copy of which is attached hereto as Annex A; and

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  the form of warrant issued in connection with the Purchase Agreement, a copy of which is attached hereto as Annex B.

        The summary of each the following is qualified in its entirety by reference to, and should be read in conjunction with, the respective documents.

Purchase Agreement

        General.    Pursuant to the Purchase Agreement, Fiberstars agreed to sell up to an aggregate of 1,350,233 shares of common stock and warrants to purchase 405,069 shares of common stock to investors in a two-stage private placement. The per share purchase price of the shares of common stock is $3.25, and the exercise price under the warrants is $4.50 per share.

        Representations and Warranties.    In the Purchase Agreement, Fiberstars makes customary representations and warranties to each of the investors relating to, among other matters: Fiberstars' and its subsidiaries' corporate organization, good standing and qualification to do business; the authorization, binding effect and enforceability of the Purchase Agreement; the valid issuance of the shares of common stock and warrants; Fiberstars' capitalization; Fiberstars' compliance with laws; required governmental and third party consents, qualifications, approvals or filings; the exemption of the issuance of the shares of common stock and warrants from the registration requirements of federal and state securities laws; the absence of general solicitation or general advertising of investors; the absence of liability for brokerage or finders' fees or similar charges; Fiberstars' listing of its shares of common stock on Nasdaq; the accuracy and timeliness of Fiberstars' publicly filed reports; financial statements; intellectual property; the absence of a material adverse change since March 31, 2003; the absence of defaults or violations under Fiberstars' material contracts; tax matters; that Fiberstars is not an investment company or "controlled" by an investment company; insurance matters; legal proceedings; and subsidiaries. Each investor also makes customary representations and warranties to Fiberstars relating to, among other matters: the authorization and binding effect of the Purchase Agreement; the purchase of the shares and warrants entirely for the investor's own account; the receipt of and access to information; investment experience; its status as an accredited investor under applicable securities laws; and its acknowledgement that the shares and warrants are restricted securities its acknowledgement that Fiberstars has taken no action in any jurisdiction outside the United States that would permit an offering of the securities issued pursuant to the Purchase Agreement; its acknowledgement that nothing in the Purchase Agreement constitutes legal, tax or investment advice; and short sale positions in Fiberstars common stock.

        Covenants.    In the Purchase Agreement, Fiberstars has agreed to do a number of things, including the following:

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  Nasdaq Listing: Fiberstars has agreed to apply for the listing on The Nasdaq Stock Market of the shares to be issued, including upon exercise of the warrants, and to use all reasonable efforts to maintain, at its expense, so long as any of the shares or warrants are outstanding, such listing.

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  Transfer Agent Instructions: Fiberstars has agreed to use its best efforts to cause its transfer agent to agree to certain instructions regarding the transfer of shares. Fiberstars has agreed further to only provide the transfer agent with such instructions as set forth in the Purchase Agreement. In addition, Fiberstars has agreed to permit the transfer or issue of certificates pursuant to Rule 144 where a generally acceptable opinion of counsel has been provided.

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  Reservation of Common Stock: Fiberstars has agreed to reserve out of its authorized and unissued common stock, solely for the purpose of effecting the exercise of the warrants, a sufficient number of shares of common stock to provide for issuance of the shares upon exercise of the warrants.

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  SEC Filings: Fiberstars has agreed to timely file all reports required to be filed with the SEC pursuant to the Securities Exchange Act of 1934, and so long as an investor beneficially owns any shares of common stock issued pursuant to the Purchase Agreement, including shares issued upon exercise of the warrants, Fiberstars has agreed not to terminate its status as an issuer subject to the reporting obligations under the Exchange Act even if the rules and regulations thereunder would otherwise permit such termination. Fiberstars has agreed to file a current report on Form 8-K describing the terms of the transaction.

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  Corporate Existence: So long as an investor beneficially owns any shares or warrants issued under the Purchase Agreement or shares issued upon exercise of the warrants, Fiberstars has agreed to maintain its corporate existence, and in the event of a merger or consolidation or sale of all or substantially all of Fiberstars' assets, to ensure that the surviving or successor entity in such transaction assumes Fiberstars' obligations under the Purchase Agreement.

Each investor has agreed not sell, offer to sell, assign, pledge, hypothecate or otherwise transfer any of the shares or warrants issued under the Purchase Agreement or shares issued upon exercise of the warrants unless: (i) pursuant to an effective registration statement under the Securities Act, (ii) such holder provides Fiberstars with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the securities may be made without registration under the Securities Act, or (iii) such holder provides Fiberstars with reasonable assurances that the securities can be sold pursuant to Rule 144 under the Securities Act without any restriction as to the number of securities acquired as of a particular date that can be immediately sold. The investors may however transfer the shares of common stock to their respective affiliates provided the affiliate is an accredited investor and agrees to be bound by the terms of the Purchase Agreement and the Warrant.

        Registration Rights Provisions.    Pursuant to the registration rights provisions of the Purchase Agreement, Fiberstars has agreed to file with the SEC as soon as practicable and in no event later than sixty days following the second closing (or, in case Fiberstars' shareholders do not vote to approve the sale of the shares and warrants at the second closing, sixty days following a shareholder meeting at which such vote was taken) (each, the "Filing Date"), a registration statement for the purpose of registering under the Securities Act all of the shares of Fiberstars common stock that are sold to the investors, including the shares issuable upon exercise of the warrants, and to use all reasonable efforts to cause the registration statement to be declared effective as promptly as possible after filing and to remain continuously effective until the earlier of the following:

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  the later of the fifth anniversary of the second closing, provided, however, if there is no second closing, then the fifth anniversary of the initial closing, plus, in each case, a number of days equal to the number of days, if any, the registration statement is suspended or not effective beyond an aggregate of sixty days in any twelve month period,

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  such time as all shares and shares issuable upon exercise of the warrant purchased by the investors pursuant to the Purchase Agreement, as the case may be, may immediately be sold during any 90 day period pursuant to Rule 144 under the Securities Act, or

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  the closing of an acquisition of the shares in exchange for publicly traded stock of another entity.

        If the registration statement is not filed on or prior to the Filing Date, for any reason other than the investors breaching their covenants and obligations, Fiberstars has agreed to issue to each investor a supplemental warrant for such number of additional shares equal to the product of 0.015 multiplied by the number of shares of common stock the investor purchased pursuant to the Purchase Agreement (the "Supplemental Warrants"). These Supplemental Warrants will have an exercise price equal to $4.50 per share. Further, Fiberstars shall issue to such investor an additional Supplemental Warrant upon the expiration of each fifteen day period during which the registration statement is not filed.

        Fiberstars has agreed to use its reasonable best efforts to cause the registration statement to be declared effective on or prior to 120 days following the Filing Date. If after the filing of the registration statement it is not declared effective by the SEC on or before 120 days following the Filing Date (the "Effective Deadline") for any reason other than by virtue of a breach by any of the investors of any of their obligations or covenants hereunder, then Fiberstars has agreed to issue to each holder of registrable shares a Supplemental Warrant for each successive fifteen day period after the Effective Deadline terminating upon the earlier of (i) such time as the registration statement is declared effective or (ii) one year following the Effective Deadline.

        Closing Conditions.    The obligations of the investors to purchase the shares of Fiberstars common stock and related warrants in the second closing are subject to fulfillment of the following conditions:

  •
  The representations and warranties of Fiberstars contained in the Purchase Agreement shall be true and correct on and as of the date of the second closing with the same effect as though such representations and warranties had been made on and as of the date of the second closing (except for representations and warranties that speak as of a specific date).

  •
  Fiberstars shall have performed and complied with all agreements, obligations and conditions contained in the Purchase Agreement that are required to be performed or complied with on or before the second closing.

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  All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the shares of Fiberstars common stock pursuant to the Purchase Agreement shall be duly obtained and effective as of the second closing.

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  Receipt of an opinion from Fiberstars' counsel.

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  Approval of the shareholders of Fiberstars required by the Nasdaq Marketplace Rules.

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  Delivery of executed stock certificates and warrants to the investors.

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  Delivery of certificates evidencing the incorporation and good standing of Fiberstars in the State of California.

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  Delivery of a certificate of Fiberstars' secretary certifying as to the resolutions of the board of directors approving the Purchase Agreement, and Fiberstars' articles of incorporation and bylaws.

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  Fiberstars shall have made all filings under all applicable federal and state securities laws necessary to consummate the issuance of the shares and the warrants in compliance with such laws.

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  Fiberstars' shares of common stock (x) shall be designated for quotation or listed on the Nasdaq National Market and (y) shall not have been suspended by the SEC or the Nasdaq National Market from trading on Nasdaq nor shall suspension by the SEC or Nasdaq have been threatened either (A) in writing by the SEC or the Nasdaq National Market or (B) except as set forth in the Disclosure Schedule to the Purchase Agreement, by falling below the minimum listing requirements of the Nasdaq and the shares and warrant shares issuable upon exercise of the warrants (without regard to any limitations on exercises) shall be listed (subject to official notice of issuance) upon the Nasdaq National Market.

        The obligations of Fiberstars to issue and sell the shares of Fiberstars common stock and the related warrants in the second closing are subject to fulfillment of the following conditions:

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  The representations and warranties of the investors contained in the Purchase Agreement shall be true on and as of the date of the second closing with the same effect as though such representations and warranties had been made on and as of the date of the second closing (except for representations and warranties that speak as of a specific date).

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  Each of the investors shall have performed and complied with all agreements, obligations and conditions contained in the Purchase Agreement that are required to be performed or complied with on or before the date of the second closing.

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  All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of Fiberstars common stock pursuant to the securities purchase agreement shall be duly obtained and effective as of the second closing.

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  Approval of the shareholders of Fiberstars required by the Nasdaq Marketplace Rules.

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  Each of the investors shall have completed, executed and delivered to Fiberstars a completed Investor Questionnaire certifying as to their status as an "accredited investor" as defined under the rules and regulations of the Securities Act.

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  Each of the investors shall have deposited into escrow its respective purchase price for the shares and warrants to be purchased at the second closing.

Warrant Agreements

        In connection with the issuance of shares of common stock described in this Proposal 1, Fiberstars issued warrants to purchase an aggregate of 276,922 shares of common stock at the first closing and has agreed to issue additional warrants to purchase an aggregate of 128,147 shares of common stock at the second closing. All of the warrants have an exercise price of $4.50 per share. Each warrant has a term of five years and is not exercisable for 183 days from the date of the closing in which the warrant is issued. The shares issuable upon exercise of the warrants are not subject to anti-dilution protection. The exercise price may be paid in cash or in shares of Fiberstars common stock pursuant to net issuance provisions.

Reasons for Issuance

        Fiberstars expects to use the net proceeds from the private placements for working capital, general corporate purposes and to accelerate introduction of its EFO products.

Interests of Certain Persons

        Mr. Merriman, a former director of Fiberstars from August 1999 to September 2002, is Chief Executive Officer of Merriman Curhan Ford & Co., the placement agent for this private placement. Merriman will receive a cash fee equal to 6% of the gross proceeds of the offering and a warrant to purchase such number of shares of Fiberstars' common stock equal to the aggregate number of shares sold in the offering.

Impact of the Issuance on Existing Shareholders

        If this proposal is approved, our existing shareholders will hold a smaller share of our outstanding capital stock and will have less influence on our affairs.

        The sale of shares of common stock upon the second closing of the private placement may result in a change in ownership as defined by Section 382 of the Internal Revenue Code, which is likely to result in a significant limitation on Fiberstars' ability to utilize its net operating loss carryforwards, or NOLs, during any year to offset future taxable income. There is no assurance, however, that Fiberstars will generate taxable income in the future.

Dissenters' Rights

        Under California law, shareholders are not entitled to dissenters' rights with respect to Proposal 1.

Vote Required

        Under the Nasdaq Marketplace Rules, the affirmative vote of a majority of shares of our common stock represented and voting, whether in person or by proxy, excluding votes of shares of common stock issued to investors in the first closing of the private placement, will be required to approve the issuance and sale of the shares of common stock and warrants to purchase shares of common stock. Under the California General Corporation Law, the affirmative vote of a majority of shares of our common stock represented and voting, whether in person or by proxy (which shares voting affirmatively also constitute at least a majority of the required quorum), will be required to approve the issuance and sale of the shares of common stock and warrants to purchase shares of common stock. Therefore, the affirmative vote of a majority of shares of our common stock represented and voting, whether in person or by proxy (which shares voting affirmatively also constitute at least a majority of the required quorum), excluding votes of shares of common stock issued to investors in the first closing of the private placement, will be required to approve the issuance and sale of the shares of common stock and warrants to purchase common stock.

Recommendation of the Board of Directors

        The Board of Directors recommends a vote FOR the approval of the terms of the sale of the common stock as described in this Proposal 1.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information with respect to beneficial ownership of the Company's Common Stock as of July 9, 2003 as to (i) each person known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock, (ii) each of the Company's directors, (iii) the Company's Chief Executive Officer and each of the Company's four most highly compensated executive officers ("Named Executive Officers"), and (iv) all executive officers and directors of the Company as a group. Unless otherwise specified, the address for each officer and director is 44259 Nobel Drive, Fremont, California 94538.

        The table should be read with the understanding that more than one person may be the beneficial owner or possess certain attributes of beneficial ownership with respect to the same securities. Therefore, special attention should be given to the footnotes.

	Shares Beneficially Owned(1)
Name and Address	Number	Percent of Outstanding Common Stock(2)
5% Shareholders:
Advanced Lighting Technologies, Inc. 32000 Aurora Road Solon, OH 44139(3)	1,468,011	24.3%
Entities affiliated with Trigran Investments, Inc. 3201 Old Glenview Road, Suite 235 Wilmette, IL 60091(4)	751,183	11.9%
Directors and Named Executive Officers:
David N. Ruckert(5)	366,573	6.3%
John B. Stuppin(6)	204,992	3.6%
Theodore L. Eliot, Jr.(7)	56,417	1.0%
Wayne R. Hellman(8)	1,503,428	24.7%
Sabu Krishnan(3)	1,470,094	24.3%
David Traversi(9)	7,083	*
Philip Wolfson(10)	168,759	3.0%
Barry R. Greenwald(11)	115,558	2.0%
John Davenport(12)	92,500	1.6%
J. Steven Keplinger(13)	111,903	2.0%
Robert Connors(14)	75,500	1.3%
All executive officers and directors as a group (13 persons)(15)	2,723,546	37.3%

*
Less than one percent

(1)
To Fiberstars' knowledge, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws, where applicable, and the information contained in the footnotes to this table.

(2)
Based on 5,590,399 shares outstanding as of July 9, 2003. In addition, shares issuable pursuant to options and warrants which may be exercised within 60 days of July 9, 2003 are deemed to be issued and outstanding and have been treated as outstanding in calculating the percentage ownership of those individuals possessing such interest, but not for any other individuals. Thus, the number of shares considered to be outstanding for the purposes of this table may vary depending on the individuals' particular circumstances.

(3)
Consists of 1,023,011 shares and 445,000 warrants that are exercisable within 60 days of July 9, 2003 held by Advanced Lighting Technologies, Inc., of which Mr. Hellman is Chairman of the Board of Directors and Chief Executive Officer and Mr. Krishnan is Chief Operating Officer and as to which Mr. Hellman and Mr. Krishnan disclaim beneficial ownership except to the extent of each of his pecuniary interest therein.

(4)
According to Schedule 13G filed jointly by Trigran Investments L.P., Trigran Investments, Inc., Douglas Granat and Lawrence A. Oberman with the Securities and exchange Commission on March 29, 2002, Trigran Investments L.P., Trigran Investments, Inc., Douglas Granat and Lawrence A. Oberman have shared voting and dispositive power for all shares. Trigran Investments, Inc. is the general partner of Trigran Investments L.P.. Douglas Granat and Lawrence A. Oberman are the controlling shareholders and sole directors of Trigran Investments Inc. The 751, 183 shares include 40,00 shares issuable upon exercise of the warrants, which are immediately exercisable, and 21,000 shares held by a limited partnership of which Trigran Investments L.P. is a limited partner and manager. The 751,183 shares also include 61,539, shares and 18,462 shares issuable upon exercise of the warrants, all of which are issuable to Trigran Investments L.P. at the second closing pursuant to the Purchase Agreement.

(5)
Includes 232,500 shares subject to outstanding stock options exercisable within 60 days of July 9, 2003.

(6)
Includes 37,916 shares subject to outstanding stock options and 8,060 warrants that are exercisable within 60 days of July 9, 2003.

(7)
Consists of 1,000 owned by the Eliot Trust, of which Mr. Eliot is a beneficiary, and 54,166 shares subject to outstanding stock options exercisable within 60 days of July 9, 2003.

(8)
Includes 34,166 shares subject to outstanding stock options exercisable within 60 days of July 9, 2003.

(9)
Includes 4,166 shares subject to outstanding stock options exercisable within 60 days of July 9, 2003.

(10)
Includes 54,166 shares subject to outstanding stock options exercisable within 60 days of July 9, 2003.

(11)
Includes 109,664 shares subject to outstanding stock options exercisable within 60 days of July 9, 2003.

(12)
Includes 62,500 shares subject to outstanding stock options exercisable within 60 days of July 9, 2003.

(13)
Includes 116,331 shares subject to outstanding stock options exercisable within 60 days of July 9, 2003.

(14)
Consists of 75,500 shares subject to outstanding stock options exercisable within 60 days of July 9, 2003.

(15)
Includes 1,361,543 shares subject to outstanding stock options and warrants that are exercisable within 60 days of July 9, 2003. Includes 1,023,011 shares beneficially owned by ADLT, a company which Mr. Hellman, a director of the Company, is Chairman of the Board of Directors and Chief Executive Officer.

FINANCIAL INFORMATION AND FINANCIAL STATEMENTS

        Representatives of PricewaterhouseCoopers LLP, independent auditors, are expected to be present at the Special Meeting, will have an opportunity to make a statement if they desire to do so, and are expected to be able to respond to appropriate questions.

SELECTED CONSOLIDATED FINANCIAL DATA

        The following selected consolidated financial data should be read together with the audited and unaudited condensed consolidated financial statements and notes thereto set forth herein, as well as "Management's Discussion and Analysis of Financial Condition and Results of Operations." Our historical results are not necessarily indicative of our future results.

	Quarters Ended
			Years Ended December 31,
	Mar. 31, 2003	Mar. 31, 2002
			2002	2001	2000	1999	1998
	(In Thousands, Except Per Share Data)
	(unaudited)
OPERATING SUMMARY
Net sales	$5,879	$7,590	$30,960	$29,053	$36,921	$33,311	$22,682
Gross profit	2,046	2,866	11,474	11,447	15,019	14,333	8,546
As a percent of net sales	34,8%	37.8%	37.1%	39.4%	40.7%	43.0%	37.7%
Research and development expenses	200	444	2,290	2,764	1,673	1,484	1,283
As a percent of net sales	3.4%	5.8%	7.4%	9.5%	4.5%	4.5%	5.7%
Sales and marketing expenses	1,748	1,806	7,907	8,371	9,038	8,044	5,381
As a percent of net sales	29.7%	23.8%	25.5%	28.8%	24.5%	24.2%	23.7%
General and administrative expenses	664	706	2,709	3,627	4,023	2,558	1,675
As a percent of net sales	11.3%	9.3%	8.8%	12.5%	10.9%	7.7%	7.4%
Write-off in-process technology acquired	—	—	—	—	938	—	—
As a percent of net sales	—%	—%	—%	—%	2.5%	—%	—%
Income (loss) before tax	(543)	(70)	(1,441)	(3,381)	(711)	2,255	1,231
As a percent of net sales	(9.2)%	(.9)%	(4.7)%	(11.6)%	(1.9)%	6.8%	5.4%
Net income (loss)	(622)	(125)	(3,519)	(2,128)	(454)	1,413	762
As a percent of net sales	(10.6)%	(1.6)%	(11.4)%	(7.3)%	(1.2)%	4.2%	3.4%
Net income (loss) per share
Basic	$(0.12)	$(0.01)	$(0.70)	$(0.45)	$(0.10)	$0.35	$0.21
Diluted	$(0.12)	$(0.01)	$(0.70)	$(0.45)	$(0.10)	$0.35	$0.21
Shares used in per share calculation:
Basic	5,112	4,780	5,028	4,756	4,572	3,986	3,623
Diluted	5,112	4,780	5,028	4,756	4,572	4,080	3,695
FINANCIAL POSITION SUMMARY
Total assets	$21,322	$20,101	$20,101	$21,434	$24,619	$20,392	$18,924
Cash, cash equivalents and short-term investments	188	231	231	584	1,230	1,904	1,290
Working capital	7,188	9,537	7,417	8,498	10,602	8,948	7,423
Short-term borrowings	3,765	2,429	593	101	8	8	107
Long-term borrowings	450	401	449	419	482	626	667
Shareholders' equity	13,772	14,240	14,240	16,431	18,560	14,668	13,354
Common shares outstanding	4,667	4,655	4,671	4,328	4,288	4,004	3,983

        In accordance with SFAS 142, the Company ceased amortizing goodwill as of December 31, 2001. Refer to Note 6 of the Notes to Consolidated Financial Statements for the three years ended December 31, 2002.

SELECTED UNAUDITED QUARTERLY FINANCIAL DATA
(In Thousands, Except Per Share Data)

	Mar. 31, 2003	Dec. 31, 2002	Sep. 30, 2002	Jun. 31, 2002	Mar. 31, 2002	Dec. 31, 2001	Sep. 30, 2001	Jun. 30, 2001	Mar. 31, 2001
Net sales	$5,879	$7,447	$7,155	$8,768	$7,590	$6,989	$6,717	$8,471	$6,876
Gross profit	2,046	2,638	2,567	3,383	2,886	2,874	2,531	3,433	2,609
As a percent of net sales	34.8%	35.4%	35.9%	38.6%	38.0%	41.1%	37.7%	40.5%	37.9%
Net income (loss)	(622)	(478)	(2,974)*	3	(70)	(518)	(615)	(278)	(717)
As a percent of net sales	(10.6)%	(6.4)%	(41.6)%	—%	(0.9)%	(7.4)%	(9.2)%	(3.3)%	(10.5)%
Net income (loss) per share:
Basic	$(0.12)	$(0.09)	$(0.58)	$—	$(0.01)	$(0.11)	$(0.13)	$(0.06)	$(0.15)
Diluted	$(0.12)	$(0.09)	$(0.58)	$—	$(0.01)	$(0.11)	$(0.13)	$(0.06)	$(0.15)

*
Note: Included in these results is a $2,405,000 charge for a valuation allowance for deferred taxes taken in the quarter ended September 30, 2002.

  In accordance with SFAS 142, the Company ceased amortizing goodwill as of December 31, 2001. Refer to note 6 of the notes to consolidated financial statements.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

        The following discussion and analysis of the Company's financial condition and results of operations should be read together with "Selected Consolidated Financial Data" and the audited and unaudited consolidated financial statements and related notes included elsewhere in this Proxy Statement.

        When used in this discussion, the words "expects," "anticipates," "estimates,""believes" and similar expressions are intended to identify forward-looking statements. These statements, which include statements as to the Fiberstars' future operating results, net sales growth, gross profit margin improvement, sources of revenues, expected expenses and capital expenditure levels, expectations regarding market conditions and growth, reasons for recent downward sales trends, expected realization of the value of deferred tax assets, expected cash flows, the adequacy of capital resources, growth in operations, our expectations concerning future performance of our acquired businesses, future growth in fiber optic lighting, our accounting policies, the effect of recent accounting pronouncements, our strategy with regard to protecting our proprietary technology, our belief as to the adequacy of existing cash balances and credit lines, plans for and expected benefits of outsourcing manufacturing, our future products and expected shipment dates, seasonal fluctuations, our future products and expected shipment dates, are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to, those risks discussed below, as well as our ability to retain and obtain customer and distributor relationships, our ability to maintain relationships with strategic partners including Advanced Lighting Technologies, Inc. ("ADLT"), our ability to manage expenses and inventory levels, our ability to reduce manufacturing overhead and general and administrative expenses as a percentage of sales, our ability to collect on doubtful accounts receivable, our ability to increase cash balances in future quarters, the cost of accessing or acquiring technologies or intellectual property, the cost of enforcing or defending intellectual property, risks relating to developing and marketing new products, the ability of our lighting products to meet customer expectations, manufacturing difficulties, possible delays in the release of products, risks associated with the evolution and growth of the fiber optic lighting market, trends in price performance and adoption rates of fiber optic lighting products in Europe and the United States, our dependence on a limited number of suppliers for components and distributors for sales, our ability to obtain high-quality components at reasonable prices, the impact of limited energy resources on our manufacturing operations and business, the impact of technological advances and competitive products, and seasonal and other fluctuations in the construction industry; and the matters discussed in "Factors That May Affect Results." These forward-looking statements speak only as of the date hereof. The Fiberstars expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Fiberstars' expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Results of Operations

Three Months Ended March 31, 2003 and March 31, 2002

        Net sales decreased 23% to $5,879,000 for the quarter ended March 31, 2003, as compared to the same quarter a year ago. The decrease was primarily the result of a 31% decrease in pool lighting sales due to lower in-ground fiber product sales and Jazz product sales. Commercial lighting sales were down 12% over the same quarter a year ago, with U.S. commercial and international commercial sales off by about this same amount. Sales during the first quarter of 2003 were above the prior year through February and then fell off significantly in March, which we believe was due to uncertainties surrounding the Iraq war and its potential effect on an already weak economy. The Company expects net sales to be down in 2003 from net sales in the prior year.

        Gross profit was $2,046,000 in the first quarter of fiscal 2003, a 29% decrease compared to the same period in the prior year. The gross profit margin was 35% for the first quarter of fiscal 2003, compared to the 38% gross profit margin achieved in the same period in 2002. The gross profit margin was less than the prior year largely due to higher overhead costs as a percentage of sales due to manufacturing overhead remaining about the same as a year ago, but sales decreased.

        Research and development expenses were $200,000 in the first quarter of fiscal 2003, a decrease of $244,000 compared with the first quarter of fiscal 2002. The decrease was largely due to research and development expense credits received from achieving milestones under a development contract with the Defense Advanced Research Projects Agency ("DARPA") which was signed in February 2003. The Company accrued $342,000 in funds to be received in the second quarter under this contract. These credits were offset by lower research and development credits accrued under an award from the National Institute of Science and Technology ("NIST") as compared to credits accrued in the first quarter of 2002. A total of $106,000 was credited for NIST funds to be received for work performed in the first quarter of 2003 as compared to a total of $265,000 credited in the first quarter of 2002 for the same award. The Company expects research and development expenses to decrease in 2003.

        Sales and marketing expenses decreased by 3% to $1,748,000 in the first quarter of fiscal 2003 as compared to $1,806,000 for the same period in fiscal 2002. This decrease was largely due to lower commission expenses ($184,000) partially due to lower sales volume and partially due to a change in how pool products are marketed from the first quarter of 2002 to the first quarter of 2003. In the first quarter of 2002, the Company relied on outside sales agents at higher commission rates to sell pool products. In the third quarter of 2002, the Company moved to inside sales managers to sell pool products which resulted in a decrease in commission expense rates. The savings in commissions expense was offset by higher spending in pool sales and marketing ($72,000) due to higher salary and travel expenses for the inside sales managers, along with higher expenses for international sales and marketing ($73,000). The Company expects sales and marketing expenses to decrease slightly in 2003.

        General and administrative costs were $664,000 in the first quarter of fiscal 2003, a decrease of 6% compared general and administrative costs in the first quarter of fiscal 2001. This decrease was largely a result of lower legal fees ($13,000), investor relations ($12,000) and lower bad debt expense ($30,000). The Company expects general and administrative expenses to be relatively flat in 2003.

        The income tax expense was $24,000 for the quarter ended March 31, 2003, compared with an income tax benefit of $26,000 for the same period in the prior year. The tax expense in the first quarter of 2002 was due to tax expenses from profitable off-shore operations. The Company did not take a tax benefit against losses in the first quarter of 2003 as under the provisions of FASB 109 it was not able to accurately forecast when such benefits would be realized against future profits.

        The Company recorded a net loss of $622,000 in the first quarter of fiscal 2003 as compared to a net loss of $70,000 in the first quarter of fiscal 2002. The net loss in the first quarter of fiscal 2003 was substantially larger than the loss in 2002 largely due to the net sales decrease.

Fiscal Years Ended December 31, 2002, 2001 and 2000

Net Sales

        Net sales increased 7% to $30,960,000 in 2002 as compared to 2001. The increase was a result of an increase in the sales of pool products of 25% or $3,631,000 offset by a decline in sales of commercial lighting products of 12% or $1,724,000. The rise in pool lighting sales was largely due to increases from sales of the new Jazz, in-ground pool lighting product and spa products of $3,966,000 partially offset by a decline in other products of $305,000. The decrease in commercial lighting sales was due to a decline in U.S. domestic lighting sales of 24% or $1,801,000 partially offset by an increase in international sales of $175,000. Of the decrease in U.S. domestic lighting sales, $1,227,000 of the decline was due to a drop in resort and casino business, largely as an after effect of the September 11, 2001 tragedy. The Company expects net sales to be relatively flat for all of 2003, with a decline in first quarter revenues as compared to the first quarter of 2002.

        Net sales decreased 21% to $29,053,000 in 2001 as compared to 2000. The decrease was a result of a decline in the sales of pool products of 25% or $4,693,000 along with a decline in sales of commercial lighting products of 9% or $1,476,000. The decline in pool lighting sales was largely due to lower sales of in-ground pool lighting products as a result of a decrease generally in the pool industry in the U.S., together with increased competition. The decrease in commercial lighting sales was due to a decline in international sales of 13% or $1,078,000 as a result of fewer large projects in Germany and the Far East in 2001, combined with a decrease of 6% or $480,000 in sales in U.S. commercial lighting accounts, with a majority of the decrease occurring in themed entertainment lighting in the second half of 2001, also particularly after the September 11 tragedy.

        International sales accounted for approximately 26% of net sales in 2002 as compared to 27% of net sales in 2001 and 28% in 2000. The relative decrease in international sales from 2001 to 2002 was due to slower growth in European sales than in the rest of the business. The relative decrease in international sales from 2000 to 2001 was a result of the larger decline in international pool lighting sales.

Gross Profit

        Gross profit of $11,474,000 in 2002 remained essentially flat with gross profit of $11,447,000 achieved in 2001. However, gross profit margin decreased to 37.0% in 2002 compared to 39.4% in 2001 primarily due to higher freight in and freight out costs in 2002, up $632,000 or 2%, along with lower than normal gross margins on the new Jazz product, down $425,000 or 1.4%, partially offset by higher International margins, up 1%. The Company has taken measures intended to improve margins in future periods by redesigning products for cost reductions and by moving some high-volume products to offshore manufacturing where labor and component cost savings may be achieved. The Company expects gross profit to improve slightly in 2003.

        Gross profit decreased to $11,447,000 in 2001, a 24% decrease as compared to 2000. The pool lighting gross profit margin was 35.4% in fiscal 2001, a decrease of 5.1% as compared to 2000. The decrease was due to increased competition in spa lighting sales which caused margins to decrease of 2%, along with higher fixed costs as a percentage of sales as a result of the decline in overall pool lighting sales of 3%. Commercial lighting gross profit margins improved to 43.4% in fiscal 2001, an increase of 2.8% in 2001 as compared to 2000. The increase was due primarily to higher margins in the German operations in Europe of 2%.

Operating Expenses

        Research and development expenses were $2,290,000 in 2002, a 17% decrease from research and development expenses in 2001 of $2,764,000. The decrease was largely due to the increase in expense credits in 2002 of $331,000 as compared to 2001 from a National Institute of Science and Technology ("NIST") award. Total NIST payments of $874,000 were credited against research and development expenses in 2002. The additional decrease in research and development expense in 2002 came as a result of lower personnel and project costs. Research and development expenses were 7.4% of sales in 2002 compared to 9.5% of sales in 2001. Research and development expenses were $2,764,000 in 2001, a 65% increase over $1,673,000 in research and development expenses in 2000. The increase was largely due to the inclusion in 2001 of development costs that were included in cost of sales in 2000 as production costs incurred as part of the ADLT development agreement of $976,000. These production costs, which were assigned to a development agreement with ADLT in 2000, were categorized as a research and development expense in 2001 and thereafter as a result of the development contract having been completed in 2000. Additional increases in research and development expenses in 2001 were largely a result of staffing up for the NIST project and increases in other project costs of $658,000 partially offset by a credit to research and development expense associated with NIST award funding of $543,000. Research and development expenses were 9.5% of sales in 2001 compared to 4.5% of sales in 2000. The Company expects research and development expenses to decrease in 2003.

        Sales and marketing expenses were $7,907,000 in 2002, a 5% decrease as compared to the $8,371,000 in sales and marketing expenses for 2001. The decrease in sales and marketing expenses was due to lower commissions expenses of $662,000 due to the mid-year discontinuance of the Waterpik agency agreement. These savings were partially offset by increases in personnel and travel expenses for Company sales representatives hired to replace the Waterpik agents. Sales and marketing expenses were 26% of sales in 2002, compared to 29% of sales in 2001. Sales and marketing expenses were $8,371,000 in 2001, a 7% decrease as compared to the $9,038,000 in sales and marketing expenses for 2000. The decrease in sales and marketing expenses was due to lower expenses from offices closed in Virginia and Texas of $427,000 combined with lower sales and marketing expense in pool lighting of $422,000, partially offset by increases in European and other sales and marketing expenses of $182,000. Sales and marketing expenses were 29% of sales in 2001, compared to 24% of sales in 2000. The Company expects sales and marketing expenses to be down slightly in 2003.

        General and administrative expenses were $2,709,000 in 2002, a 25% decrease as compared to $3,627,000 in 2001. The decrease in general and administrative expenses was largely due to a decrease of $444,000 in amortization of goodwill due to a change in accounting method. Previously goodwill was amortized over the life of the acquired assets, whereas in 2002 goodwill is no longer amortized but is subject to an annual impairment test according to Financial Accounting Standards Board ("FASB") 142. The balance of the decrease in general and administrative expense was due to lower personnel, legal and other general and administrative expenses of $474,000. General and administrative expenses were 9% of sales in 2002 as compared to 12% of sales in 2001 and 11% of sales in 2000. General and administrative expenses were $3,627,000 in 2001, a 10% decrease as compared to $4,023,000 in 2000. The decrease in general and administrative expenses was largely due to a charge of $800,000 having been taken in 2000 to increase the allowance for doubtful accounts, whereas there was no such expense in 2001. This decrease was partially offset in 2001 by increases in personnel, legal and other general and administrative expenses of $404,000. The Company expects general and administrative expenses to be relatively flat in 2003.

        Included in total operating expenses for 2000 was a write-off of in-process technology acquired for $938,000 as part of the Unison acquisition in the first quarter. There was no such write-off in total operating expenses in either 2002 or 2001. The $938,000 allocated to in-process technology acquired was for certain lamp and optics technology and certain fiber producing technology the development of which had not yet reached a stage where it was certain that marketable products would result. There is currently no alternative use for this technology as it was designed specifically for the lighting industry. In accordance with generally accepted accounting principles, the amount allocated to in-process technology acquired, which was determined by an independent valuation, was recorded as a charge to expense in the first quarter of 2000.

Other Income and Expenses

        Interest expense, which consists of expense for bank interest, was $66,000 in 2002 as compared to $122,000 in 2001. The decrease in interest expense was a result of lower interest rates experienced in 2002 as compared to 2001. Net interest expense in 2001 increased compared to net interest income of $92,000 in 2000. The increase in interest expense was a result of higher borrowings experienced in the first half of 2001 as compared to the first half of 2000.

        Total interest and other income includes interest income and other non-operating income. This was $41,000 in 2002, virtually the same as in 2001 and up slightly from 2000 levels of $30,000. Income (loss) from the Company's joint venture is recognized under the equity method. This was $16,000 in 2002 compared to $15,000 in 2001 and $4,000 in 2000.

        The Company has certain long-term leases. Payments due under these leases are disclosed in Note 10 of the Consolidated Financial Statements and related Notes included elsewhere in this Report.

Income Taxes

        The Company took a non-cash charge of $2,405,000 to record a valuation allowance against its deferred tax asset in the third fiscal quarter of 2002, in accordance with FASB 109. After an offset for tax benefits taken in 2002, the net tax provision including the charge was $2,078,000. The income tax benefit (provision) rate was (144)% in 2002 as compared to 37% in 2001 and 36% in 2000.

Net Income

        Largely due to the decrease in expenses in 2002, the amount of loss before income taxes decreased by $1,940,000 compared to 2001. After including the net tax charge, the amount of net loss increased to $3,519,000 compared to a net loss of $2,128,000 in 2001. Because the decline of sales and gross profit was significantly greater than the decline in operating expenses, there was a net loss of $2,128,000 in 2001 as compared to the net loss of $454,000 in 2000, representing a 369% change.

        Total write-offs and increased reserves taken in 2000 can be summarized as follows:

Write-off of in-process technology acquired	$938,000
Reserve for accounts receivable deemed not collectible	800,000
Write-down of certain inventories	350,000
Total write-offs and reserves increases	$2,088,000

Purchased in-process research and development

        In February 2000, the Company purchased certain assets of Unison and accounted for the acquisition as a purchase. In the first quarter of 2000 a total of $938,000 was expensed as a write-off of in-process technology acquired. The Company tracks progress against assumptions made at the time of the acquisition for the research and development projects which were included in the in-process technology acquired.

        The total purchase price of approximately $2,550,000 was assigned, based on an independent appraisal, to the fair value of the assets acquired, including $625,000 to tangible assets acquired, $977,000 to identified intangible assets, $938,000 to in process research and development, and $10,000 to goodwill. The in-process research and development was expensed at the acquisition date. The value assigned to this acquired in-process research and development was determined by identifying research projects in areas for which technological feasibility had not been established as of the acquisition date. These projects include the Compound Parabolic Collector ("CPC") project and the extruded large core fiber project. The value was determined by estimating the revenue contribution and the percentage of completion of each of these projects. The projects were deemed to be 56% complete on the date of acquisition, based on leveraging core technologies. The net cash flows were then discounted utilizing a weighted average cost of capital of 35%, which, among other related assumptions, the Company believes to be reasonable. This discount rate takes into consideration the inherent uncertainties surrounding the successful development of the in-process research and development, the expected profitability levels of such technology, and the uncertainty of technological advances that could potentially impact the estimates described above. If these projects are not successfully developed, the

Company's future revenues and achievement of profitability may not be realized. Additionally, the value of other intangible assets acquired may become impaired.

        To date, actual results have been materially consistent with the Company's assumptions at the time of the acquisition. The assumptions primarily consist of a projected completion date for the products to be derived from the in-process technology acquired, the estimated cost required to bring them to completion and the pre-tax profit projected to be derived from these products. The initial illuminators using the CPC technology shipped in the fourth quarter of 2001. While this was later than planned, the profit projected to be achieved from these products was not forecast to be material in fiscal 2000 or 2001. Initial products based on extruded solid core fiber are still under development and are not expected to begin shipping until late 2003, as projected in the development plan at the time of the acquisition. Failure to achieve the expected levels of revenue and net income from these products during the complete life cycle will have a negative impact on the return on investment expected at the time that the acquisition was finalized. This could also cause a reduction in value of other assets related to these development activities.

Liquidity and Capital Resources

        At March 31, 2003, our cash and cash equivalents were $188,000 as compared to $231,000 at December 31, 2002. The Company had short term bank borrowings of $3,765,000 against its line of credit at the end of the first quarter in 2003 compared to $593,000 and an overdraft of $691,000 at the year ended December 31, 2002.

        Cash was decreased during the first three months of fiscal 2003 by a net loss of $622,000 compared to a net loss of $70,000 for the same period in fiscal 2002. After adjusting for depreciation and amortization there was a use of $453,000 of cash in the three months ended March 31, 2003 as compared to a contribution of $185,000 for the same period in fiscal 2002. Additional cash was utilized in the first three months of fiscal 2003 to fund an increase in accounts receivable of $1,499,000, a decrease in accounts payable of $360,000 and a decrease in accrued liabilities of $533,000. After including cash used for working capital, there was a total of $2,740,000 in cash used in operating activities in the first three months of fiscal 2003 compared to $2,626,000 in cash used for operating activities in the first three months of fiscal 2002.

        There was a net utilization of cash of $29,000 in investing activities in the first three months of fiscal 2003 due to the acquisition of fixed assets compared to $111,000 spent on acquiring fixed assets in the first quarter of 2002.

        There was a net contribution of $2,541,000 in cash in the first three months of fiscal 2003 from financing activities. This net contribution came primarily as the result of proceeds from additional short-term bank borrowings of $3,167,000.

        As a result of the cash used in operating and investing activities and the cash provided by financing activities, there was a net use of cash in the first three months of fiscal 2003 of $43,000 that resulted in an ending cash balance of $188,000. This compares to a net contribution of $571,000 in cash for the same period in fiscal 2002 resulting in an ending cash balance of $1,155,000 for that period.

        As of December 31, 2002, cash and cash equivalents were $231,000 as compared to $584,000 as of December 31, 2001. There was a net utilization of cash in the amount of $1,872,000 from operating activities in 2002. This was a result of cash utilized to fund the loss of $3,519,000, offset by a change in deferred tax of $2,035,000 and depreciation and amortization of $1,086,000, along with cash utilized to fund increases in inventories of $1,239,000 and other cash uses of $235,000. In addition, cash for investing activities totaling $793,000 was used to fund acquisitions of fixed assets, $142,000 of which was used to acquire tooling for new products released in 2002 and scheduled to be introduced in 2003. Cash from financing activities amounted to $2,213,000 in 2002 and related primarily to proceeds from issuances of common stock of $972,000 from a private placement completed in the first fiscal quarter of 2002, along with bank borrowings of $522,000 and a bank overdraft of $691,000. Total cash utilization in 2002 was $353,000 as compared to the utilization of cash in 2001 of $646,000. Cash balances decline during the first quarter of each fiscal year, but then increase in the third quarter as a result of the seasonal variance in cash needs of the Company, primarily as a result of the seasonal purchasing and payment patterns in the pool industry.

        The Company has a $5,000,000 Loan and Security Agreement (Accounts Receivable and Inventory) dated December 7, 2001, with Comerica Bank bearing interest equal to prime plus 0.25% per annum computed daily or a fixed rate term option of LIBOR plus 3%. Borrowings under this Loan and Security Agreement are collateralized by the Company's assets and intellectual property. Specific borrowings are tied to accounts receivable and inventory balances, and the Company must comply with certain covenants with respect to effective net worth and financial ratios. At March 31, 2003, the Company was not in conformity with its net worth and debt to equity covenants for its U. S. operation. The Company obtained a waiver from Comerica Bank for the non-conformity as of that date, however there can be no guarantee that they will waive any future violations. The agreement is cancelable upon 30 days notice of either party. The Company had borrowings of $3,671,000 and $416,000 against this facility as of March 31, 2003 and December 31, 2002, respectively.

        The Company also has a $394,000 (in UK pounds sterling based on the exchange rate at March 31, 2003) bank overdraft agreement with Lloyds Bank Plc through its UK subsidiary. There were no borrowings against this facility as of March 31, 2003 and December 31, 2002.

        The Company has a $633,000 (in Euros, based on the exchange rate at March 31, 2003) bank borrowing facility in Germany with Sparkasse Neumarkt Bank for the German office facility. As of March 31, 2003 and December 31, 2002, the Company had a total borrowing of $450,000 and $484,000 against this credit facility, respectively. Additionally, there is a revolving line of credit of $220,000 (in Euros, based on the exchange rate at the end of March 31, 2003) with Sparkasse Neumarkt Bank. As of March 31, 2003 and December 31, 2002, there was a total borrowing of $94,000 and $142,000 against this facility, respectively.

	Borrowings By German Subsidiary	Non- Cancelable Operating Leases
2003	$177	$855
2004	—	881
2005	—	917
2006	—	717
Thereafter	449	—
	$626	$4,241

        Additionally, the Company has issued warrants for the purchase of 100,000 shares of common stock on a contingency basis to the former shareholders of Lightly Expressed, Inc., a company which the Company acquired in 2000. Under the terms of these warrants, if the contingencies are met, the Company may be required to pay cash in lieu of shares of the Company's stock. The Company is not able to predict the amount of cash which might be paid out under this arrangement, if any.

        In a March 2002 private placement, the Company sold 328,633 shares of common stock, for net proceeds of $972,000 (net of fees and expenses). In addition, each purchaser was issued a warrant to purchase a number of shares of the Company's common stock equal to 20% of the number of shares of common stock purchased by such purchaser in the offering. The purchase price of the common stock was $3.00 per share, which was based on a 8.8% discount on the 10 day average price as of March 14, 2002. The purchase price of the common stock for insiders who participated in the offering was $3.35, which was the higher of (1) the price on the closing date or (2) the 10 day average price as of March 14, 2002, plus a $.03 premium because of the issuances of the warrants. The warrants have an initial exercise price of $4.30 per share, with a life of 5 years.

        The Company incurred a net loss of $622,000 for the quarter ended March 31, 2003 and $3,519,000 for the fiscal year ended December 31, 2002. As of March 31, 2003, the Company has an accumulated deficit of $5,800,000. Management believes funds generated from operations in 2003 along with its available bank line (Note 3 of the Notes to Unaudited Condensed Consolidated Financial Statements and Note 9 of the Notes of the Consolidated Financial Statements) will be sufficient to finance the Company's operations at current levels for the next twelve months. However, the Company is evaluating and may need to pursue additional equity or debt financing in the near future in order address the Company's capital requirements and overall business objectives. There can be no assurance that such financing will be available, or if available at a price that is acceptable to the Company. Furthermore, any additional equity financing may be dilutive to stockholders, and debt financing, if available, may involve restrictive covenants. Strategic arrangements, if necessary to raise additional funds, may require the Company to relinquish its rights to certain of its technologies or products. In addition, management plans to make certain expense reductions during the second quarter of 2003 in those parts of the Company's operations which the Company does not expect to affect the EFO product launch. Failure to generate sufficient revenues, raise additional capital or reduce certain discretionary spending could have an adverse impact on the Company's business, operating results and financial condition, as well as its ability to achieve its intended business objectives.

DARPA Research and Development Contract

        In February 2003, the Company was awarded an R&D contract with the United States Department of Defense. The Defense Advanced Research Projects Agency ("DARPA") contract calls for payments of $6,818,000 to the Company over three years based on achievement of various R&D milestones. Upon achievement of these milestones, $2,115,000, $2,599,000 and $2,104,000 will be paid to the Company during the calendar years ended December 31, 2003, 2004 and 2005, respectively. The milestones are for work to be performed in developing fiber optic illuminators and fixtures for installation on ships and planes. Funds for the first year have budget approval and funds for subsequent years will be released upon budget approval for those years.

Critical Accounting Policies

        The preparation of financial statements requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingencies and the reported amounts of revenue and expenses in the financial statements. Material differences may result in the amount and timing of revenue and expenses if different judgments or different estimates were utilized. See note 2 of notes to consolidated financial statements contains a discussion of the Company's significant accounting policies. Critical accounting policies, judgments and estimates which we believe have the most significant impact on the Company's financial statements are set forth below:

  •
  Revenue recognition;

  •
  Allowances for doubtful accounts, returns and discounts;

  •
  Valuation of inventories; and

  •
  Accounting for income taxes.

Revenue Recognition

        The Company recognizes revenue upon: (1) receipt of a purchase order from the customer or completion of a sales agreement with the customer; (2) shipment of the product has occurred or services have been provided; and (3) the sales price is fixed or determinable and collectibility is reasonably assured. Revenue from product sales is generally recognized upon shipment, and allowances are provided for estimated returns, discounts and warranties. Such allowances are adjusted periodically to reflect actual and anticipated returns, discounts and warranty expenses. Revenue on sales that include services such as design, integration and installation is generally recognized using the percentage-of-completion method. Under the percentage-of-completion method, revenue recognized reflects the portion of the anticipated contract revenue that has been earned, equal to the ratio of labor costs expended to date to anticipated final labor costs, based on current estimates of labor costs to complete the project. The Company's products are generally subject to warranties, and the Company provides for the estimated future costs of repair, replacement or customer accommodation in costs of sales. Fees for research and development services are determined on a cost-plus basis and are recognized as revenue when performed.

        The Company recognizes shipments to pool lighting distributors as revenue upon shipment. Estimated sales returns are recorded upon recognition of revenues from distributors having rights of return, including exchange rights for unsold products. Historically, there have been minimal returns. Shipments made to commercial lighting representatives and distributors are also recognized as revenue upon shipment because in these instances the representative or distributor is acting as a pass-through agent to a specific lighting project for which the Company has an existing contract or purchase order.

        Revenue recognition in each period is dependent on our application of these accounting policies. Our application of percentage-of-completion accounting is subject to our estimates of labor costs to complete each project. In the event that actual results differ from these estimates or we adjust these estimates in future periods, our operating results for a particular period could be materially affected.

Allowances for Doubtful Accounts, Returns and Discounts

        The Company establishes allowances for doubtful accounts, returns and discounts for specifically identified doubtful accounts, returns and discounts based on credit profiles of our customers, current economic trends, contractual terms and conditions and historical payment, return and discount experience. For each year ended December 31, the allowance for doubtful accounts, returns and discounts was $1,034,000 for 2002, $1,334,000 for 2001 and $2,178,000 for 2000. The amount charged to revenue for returns and discounts was $956,000 in 2002, $1,487,000 in 2001 and $1,357,000 in 2000. The amount charged to expenses for doubtful accounts was $78,000 in 2002, $274,000 in 2001 and $936,000 in 2000. In the event that actual returns, discounts and bad debts differ from these estimates or we adjust these estimates in future periods, our operating results and financial position could be materially affected.

Valuation of Inventories

        The Company states inventories at the lower of standard cost (which approximates actual cost determined using the first-in-first-out method) or market. The Company establishes provisions for excess and obsolete inventories after evaluation of historical sales, current economic trends, forecasted sales, product lifecycles and current inventory levels. During 2002, $201,000 was charged to cost of sales for excess and obsolete inventories. Adjustments to our estimates, such as forecasted sales and expected product lifecycles, could harm our operating results and financial position could be materially affected.

Accounting for Income Taxes

        As part of the process of preparing our consolidated financial statements, we are required to estimate our income tax liability in each of the jurisdictions in which we do business. This process involves estimating our actual current tax expense together with assessing temporary differences resulting form differing treatment of items, such as deferred revenues, for tax and accounting purposes.

These differences result in deferred tax assets and assets and liabilities, which are included in our consolidated balance sheet. We must then assess the likelihood that these deferred tax assets will be recovered from future taxable income and, to the extent we believe that recovery is not more likely than not or is unknown, we must establish a valuation allowance.

        Significant management judgment is required in determining our provision for income taxes, our deferred tax assets and liabilities and any valuation allowance recorded against our deferred tax assets. At December 31, 2002, we have recorded a full valuation allowance of $2.4 million against our deferred tax assets, due to uncertainties related to our ability to utilize our deferred tax assets, primarily consisting of certain net operating losses carried forward. The valuation allowance is based on our estimates of taxable income by jurisdiction and the period over which our deferred tax assets will be recoverable.

Recent Pronouncements

        In November 2002, the Financial Accounting Standard Board ("FASB") issued FASB Interpretation No. 45 ("FIN 45"), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." FIN 45 requires that a liability be recorded in the guarantor's balance sheet upon issuance of a guarantee. In addition, FIN 45 requires disclosures about the guarantees that an entity has issued, including a reconciliation of changes in the entity's product warranty liabilities. The initial recognition and initial measurement provisions of FIN 45 are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, irrespective of the guarantor's fiscal year-end. The disclosure requirements of FIN 45 are effective for financial statements of interim or annual periods ending after December 15, 2002. The Company has adopted FIN 45 and this adoption has not had any material impact financial position or results of operations.

        In November 2002, the Emerging Issues Task Force ("EITF") reached a consensus on Issue No. 00-21, "Revenue Arrangements with Multiple Deliverables." EITF Issue No. 00-21 provides guidance on how to account for arrangements that involve the delivery or performance of multiple products, services and/or rights to use assets. The provisions of EITF Issue No. 00-21 will apply to revenue arrangements entered into in fiscal periods beginning after June 15, 2003. The provisions of EITF Issue No. 00-21 will apply to revenue arrangements entered into in fiscal periods beginning after June 15, 2003. Management does not expect the adoption of EITF Issue No. 00-21 to have a material impact on the Company's financial position or results of operations.

        In January 2003, the FASB issued FASB Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51." FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is effective immediately for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period beginning after June 15, 2003. Management is still assessing the impact of FIN 46 on the Company's financial position and results of operations.

Factors That May Affect Results

Our quarterly operating results are subject to fluctuations caused by many factors which could result in decreased revenues and a drop in the price of our common stock.

        Our quarterly operating results can vary significantly depending upon a number of factors. It is difficult to predict the lighting market's acceptance of and demand for our products on a quarterly basis, and the level and timing of orders received can fluctuate substantially. Our sales volumes also fluctuate. Historically we have shipped a substantial portion of our quarterly sales in the last month of each of the second and fourth quarters of the year. Our product development and marketing expenditures may vary significantly from quarter to quarter and are made well in advance of potential resulting revenue. Significant portions of our expenses are relatively fixed in advance based upon our forecasts of future sales. If sales fall below our expectations in any given quarter, we will not be able to make any significant adjustment in our operating expenses, and our operating results will be adversely affected.

Our sales are dependent upon new construction levels and are subject to seasonal general economic trends.

        Sales of our pool and spa lighting products, which currently are available only with newly constructed pools and spas, depend substantially upon the level of new construction of pools. Sales of commercial lighting products also depend significantly upon the level of new building construction and renovation. Construction levels are affected by housing market trends, interest rates and the weather. Because of the seasonality of construction, our sales of swimming pool and commercial lighting products, and thus our overall revenues and income, have tended to be significantly lower in the first and third quarter of each year. Various economic and other trends may alter these seasonal trends from year to year, and we cannot predict the extent to which these seasonal trends will continue. Recent and continued weakness in the U.S. economy may continue to affect construction and our business. Additionally, some business segments, such as themed entertainment, remain weak as a result of reduced air travel following the September 11 tragedy and the outbreak and spread of Severe Acute Respiratory Syndrome, or SARS. Themed entertainment is a key source of revenues for the Company's commercial lighting segment and continued softness of this industry will potentially have a material negative effect on the Company's future commercial lighting sales.

If we are not able to successfully develop, manufacture, market and sell our new products, our operating results will decline.

        We expect to introduce additional new products in 2003 in the Pool and Spa Lighting and Commercial Lighting markets. Delivery of these products may cause the Company to incur additional unexpected research and development expenses. We could have difficulties manufacturing these new products as a result of our inexperience with them or the costs could be higher than expected. Also, it is difficult to predict whether the market will accept these new products. If any of these new products fails to meet expectations, our operating results will be adversely affected.

We operate in markets that are intensely and increasingly competitive.

        Competition is increasing in a number of our markets. A number of companies offer directly competitive products, including fiber optic lighting products for downlighting, display case and water lighting, and neon and other lighted signs. The Company is also experiencing competition from light emitting diode products ("LED") in water lighting and in neon and other lighted signs. Our competitors include some very large and well-established companies such as Philips, Schott, 3M, Bridgestone, Pentair, Mitsubishi and Osram/Siemens. All of these companies have substantially greater financial, technical and marketing resources than we do. We anticipate that any future growth in fiber optic lighting will be accompanied by continuing increases in competition, which could adversely affect our operating results if we cannot compete effectively.

We rely on intellectual property and other proprietary information that may not be protected and that may be expensive to protect.

        We currently hold 38 patents. There can be no assurance, however, that our issued patents are valid or that any patents applied for will be issued. We have a policy of seeking to protect our intellectual property through, among other things, the prosecution of patents with respect to certain of our technologies. There are many issued patents and pending patent applications in the field of fiber optic technology, and certain of our competitors hold and have applied for patents related to fiber optic lighting. Although, to date, we have not been involved in litigation challenging our intellectual property rights or asserting intellectual property rights of others, we have in the past received communications from third parties asserting rights in our patents or that our technology infringes intellectual property rights held by such third parties. Based on information currently available to us, we do not believe that any such claims involving our technology or patents are meritorious. However, we may be required to engage in litigation to protect our patent rights or to defend against the claims of others. In the event of litigation to determine the validity of any third party claims or claims by us against such third party, such litigation, whether or not determined in our favor, could result in significant expense and divert the efforts of our technical and management personnel, regardless of the outcome of such litigation.

We rely on distributors for a significant portion of our sales, and terms and conditions of sales are subject to change with very little notice.

        Most of the Company's products are sold through distributors and the Company does not have long-term contracts with its distributors. Some of these distributors are quite large, particularly in the pool products market. If these distributors significantly change their terms with the Company or change their historical pattern of ordering products from the Company, there could be a significant impact on the Company's revenues and profits.

We depend on key employees in a competitive market for skilled personnel, and the loss of the services of any of our key employees could materially affect our business.

        The Company's future success will depend to a large extent on the continued contributions of certain employees, many of whom would be difficult to replace. The future success of the Company also will depend on its ability to attract and retain qualified technical, sales, marketing and management personnel, for whom competition is intense. The loss of or failure to attract and retain any such persons could delay product development cycles, disrupt the Company's operations or otherwise harm the Company's business or results of operations.

We depend on a limited number of suppliers from whom we do not have a guarantee to adequate supplies, increasing the risk that loss of or problems with a single supplier could result in impaired margins, reduced production volumes, strained customer relations and loss of business.

        Mitsubishi is the sole supplier of the Company's fiber, other than the large core fiber the Company manufactures based on technology acquired in the Unison transaction. The Company also relies on a sole source for certain lamps, reflectors, thin film coating, remote control devices and power supplies. The loss of one or more of the Company's suppliers could result in delays in the shipment of products, additional expense associated with redesigning products, impaired margins, reduced production volumes, strained customer relations and loss of business or otherwise harm our results of operations.

We depend on ADLT for a number of components for our products. ADLT has recently filed for Chapter 11 bankruptcy This could result in an interruption of supply for these components.

        ADLT supplies the Company with certain lamps, power supplies, reflectors and coatings. The Company has identified alternative suppliers for these components, but there could be an interruption of supply if a transition to a new supplier were required.

We are becoming increasingly dependent on foreign sources of supply for many of our components and in some cases complete assemblies, which due to distance or political events may result in a lack of timely deliveries.

        In order to save costs, the Company is continually seeking off-shore supply of components and assemblies. This results in longer lead times for deliveries which can mean less responsiveness to sudden changes in market demand for the products involved. Some of the countries where components are sourced may be less stable politically than the U.S. and this could lead to an interruption of the delivery of key components.

The Company has experienced negative cash flow from operations and may continue to do so in the future. The Company may need to raise additional capital in the near future, but its ability to do so may be limited.

        While the Company has historically been able to fund cash needs from operations, from bank lines of credit or from capital markets, due to competitive, economic or other factors there can be no assurance that the Company will continue to be able to do so. If the Company's capital resources are insufficient to satisfy its liquidity requirements and overall business objectives the Company may seek to sell additional equity securities or obtain debt financing. Adverse business conditions due to a continued weak economic environment or a weak market for the Company's products have led to and may lead to continued negative cash flow from operations, which may require the Company to raise additional financing, including equity financing. Any equity financing may be dilutive to stockholders, and debt financing, if available, will increase expenses and may involve restrictive covenants. The Company may be required to raise additional capital, at times and in amounts, which are uncertain, especially under the current capital market conditions. Under these circumstances, if the Company is unable to acquire additional capital or is required to raise it on terms that are less satisfactory than desired, it may have a material adverse effect on the Company's financial condition, which could require the Company to curtail its operations significantly, sell significant assets, seek arrangements with strategic partners or other parties that may require it to relinquish significant rights to products, technologies or markets, or explore other strategic alternatives including a merger or sale of the Company.

Other Factors

        Our business is subject to additional risks that could materially and adversely affect our future business, including:

  •
  manufacturing risks, including the risks of shortages in materials or components necessary to our manufacturing and assembly operations, the risks of increases in the prices of raw materials and components and the risks of being unable to achieve certain gross profit margin improvements; risks in changes in competitor prices which the Company would need to respond to;

  •
  risks in changes in competitor prices which the Company would need to respond to;

  •
  sales and distribution risks, such as risks of changes in product mix or distribution channels that result in lower margins;

  •
  risks of the loss of a significant distributor or sales representative;

  •
  risks of the loss of or substantial decrease in orders by a significant customer or swimming pool builder, such as South Central Pools;

  •
  risks of the effects of volume discounts that we grant from time to time to our larger customers, including reduced profit margins;

  •
  risks of product returns and exchanges, as we cannot be assured that we will not experience component problems in the future that could require increased warranty reserves and manufacturing costs;

  •
  risks associated with product development and introduction problems, such as increased research, development and marketing expenses associated with new product introductions;

  •
  risks associated with inventory control and the Company's ability to forecast future sales and manage its inventory levels;

  •
  dependence on collaborating with third parties, which are not subject to material contractual commitments, to augment the Company's research and development efforts; and

  •
  risks associated with delays in the introduction of new products and technologies, including lost sales, loss of customer confidence and loss of market share.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

        At March 31, 2003, the Company had $24,000 in cash held in foreign currencies as translated at period end foreign currency exchange rates. The balances for cash held overseas in foreign currencies are subject to exchange rate risk. The Company has a policy of maintaining cash balances in local currencies unless an amount of cash is occasionally transferred in order to repay intercompany debts.

        The Company has a $633,000 (in Euros, based on the exchange rate at March 31, 2003) bank borrowing facility in Germany with Sparkasse Neumarkt Bank for the German office facility. As of March 31, 2003, the Company had a total borrowing of $450,000 against this credit facility. Additionally, there is a revolving line of credit of $220,000 (in Euros, based on the exchange rate at the end of March 31, 2003) with Sparkasse Neumarkt Bank. As of March 31, 2003, there was a total borrowing of $94,000 against this facility.

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Fiberstars, Inc.
Fremont, California

        In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, comprehensive income (loss), shareholders' equity and cash flows present fairly, in all material respects, the financial position of Fiberstars, Inc. and its subsidiaries (the Company) at December 31, 2002 and 2001 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        As discussed in Note 6 to the consolidated financial statements, effective January 1, 2002, the Company ceased amortization of its goodwill on adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets."

PricewaterhouseCoopers LLP
February 14, 2003, except for Note 16, for
which the date is March 17, 2003

FIBERSTARS, INC. AUDITED CONSOLIDATED BALANCE SHEETS

December 31, 2002 and 2001

(amounts in thousands except share amounts)

	2002	2001
ASSETS
Current assets:
Cash and cash equivalents	$231	$584
Accounts receivable, net of allowances for doubtful accounts of $435 in 2002 and $415 in 2001	5,208	4,802
Notes and other receivables	239	209
Inventories	6,808	5,423
Prepaids and other current assets	343	623
Deferred income taxes	—	1,441
Total current assets	12,829	13,082
Fixed assets, net	2,581	2,600
Goodwill, net	4,032	4,537
Intangibles, net	462	—
Other assets	197	279
Deferred income taxes	—	936
Total assets	$20,101	$21,434
LIABILITIES
Current liabilities:
Accounts payable	$2,011	$2,395
Accruals and other current liabilities	2,117	2,088
Bank overdraft	691	—
Short-term bank borrowings	593	101
Total current liabilities	5,412	4,584
Long-term bank borrowings	449	419
Total liabilities	5,861	5,003
Commitments and contingencies (Note 10).
SHAREHOLDERS' EQUITY
Preferred stock, par value $0.0001 per share:
Authorized: 2,000,000 shares in 2002 and 2001
Issued and outstanding: no shares in 2002 and 2001
Common stock, par value $0.0001 per share:
Authorized: 30,000,000 shares in 2002 and 2001
Issued and outstanding: 4,667,321 shares in 2002 and 4,328,514 shares in 2001	1	1
Additional paid-in capital	19,611	18,563
Notes receivable from shareholder	(75)	(75)
Accumulated other comprehensive loss	(119)	(399)
Accumulated deficit	(5,178)	(1,659)
Total shareholders' equity	14,240	16,431
Total liabilities and shareholders' equity	$20,101	$21,434

The accompanying notes are an integral part of these financial statements

FIBERSTARS, INC. AUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

For the years ended December 31, 2002, 2001 and 2000

(amounts in thousands except per share amounts)

	2002	2001	2000
Net sales	$30,960	$29,053	$36,921
Cost of sales	19,486	17,606	21,902
Gross profit	11,474	11,447	15,019
Operating expenses:
Research and development	2,290	2,764	1,673
Sales and marketing	7,907	8,371	9,038
General and administrative	2,709	3,627	4,023
Write-off of in-process technology acquired	—	—	938
Total operating expenses	12,906	14,762	15,672
Loss from operations	(1,432)	(3,315)	(653)
Other income (expense):
Equity in joint venture's income	16	15	4
Interest and other income	41	41	30
Interest expense	(66)	(122)	(92)
Loss before income taxes	(1,441)	(3,381)	(711)
Benefit from (provision for) income taxes	(2,078)	1,253	257
Net loss	$(3,519)	$(2,128)	$(454)
Net loss per share—basic and diluted	$(0.70)	$(0.45)	$(0.10)
Shares used in per share calculation—basic and diluted	5,028	4,756	4,572

The accompanying notes are an integral part of these financial statements

FIBERSTARS, INC. AUDITED CONSOLIDATED STATEMENTS OF
COMPREHENSIVE INCOME (LOSS)

For the years ended December 31, 2002, 2001 and 2000

(amounts in thousands)

	2002	2001	2000
Net loss	$(3,519)	$(2,128)	$(454)
Other comprehensive loss:
Foreign currency translation adjustments	444	(192)	(196)
Income tax benefit (provision)	(164)	71	71
Comprehensive loss	$(3,239)	$(2,249)	$(579)

The accompanying notes are an integral part of these financial statements

FIBERSTARS, INC. AUDITED CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

For the years ended December 31, 2002, 2001 and 2000

(amounts in thousands)

	Common Stock			Notes Receivable From Shareholder	Accumulated Other Comprehensive Loss	(Accumulated Deficit) Retained Earnings
			Additional Paid-In Capital
	Shares	Amount					Total
Balances, December 31, 1999	4,004	$—	$13,973	$(75)	$(153)	$923	$14,668
Exercise of common stock options	180	1	777				778
Tax benefit from exercise of stock options			174				174
Issuance of common stock under employee stock purchase plan	4		22				22
Issuance of common stock for acquisitions	100		775				775
Warrants issued during the year			2,722				2,722
Foreign exchange rate translation adjustment					(125)		(125)
Net loss						(454)	(454)
Balances, December 31, 2000	4,288	1	18,443	(75)	(278)	469	18,560
Exercise of common stock options	28		81				81
Issuance of common stock under employee stock purchase plan	12		39				39
Foreign exchange rate translation adjustment					(121)		(121)
Net loss						(2,128)	(2,128)
Balances, December 31, 2001	4,328	1	18,563	(75)	(399)	(1,659)	16,431
Issuance of common stock—private placement	329		972				972
Non-employee stock based compensation			48				48
Issuance of common stock under employee stock purchase plan	10		28				28
Foreign exchange rate translation adjustment					280		280
Net loss						(3,519)	(3,519)
Balances, December 31, 2002	4,667	$1	$19,611	$(75)	$(119)	$(5,178)	$14,240

The accompanying notes are an integral part of these financial statements

FIBERSTARS, INC. AUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the years ended December 31, 2002, 2001 and 2000

(amounts in thousands)

	2002	2001	2000
Cash flows from operating activities:
Net loss	$(3,519)	$(2,128)	$(454)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,086	1,426	1,513
Write-off of in-process technology acquired	—	—	938
Provision for doubtful accounts receivable	78	274	936
Non-employee stock based compensation	48	—	—
Deferred income taxes	2,035	(808)	(750)
Equity in joint venture	(16)	(15)	(4)
Changes in assets and liabilities:
Accounts receivable, trade	314	2,210	(1,785)
Inventories	(1,239)	218	(1,369)
Prepaid and other current assets	334	(213)	63
Other assets	151	(173)	(222)
Accounts payable	(344)	(1,101)	926
Accruals and other current liabilities	(171)	89	(437)
Total adjustments	1,647	1,907	(191)
Net cash used in operating activities	(1,872)	(221)	(645)
Cash flows from investing activities:
Repayment of loans made under notes receivable	—	—	79
Acquisition of fixed assets	(793)	(530)	(935)
Net cash used in investing activities	(793)	(530)	(856)
Cash flows from financing activities:
Proceeds from issuances of common stock	1,000	119	974
Proceeds from (repayments of) long-term bank borrowings	30	(38)	(101)
Proceeds from short-term bank borrowings	492	93	1,500
Repayment of short-term bank borrowings	—	—	(1,500)
Bank overdraft	691	—
Net cash provided by financing activities	2,213	174	873
Effect of exchange rate changes on cash	99	(69)	(46)
Net decrease in cash and cash equivalents	(353)	(646)	(674)
Cash and cash equivalents, beginning of year	584	1,230	1,904
Cash and cash equivalents, end of year	$231	$584	$1,230
Supplemental information:
Interest paid	$42	$122	$93
Fully depreciated assets disposed of	$1,544	$—	$—
Income taxes paid (received)	$(636)	$276	$577

        The Company purchased certain businesses during 2000. In conjunction with the acquisitions, assets and liabilities were assumed as follows:

Fair value of assets acquired	$3,497
Capital stock and warrants issued	(3,497)
Liabilities assumed	$0

The accompanying notes are an integral part of these financial statements

FIBERSTARS, INC. NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

1.    Nature of Operations:

        Fiberstars, Inc. (the "Company") develops and assembles lighting products using fiber optic technology for commercial lighting and swimming pool and spa lighting applications. The Company markets its products for worldwide distribution primarily through independent sales representatives, distributors and swimming pool builders.

2.    Summary of Significant Accounting Policies:

        Basis of Presentation: The consolidated financial statements include the accounts of Fiberstars, Inc. and its subsidiaries. All significant intercompany balances and transactions have been eliminated.

        The Company incurred a net loss of $3,519,000 for the year ended December 31, 2002 and has an accumulated deficit of $5,178,000. Management believes funds generated from operations in 2003 along with its available bank line (Note 9 of the Notes to Consolidated Financial Statements) will be sufficient to finance the Company's operations for the next twelve months. However, the Company is evaluating and may pursue additional equity or debt financing in order to address the Company's overall business objectives. There can be no assurance that such financing will be available, or if available at a price that is acceptable to the Company. In addition, management plans to make certain expense reductions during the second quarter of 2003 in those parts of the Company's operations which will not affect the EFO product launch. Failure to generate sufficient revenues, raise additional capital or reduce certain discretionary spending could have an adverse impact on the Company's ability to achieve its intended business objectives.

        Certain prior period amounts have been reclassified to conform to the current year's presentation. Use of Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates. Cash Equivalents: The Company considers all highly liquid investments purchased with a remaining maturity of three months or less to be cash equivalents. Investments in Joint Ventures: The Company records its investments in joint ventures under the equity method of accounting. Fair Value of Financial Instruments: Carrying amounts of certain of the Company's financial instruments including cash and cash equivalents, short-term investments, accounts receivable and accounts payable approximate fair value due to their short maturities. Based on borrowing rates currently available to the Company for loans with similar terms, the carrying value of long-term debt obligations also approximates fair value. Revenue Recognition: The Company recognizes revenue upon: (1) receipt of a purchase order from the customer or completion of a sales agreement with the customer; (2) shipment of the product has occurred or services have been provided; and (3) the sales price is fixed or determinable and collectibility is reasonably assured. Revenue from product sales is generally recognized upon shipment, and allowances are provided for estimated returns, discounts and warranties. Such allowances are adjusted periodically to reflect actual and anticipated returns, discounts and warranty expenses. Revenue on sales that includes services such as design, integration and installation is generally recognized using the percentage-of-completion method. Under the percentage-of-completion method, revenue recognized reflects the portion of the anticipated contract revenue that has been earned, equal to the ratio of labor costs expended to date to anticipated final labor costs, based on current estimates of labor costs to complete the project. The Company's products are generally subject to warranties, and the Company provides for the estimated future costs of repair, replacement or customer accommodation in costs of sales. Fees for research and development services are determined on a cost-plus basis and are recognized as revenue when performed.

        The Company recognizes shipments to pool lighting distributors as revenue upon shipment. Estimated sales returns are recorded upon recognition of revenues from distributors having rights of return, including exchange rights for unsold products. Shipments made to commercial lighting representatives and distributors are also recognized as revenue upon shipment because in these instances the representative or distributor is acting as a pass-through agent to a specific lighting project for which the Company has an existing contract or purchase order. Inventories: The Company states inventories at the lower of standard cost (which approximates actual cost determined using the first-in-first-out method) or market. The Company establishes provisions for excess and obsolete inventories after evaluation of historical sales, current economic trends, forecasted sales, product lifecycles and current inventory levels. Charges to cost of sales for excess and obsolete inventories amounted to $201,000, $155,000 and $377,000 in 2002, 2001 and 2000, respectively. Income Taxes: As part of the process of preparing our consolidated financial statements, we are required to estimate our income tax liability in each of the jurisdictions in which we do business. This process involves estimating our income tax liability in each of the jurisdictions in which we do business. This process involves estimating our actual current tax expense together with assessing temporary differences resulting form differing treatment of items, such as deferred revenues, for tax and accounting purposes. These differences result in deferred tax assets and assets and liabilities, which are included in our consolidated balance sheet. We must then assess the likelihood that these deferred tax assets will be recovered from future taxable income and, to the extent we believe that recovery is not more likely than not or unknown, we must establish a valuation allowance.

        Significant management judgment is required in determining our provision for income taxes, our deferred tax assets and liabilities and any valuation allowance recorded against our deferred tax assets. At December 31, 2002, we have recorded a full valuation allowance of $2,405,000 against our deferred tax assets, due to uncertainties related to our ability to utilize our deferred tax assets, primarily consisting of certain net operating losses carried forward. The valuation allowance is based on our estimate of taxable income by jurisdiction and the period over which our deferred tax assets will be recoverable. Long-lived Assets: Tangible assets represent purchased intangible assets and the excess of acquisition cost over the fair value of tangible and identified intangible net assets the businesses acquired or goodwill. Fixed assets are stated at cost and depreciated using the straight-line method over the estimated useful lives of the related assets (two to five years). Leasehold improvements are amortized on a straight-line basis over their estimated useful lives or the lease term, whichever is shorter, generally 3 to 7 years. Intangible assets from acquisitions are amortized on a straight-line basis over the estimated life of the assets acquired, but in no case for a period longer than 10 years. When events or changes in circumstances indicate that assets may be impaired, an evaluation is performed comparing the estimated future undiscounted cash flows associated with the asset to the asset's carrying amount to determine if a write-down to market value or discounted cash flow is required. Certain Risks and Concentrations: The Company invests its excess cash in deposits and high-grade short-term securities with two major banks.

        The Company sells its products primarily to commercial lighting distributors and residential pool distributors and pool installation contractors in North America, Europe and the Far East. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. Although the Company maintains allowances for potential credit losses that it believes to be adequate, a payment default on a significant sale could materially and adversely affect its operating results and financial condition. At December 31, 2002, one customer accounted for 13% of accounts receivable and at December 31, 2001, the same customer accounted for 10% of accounts receivable. The customer also accounted for 9%, 8% and 9% of net sales in 2002, 2001 and 2000, respectively.

        The Company currently buys all of its small diameter stranded fiber, the main component of most of its products, from one supplier. There are a limited number of fiber suppliers, and even if an alternative supplier were obtained, a change in suppliers could cause delays in manufacturing and a possible loss of sales which would adversely affect operating results.

        The Company also relies on sole source suppliers for certain lamps, reflectors, remote control devices and power supplies. Although the Company cannot predict the effect that the loss of one or more of such suppliers would have on the Company, such loss could result in delays in the shipment of products and additional expenses associated with redesigning products and could have a material adverse effect on the Company's operating results. Research and Development: Research and development costs are charged to operations as incurred. In 2001 the Company received a federal grant under National Institute of Standards and Technology ("NIST") for up to $2,000,000 over three years for research and development of solid core fiber for lighting purposes. This award provided the Company with $520,000 in funding for the eleven month period beginning November 2000 and ended September 2001 and $914,000 for the one-year period ended September 2002, and the Company has received approval to spend an additional $566,000 for the one-year period ending September 2003. The Company records the amount of NIST funding for each period as a credit to research and development expense. During the Company's fiscal years ended December 31, 2002, 2001 and 2000, a total of $874,000, $543,000 and $76,000 were recorded respectively, as a credit to research and development expenses under the NIST grant. The accounting for the NIST contract is subject to independent audit for each year of the award ending October 31. Earnings Per Share: Basic EPS is computed by dividing income (loss) available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted EPS is computed giving effect to all dilutive potential common shares that were outstanding during the period. Dilutive potential common shares consist of incremental shares upon exercise of stock options.

        A reconciliation of the numerator and denominator of basic and diluted EPS is provided as follows (in thousands, except per share amounts):

	Years Ended December 31,
	2002	2001	2000
Numerator—Basic and Diluted EPS
Net loss	$(3,519)	$(2,128)	$(454)
Denominator—Basic and Diluted EPS
Weighted average shares outstanding	5,028	4,765	4,572
Basic and diluted loss per share	$(0.70)	$(0.45)	$(0.10)

        The shares outstanding used for calculating basic and diluted EPS includes 445,000 shares of common stock issuable for no cash consideration upon exercise of certain exchange provisions of warrants held by ADLT (see Note 5).

        Options and warrants to purchase 1,598,076 shares, 1,529,678 shares and 1,667,861 shares of common stock were outstanding at December 31, 2002, 2001 and 2000, respectively, but were not included in the calculations of diluted EPS because their exercise prices were greater than the average fair market price of the common shares. Stock-Based Compensation: As of December 31, 2002, the Company has four stock-based employee compensation plans, which are described more fully in Note 11. The Company accounts for those plans under the recognition and measurement principles of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations. No stock-based employee compensation cost is reflected in net income, as all options granted under those plans had an exercise price equal to the market value of the underlying common stock on the date of grant. The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value recognition provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation.

(in thousands, except per share amounts):

	Years Ended December 31,
	2002	2001	2000
Net Loss—as reported	$(3,519)	$(2128)	$(454)
Add: Stock-based employee compensation expense included in reported net income, net of related tax effects	—	—	—
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	(699)	(488)	(530)
Net Loss—Pro forma	$(4,218)	$(2,616)	$(984)
Basic and Diluted Loss Per Share—As reported	$(0.70)	$(0.45)	$(0.10)
Basic and Diluted Loss Per Share—Pro forma	$(0.84)	$(0.55)	$(0.22)

        The fair value of each option grant and stock purchase plan grant combined is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants in 2002, 2001 and 2000:

	2002	2001	2000
Fair value of options issued	$2.53	$1.89	$3.79
Exercise price	$4.46	3.69	$6.20
Expected life of option	3.90 years	3.65 years	3.95 years
Risk-free interest rate	4.19%	4.61%	6.23%
Expected volatility	72%	67%	78%

        Foreign Currency Translation: The Company's international subsidiaries use their local currencies as their functional currencies. For those subsidiaries, assets and liabilities are translated at exchange rates in effect at the balance sheet date and income and expense accounts at average exchange rates during the year. Resulting translation adjustments are recorded directly to a separate component of shareholders' equity. Foreign currency transaction gains and losses are included as a component of interest income and other. Gains and losses from foreign currency translation are included as a separate component of comprehensive income. Advertising Expenses: The Company expenses the costs of advertising as incurred. Advertising expenses were $203,000, $13,000 and $97,000 for the years ended December 31, 2002, 2001 and 2000, respectively. Product warranties: The Company warrants finished goods against defects in material and workmanship under normal use and service for periods of one to three years for illuminators and fiber. A liability for the estimated future costs under product warranties is maintained based on estimated future warranty expense for products outstanding under warranty:

Year ended December 31, 2002
(in thousands)
Balance at the beginning of the year	$220,000
Accruals for warranties issued during the year	619,000
Accruals related to pre-existing warranties (including changes in estimates)	—
Settlements made during the year (in cash or in kind)	(579,000)
Balance at the end of the year	$260,000

        Recent Pronouncements: In July 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS"), No. 141, "Business Combinations" and SFAS No. 142, "Goodwill and Other Intangible Assets". Under SFAS No. 141, all business combinations initiated after June 30, 2001 must be accounted for using the purchase method. SFAS No. 142 requires, among other things, the discontinuance of goodwill amortization. In addition, the standard includes provisions upon adoption for the reclassification of certain existing recognized intangibles as goodwill, reassessment of the useful lives of existing recognized intangibles and the testing for impairment of existing goodwill and other intangibles. The Company adopted SFAS No. 142 effective January 1, 2002, see Note 6 of the Notes to Consolidated Financial Statements.

        In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This Statement supersedes SFAS No. 121 and the accounting and reporting provisions of Accounting Principles Board, or APB, Opinion No. 30, "Reporting the Results of Operations—Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions", for the disposal of a segment of a business. The provisions of SFAS No. 144 were adopted by the Company as of January 1, 2002.

        In November 2001, the Emerging Issues Task Force ("EITF") reached a consensus on EITF Issue No. 01-09, "Accounting for Consideration Given by a Vendor to a Customer or a Reseller of the Vendor's Products." EITF No. 01-09 requires recording certain consideration paid to distributors of the Company's products as a reduction of revenue. The provisions of EITF No. 01-09 were adopted by the Company beginning January 1, 2002. The Company has incurred no change as a result of adopting EITF No. 01-09.

        In June 2002, the FASB issued SFAS No. 146, "Accounting for Exit or Disposal Activities". SFAS 146 addresses significant issues regarding the recognition, measurement and reporting of costs that are associated with exit and disposal activities, including restructuring activities that are currently accounted for under EITF No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." The scope of SFAS 146 also includes costs related to terminating a contract that is not a capital lease and termination benefits that employees who are involuntarily terminated receive under the terms of a one-time benefit arrangement that is not an ongoing benefit arrangement or an individual deferred-compensation contract. We are required to adopt the provisions of SFAS 146 effective for exit or disposal activities initiated after December 31, 2002. The provisions of EITF No. 94-3 shall continue to apply for an exit activity initiated under an exit plan that met the criteria of EITF No. 94-3 prior to the adoption of SFAS No. 146. The adoption of SFAS 146 will change on a prospective basis the timing of when restructuring charges are recorded from a commitment date approach to when the liability is incurred. Management does not expect the adoption of SFAS 146 to have a material impact on the Company's financial position or results of operations.

        In November 2002, the FASB issued FASB Interpretation No. 45 ("FIN 45"), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." FIN 45 requires that a liability be recorded in the guarantor's balance sheet upon issuance of a guarantee. In addition, FIN 45 requires disclosures about the guarantees that an entity has issued, including a reconciliation of changes in the entity's product warranty liabilities. The initial recognition and initial measurement provisions of FIN 45 are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, irrespective of the guarantor's fiscal year-end. The disclosure requirements of FIN 45 are effective for financial statements of interim or annual periods ending after December 15, 2002. Management does not expect the adoption of FIN 45 to have a material impact on the Company's financial position or results of operations. The Company has adopted the disclosure provisions of FIN 45 relating to product warranty for the year ended December 31, 2002.

        In November 2002, the Emerging Issues Task Force ("EITF") reached a consensus on Issue No. 00-21, "Revenue Arrangements with Multiple Deliverables." EITF Issue No. 00-21 provides guidance on how to account for arrangements that involve the delivery or performance of multiple products, services and/or rights to use assets. The provisions of EITF Issue No. 00-21 will apply to revenue arrangements entered into in fiscal periods beginning after June 15, 2003. Management does not expect the adoption of EITF Issue No. 00-21 to have a material impact on the Company's financial position or results of operations.

        In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation, Transition and Disclosure" ("SFAS 148"). SFAS 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. SFAS 148 also requires that disclosures of the pro forma effect of using the fair value method of accounting for stock-based employee compensation be displayed more prominently and in a tabular format. Additionally, SFAS 148 requires disclosure of the pro forma effect in interim financial statements. The transition and annual disclosure requirements of SFAS 148 are effective for fiscal years ended after December 15, 2002. The interim disclosure requirements are effective for interim periods ending after December 15, 2002. The Company has adopted the disclosure requirements of SFAS 148 as of December 31, 2002.

        In January 2003, the FASB issued FASB Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51." FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is effective immediately for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period beginning after June 15, 2003. Management is still assessing the impact of FIN 46 on the Company's financial position and results of operations.

3.    Inventories (in thousands):

	December 31,
	2002	2001
Raw materials	$5,306	$3,788
Finished goods	1,502	1,635
	$6,808	$5,423

4.    Fixed Assets (in thousands):

	December 31,
	2002	2001
Equipment (useful life 5 years)	$3,259	$3,666
Tooling (useful life 2 - 5 years)	1,515	1,791
Furniture and fixtures (useful life 5 years)	199	358
Computer software (useful life 3 years)	226	521
Leasehold improvements (the shorter of useful life or lease life)	1,423	889
	6,622	7,225
Less accumulated depreciation and amortization	(4,040)	(4,625)
	$2,581	$2,600

        In the first fiscal quarter of 2002, the Company removed fixed assets no longer in service from its balance sheet. This resulted in a decrease in gross fixed asset value of $1,544,000 and a corresponding decrease in accumulated depreciation of $1,544,000.

5.    Acquisitions:

        On February 1, 2000, the Company completed the acquisition of selected assets of Unison Fiber Optic Systems, LLC ("Unison"), a joint venture between Advanced Lighting Technologies, Inc. ("ADLT") and Rohm & Haas Company. ADLT is a 24% shareholder of Fiberstars, Inc. common stock. The Company acquired key personnel, technology and fixed assets totaling $625,000 and, subject to achievement of development milestones, up to $2 million in development funds from Unison. In exchange for this, the Company issued warrants to ADLT for the purchase of up to 1 million shares of the Company's common stock at $0.01 per share. These warrants may not be exercised until the price of the Company's stock reaches certain trading levels on the Nasdaq National Market, as follows: 250,000 will be exercisable when the Company's stock price reaches $6.00; 250,000 when the price reaches $8.00; 250,000 when the price reaches $10.00; and 250,000 when the price reaches $12.00. These prices must be maintained as an average over at least 30 days. In addition, certain sales milestones must be reached on products of Unison technology before the warrants can be exercised. At ADLT's option, the warrants may be exchanged by ADLT, regardless of their exercisability, for up to 445,000 newly issued Fiberstars shares. These newly issuable shares were included in the calculation of basic and diluted earnings per share for each of the years ended December 31, 2002, 2001 and 2000. Additionally, the Company agreed to pay royalties on certain products over a 10 year period at rates ranging from 3% to 1%. Also, as part of the acquisition agreement for Unison, the Company agreed to provide $2,000,000 in development services to ADLT. The fees earned under this contract were recognized as revenue in 1999 and 2000, with associated development costs included in cost of sales. The Company valued the acquisition based on the value of the warrants. The acquisition was valued at $2,550,000 of which $977,000 was identified as intangible assets, $10,000 for goodwill, $625,000 for fixed assets acquired and $938,000 for in-process technology, which was written-off. The $938,000 allocated to in-process technology acquired was for certain lamp and optics technology and certain fiber producing technology the development of which had not yet reached a stage where it was certain that marketable products would result. There is currently no alternative use for this technology as it was designed specifically for the lighting industry. In accordance with generally accepted accounting principles, the amount allocated to in-process technology acquired, which was determined by an independent valuation, was recorded as a charge to expense in the first quarter of 2000.

        On April 18, 2000 the Company acquired Lightly Expressed, Ltd ("Lightly Expressed") for 100,000 shares of Fiberstars common stock and warrants to purchase 100,000 additional shares, provided certain operating profits are met in succeeding years. The acquisition was accounted for as a purchase. The Company valued the acquisition based on the value of stock and warrants issued. The value of the acquisition was $947,000 of which $815,000 was for intangibles and $132,000 for net assets acquired. The value of the acquisition attributable to the 100,000 newly issued shares was $775,000, based on the per share price of the Company's common stock. The value attributable to the 100,000 warrants issued was $344,820, based on the Black Scholes model. The key assumptions used included an exercise price of $6.00, a current share price of $7.75, and a volatility of 37% (based on historic share values).

        At the time of the acquisition, the Company determined that a minimum of 50% of the warrants would be exercisable and accordingly, recorded $172,410 on acquisition. The Company will record additional goodwill for any warrants that become exercisable based on the difference between the fair value on the date the contingency is met and the amount previously recorded. No warrants became exercisable in 2001 or 2002.

        The following table presents the unaudited pro forma results for the years ended December 31, 2000, assuming the Company had acquired Unison and Lightly Expressed at the beginning of 2000. Net loss and diluted loss per share amounts have been adjusted to include goodwill amortization of $197,000 for 2000. This information may not necessarily be indicative of the future combined results of the Company.

Year Ended December 31, 2000
(in thousands, except per share amounts)
Revenues	$37,121
Net loss	(551)
Diluted loss per share	(0.12)
Basic loss per share	(0.12)

6.    Goodwill and Intangibles—Adoption of SFAS 142

        The Company adopted the provisions of Statement of Financial Accounting Standards No. 142 ("SFAS 142"), "Goodwill and Other Intangible Assets," effective January 1, 2002. The following table summarizes the impact of adopting SFAS 142 on the net loss and net loss per share for all periods reported in the accompanying Condensed Consolidated Financial Statements (in thousands, except per share amounts):

	2002	2001	2000
Reported net loss	$(3,519)	$(2,128)	$(454)
Add back: goodwill amortization	—	220	243
Adjusted net loss	$(3,519)	$(1,908)	$(211)
Basic and diluted loss per share:
Reported net loss per share	$(0.70)	$(0.45)	$(0.10)
Goodwill amortization per share	—	0.05	0.05
Adjusted net loss per share	$(0.70)	$(0.40)	$(0.05)

        As part of adopting SFAS 142 the Company reclassified certain intangibles from goodwill to intangibles. These amounts were based on an analysis of the asset value of the Unison acquisition performed at the time of the Unison acquisition in January 2000. The after-tax add-back of goodwill amortization for 2001 includes a gross amount of additional goodwill amortization of $280,000, calculated at historical rates and partially offset by $60,000, due to a change in the life of certain Unison intangibles from 10 years to 5 years effective January 2002.

        In accordance with the provisions of SFAS 142 the Company performed the transitional goodwill impairment test prior to the end of the second quarter of 2002 and the first annual impairment test in the fourth quarter of 2002. The tests showed no impairment of the Company's goodwill asset. In accordance with SFAS 142, goodwill is subject to an annual impairment test.

        The changes in the carrying amounts of goodwill and intangibles for the year ended December 31, 2002 were as follows (in thousands):

	Goodwill			Intangibles
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Balance as of January 1, 2002	$6,261	$(1,724)	$4,537	$—	$—	$—
Reclassification	(770)	152	(618)	770	(152)	618
Amortization expense	—	—	—	—	(156)	(156)
Exchange rate			113
Balance as of December 31, 2002	$5,491	$(1,572)	$4,032	$770	$(308)	$462

        Intangibles at December 31, 2002 include developed and core technology and patents with a gross carrying amount of $399,000 and $371,000, respectively, and accumulated amortization of $160,000 and $148,000, respectively.

        The estimated annual amortization expense for intangibles is $157,000 for each of fiscal 2003 and 2004 and $50,000 for each of fiscal 2005, 2006 and 2007.

7.    Purchased In-process Research and Development:

        In February 2000, the Company purchased certain assets of Unison and accounted for the acquisition as a purchase (see Note 5). In the first quarter of fiscal 2000, a total of $938,000 was expensed as a write-off of in-process technology acquired. The total value of the acquisition was approximately $2,550,000.

        As of the acquisition date, the technological feasibility of the in-process technology had not been established and the technology had no alternative future use. Therefore, the Company expensed the in-process research and development in the first quarter of 2000. The remaining intangible assets are being amortized using the straight-line method over the estimated useful life of the assets, ranging from 3 to 7 years.

        The value assigned to this acquired in-process research and development was determined by identifying research projects in areas for which technological feasibility had not been established as of the acquisition date. These projects include the Compound Parabolic Collector ("CPC") project and the extruded large core fiber project. The value was determined by estimating the revenue contribution and the percentage of completion of each of these projects. The projects were deemed to be 56% complete on the date of acquisition based on a leveraging of core technology. The net cash flows were then discounted utilizing a weighted average cost of capital of 35%, which, among other related assumptions, the Company believes to be reasonable. This discount rate takes into consideration the inherent uncertainties surrounding the successful development of the in-process research and development, the expected profitability levels of such technology, and the uncertainty of technological advances that could potentially impact the estimates described above.

        To date, actual results have been materially consistent with the Company's assumptions at the time of the acquisition. The assumptions primarily consist of a projected completion date for the products to be derived from the in-process technology acquired, the estimated cost required to bring them to completion and the pre-tax profit projected to be derived from these products. The initial illuminators using the CPC technology shipped in the fourth quarter of 2001. While this was later than planned, at the time of the acquisition the profit projected to be achieved from these products was not forecast to be material in fiscal 2000 or 2001. Initial products based on extruded solid core fiber are still under development and are not expected to begin shipping until the end of 2003, as projected in the development plan at the time of the acquisition. Failure to achieve the expected levels of revenue and net income from these products during the complete life cycle will have a negative impact on the return on investment expected at the time that the acquisition was finalized. This could also cause a reduction in value of other assets related to these development activities.

8.    Accruals and Other Current Liabilities (in thousands):

	December 31,
	2002	2001
Sales commissions and incentives	$661	$1,003
Accrued warranty expense	260	220
Accrued legal and accounting fees	169	112
Accrued employee benefits	285	314
Accrued rent	189	155
Note payable—related party	120	—
Others	433	284

	$2,117	$2,088

9.    Bank Borrowings:

        The Company has entered into the following borrowing arrangements with its banks:

  a)
  A $5,000,000 Loan and Security Agreement (Accounts Receivable and Inventory) dated as of December 7, 2001, bearing interest equal to prime plus 0.25% per annum computed daily or a fixed rate term option of LIBOR plus 3%. Borrowings under this line are collateralized by the Company's assets and intellectual property. Specific borrowings are tied to accounts receivable and inventory balances, and the Company must maintain certain covenants with respect to effective net worth, quick ratio and debt to equity ratio for the U.S. and consolidated entities. The agreement is cancellable upon 30 days notice by either party. The Company was in conformity with its net worth and financial ratios as of December 31, 2002. There were borrowings of $416,000 against this facility at December 31, 2002 and no borrowings as of December 31, 2001.

  b)
  A $403,000 (in UK pounds sterling, based on the exchange rate at December 31, 2002) bank overdraft agreement with Lloyds Bank Plc. There were no borrowings against this facility at December 31, 2002 and 2001.

  c)
  A $616,000 (in German Deutsche Marks, based on the exchange rate at December 31, 2002) bank borrowing facility in Germany with Sparkasse Neumarkt Bank for the German office facility. There was $484,000 and $419,000 in borrowings against this facility as of December 31, 2002 and 2001, respectively as amended. Under the terms of this borrowing, $35,000 is due in 2003 and $449,000 is due in 2008. In addition, there is a revolving line of credit of $214,000 (in Euros based on the exchange rate as of December 31, 2002) with Sparkasse Neumarkt Bank. As of December 31, 2002 and 2001, there was $142,000 and $101,000 respectively in borrowings against this facility.

10.    Commitments and Contingencies:

        The Company occupies manufacturing and office facilities under non-cancelable operating leases expiring in 2006 under which it is responsible for related maintenance, taxes and insurance. Minimum lease commitments under the leases are as follows (in thousands):

Year ending December 31,	Minimum lease commitments
2003	$855
2004	881
2005	917
2006	717
Total minimum lease payments	$3,370

        These leases included certain escalation clauses and thus rent expense was recorded on a straight-line basis. Rent expense approximated $926,000, $1,014,000 and $979,000, for the years ended December 31, 2002, 2001 and 2000, respectively.

        At December 31, 2002, a letter of credit in the amount of $350,000 was held by the Company on behalf of Sparkasse Neumarkt Bank. The letter of credit would be drawn against the Company's line of credit facility with Comerica Bank in the event of a default by the Company's German subsidiary, LBM, on its outstanding loan with Sparkasse Neumarkt Bank (See Note 9).

        We are not currently a party to any material legal proceedings.

11.    Shareholders' Equity:

        Common Stock:    The notes receivable from shareholders for common stock bear interest at a rate of 9% and are payable ten years from the date of issuance. The Company does not recognize interest on these notes receivable until it is received.

        Under the terms of certain agreements with the Company, the holders of approximately 1,818,000 shares of common stock have certain demand and piggyback registration rights. All registration expenses generally would be borne by the Company. Warrants: As part of the acquisition of Unison, the Company provided ADLT with warrants to purchase one million shares of the Company's common stock exercisable at one penny per share. These warrants may not be exercised until the price of the Company's common stock reaches certain trading levels on the Nasdaq National Market, as follows: 250,000 will be exercisable when the price of the Company's common stock reaches $6.00; 250,000 when the price of the Company's common stock reaches $8.00; 250,000 when the price of the Company's common stock reaches $10.00; and 250,000 when the price of the Company's common stock reaches $12.00. These prices must be maintained as an average over at least 30 days. In addition, certain sales milestones must be reached on products developed from Unison technology before the warrants can be exercised. At ADLT's option, the warrants may be exchanged by ADLT, regardless of their exercisability, for up to 445,000 newly issued shares of common stock. The warrants expire in January 2010.

        As part of the acquisition of Lightly Expressed, the Company granted the Lightly Expressed shareholders warrants to purchase 100,000 shares which may be exercised in three years if certain operating profits from sales of the products acquired are met. No warrants were exercisable as of December 31, 2002.

        In a private placement in March 2002, the Company sold 328,633 shares of common stock for $972,000, net of fees and expenses of $28,000. In addition, each purchaser was issued a warrant to purchase a number of shares of the Company's common stock equal to 20% of the number of shares of common stock purchased by such purchaser in the offering. The purchase price of the common stock was $3.00 per share, which was based on a 8.8% discount on the 10 day average price as of March 14, 2002. The purchase price of the common stock for insiders who participated in the offering was $3.35, which was the higher of (1) the price on the closing date or (2) the 10 day average price as of March 14, 2002, plus a $.03 premium because of the issuances of the warrants. The warrants have an initial exercise price of $4.30 per share, with a life of 5 years.

        Warrant activity comprised:

	Shares	Warrants Outstanding Exercise Price	Warrants Exercisable	Amount
				(in thousands)
Balance, December 31, 1999	—		—
Warrants granted	1,100,000	$2.00 - $6.00	—	$3,000
Balance, December 31, 2000	1,100,000	$2.00 - $6.00	—	$3,000
Warrants granted	—	$2.00 - $6.00	—	$—
Balance, December 31, 2001	1,100,000	$2.00 - $6.00	—	$3,000
Warrants granted	65,726	$4.30	65,726	$283
Balance, December 31, 2002	1,165,726	$2.00 - $6.00	65,726	$3,283

        1988 Stock Option Plan: Upon adoption of the 1994 Stock Option Plan (see below), the Company's Board of Directors determined to make no further grants under the 1988 Stock Option

Plan (the 1988 Plan). Upon cancellation or expiration of any options granted under the 1988 Plan, the related reserved shares of common stock will become available instead for options granted under the 1994 Stock Option Plan. 1994 Directors' Stock Option Plan: At December 31, 2002, a total of 400,000 shares of common stock had been reserved for issuance under the 1994 Directors' Stock Option Plan. The plan provides for the granting of nonstatutory stock options to nonemployee directors of the Company. 1994 Stock Option Plan: At December 31, 2002, an aggregate of 1,550,000 shares of the Company's common stock had been reserved for issuance under the 1994 Stock Option Plan to employees, officers, and consultants at prices not lower than the fair market value of the common stock of the Company on the date of grant in the case of incentive stock options, and not lower than 85% of the fair market value on the date of grant in the case of non-statutory stock options. Options granted may be either incentive stock options or nonstatutory stock options. The plan administrator (the Board of Directors or a committee of the Board) determines the terms of options granted under the plan including the number of shares subject to the option, exercise price, term and exercisability. Activity Under the Stock Option Plans: Option activity under all plans comprised:

	Options Available For Grant	Number of Shares Outstanding	Weighted Average Exercise Price Per Share
	(in thousands)	(in thousands)
Balance, December 31, 1999	48	1,693
Additional shares reserved	200
Granted	(304)	304	$5.69
Cancelled	149	(149)	$5.07
Exercised	—	(180)	$4.36
Balance, December 31, 2000	93	1,668	$4.74
Granted	(85)	85	$3.83
Cancelled	195	(195)	$4.85
Exercised	—	(28)	$2.93
Balance, December 31, 2001	203	1,530	$4.74
Granted	(418)	418	$4.41
Cancelled	516	(516)	$5.00
Exercised	—	—	—
Balance, December 31, 2002	301	1,432	$4.57

        At December 31, 2002, 2001 and 2000, options to purchase 1,000,102 shares, 1,147,007 shares and 1,131,892 shares of common stock, respectively, were exercisable at weighted average fair values of $4.54, $4.67 and $4.52, respectively.

OPTIONS OUTSTANDING				OPTIONS CURRENTLY EXERCISABLE
Range of Exercise Prices	Number of Shares Outstanding	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
	(in thousands)	(in years)		(in thousands)
$3.38 - $3.94	559	4.1	$3.66	205	$3.57
$4.00 - $4.88	536	2.3	$4.50	360	$4.51
$5.13 - $5.88	151	9.0	$5.50	312	$5.46
$6.25 - $7.13	186	3.4	$6.77	89	$6.83
	1,432			1,003

        1994 Employee Stock Purchase Plan: At December 31, 2002, a total of 100,000 shares of common stock had been reserved for issuance under the 1994 Employee Stock Purchase Plan. The plan permits eligible employees to purchase common stock through payroll deductions at a price equal to the lower of 85% of the fair market value of the Company's common stock at the beginning or end of the offering period. Employees may end their participation at any time during the offering period, and participation ends automatically on termination of employment with the Company. At December 31, 2002, 74,769 shares had been issued under this plan. Shareholder Rights Plan On September 12, 2001, the Board of Directors of Fiberstars, Inc. declared a dividend distribution of one "Right" for each outstanding share of common stock of the Company to shareholders of record at the close of business on September 26, 2001. One Right will also attach to each share of common stock issued by the Company subsequent to such date and prior to the distribution date defined below. With certain exceptions, each Right, when exercisable, entitles the registered holder to purchase from the Company one one-thousandth of a share of a new series of preferred stock, designated as Series A Participating Preferred Stock, at a price of $30.00 per one one-thousandth of a share, subject to adjustment. The Rights were distributed as a non-taxable dividend and expire ten years from the date of the Rights Plan. In general, the Rights will become exercisable and trade independently from the common stock on a distribution date that will occur on the earlier of (i) the public announcement of the acquisition by a person or group of 15% or more of the common stock or (ii) ten days after commencement of a tender or exchange offer for the common stock that would result in the acquisition of 15% or more of the common stock. Upon the occurrence of certain other events related to changes in ownership of the common stock, each holder of a Right would be entitled to purchase shares of common stock, or an acquiring corporation's common stock, having a market value of twice the exercise price. Under certain conditions, the Rights may be redeemed at $0.001 per Right by the Board of Directors. The description and terms of the Rights are set forth in a Rights Agreement dated as of September 20, 2001 between the Company and Mellon Investor Services LLC, as rights agent.

12.    Income Taxes:

        The components of the benefit from (provision for) income taxes are as follows (in thousands):

	Years Ended December 31,
	2002	2001	2000
Current:
Federal	$—	$551	$(399)
Foreign	(43)	(105)	(25)
State	—	(1)	(69)
	(43)	445	(493)
Deferred:
Federal	(1,605)	910	646
State	(430)	(102)	104
	(2,035)	808	750
Benefit from (provision for) income taxes	$(2,078)	$1,253	$257

        The following table shows the geographic components of pretax income (loss) between U.S. and foreign subsidiaries:

	December 31,
	2002	2001	2000
U.S.	$(2,021)	$(3,568)	$(757)
Foreign subsidiaries	580	187	46

	$(1,441)	$(3,381)	$(711)

        The principal items accounting for the difference between income taxes computed at the United States statutory rate and the benefit from (provision for) income taxes reflected in the statements of operations are as follows:

	December 31,
	2002	2001	2000
United States statutory rate	34.0%	34.0%	34.0%
State Taxes (net of federal tax benefit)	5.5%	5.5%	5.5%
Valuation allowance	(181.1)%	—	—
Other	(2.7)%	(2.4)%	(3.4)%
	(144.2)%	37.1%	36.1%

        The tax effects of temporary differences that give rise to significant portions of the deferred tax asset are as follows (in thousands):

	December 31,
	2002	2001
Allowance for doubtful accounts	$149	$148
Accrued expenses and other reserves	989	709
Tax credits	235	509
Net operating loss	836	755
Other	—	256
Total deferred tax asset	2,209	2,377
Valuation allowance	(2,209)	—
Net deferred tax asset	$—	$2,377

        The deferred tax asset has been fully reserved by management in accordance with FASB 109 since management cannot forecast when the tax loss carryforwards will be realized.

        As of December 31, 2002, the Company has net operating loss carryforward of approximately $2.2 million and $1.6 million for federal and state income tax purposes, respectively. If not utilized, these carryforwards will begin to expire in 2020 for federal and 2008 for state purposes.

        Under the Internal Revenue Code Section 382, the amounts of and benefits from net operating losses carryforwards may be impaired in certain circumstances. Events which cause limitations in the amount of net operating losses that the Company may utilize in any one year include, but are not limited to, a cumulative ownership change of more than 50%, as defined, over a three year period.

13.    Segments and Geographic Information:

        The Company has two primary product lines: the pool and spa lighting product line and the commercial lighting product line, each of which markets and sells fiber optic lighting products. The Company markets its products for worldwide distribution primarily through independent sales representatives, distributors and swimming pool builders in North America, Europe and the Far East.

        A summary of geographic sales is as follows (in thousands):

	Years Ended December 31,
	2002	2001	2000
U.S. Domestic	$22,978	$21,298	$26,533
Other Countries	7,982	7,755	10,388

	$30,960	$29,053	$36,921

        A summary of geographic long-lived assets (fixed assets and goodwill) is as follows (in thousands):

	December 31,
	2002	2001
U.S. Domestic	$5,501	$5,791
Germany	1,418	1,208
Other Countries	156	138

	$7,075	$7,137

        A summary of sales by product line is as follows (in thousands):

	Years Ended December 31,
	2002	2001	2000
Pool and Spa Lighting	$17,925	$14,294	$18,987
Commercial Lighting	13,035	14,759	16,235
Other	—	—	1,699

	$30,960	$29,053	$36,921

14.    Employee Retirement Plan:

        The Company maintains a 401(k) profit sharing plan for its employees who meet certain qualifications. The Plan allows eligible employees to defer up to 15% of their earnings, not to exceed the statutory amount per year on a pretax basis through contributions to the Plan. The Plan provides for employer contributions at the discretion of the Board of Directors; however, no such contributions were made in 2002, 2001 or 2000.

15.    Related Party Transactions:

        In previous years, the Company advanced amounts to certain officers by way of promissory notes. The notes are collateralized by certain issued or potentially issuable shares of the Company's common stock. The notes bear interest at rates ranging from 6% to 8% per annum and are repayable at various dates through 2004. At December 31, 2002 and 2001, $62,000 and $88,000 was outstanding under the notes, respectively. At December 31, 2002, $34,000 was included in other assets and $28,000 was included in notes receivable and other assets, at December 31, 2001, $36,000 was included in other assets and $52,000 was included in notes and other receivables.

        ADLT is a holder of 24% of the Company's outstanding Common Stock. In January 2000, the Company executed the Mutual Supply Agreement with ADLT under which the Company buys certain lamps and components for its illuminators and through which the Company sells its finished products to ADLT. The terms of this agreement provide for specified pricing on products purchased from and sold to ADLT. The Company has purchased, and continues to purchase, components from ADLT under the terms of this agreement. Also, in January 2000, the Company entered into a Development Agreement with Unison, a wholly owned subsidiary of ADLT, under which the Company provided development services for which it received $2 million in fees from October 1999 through January 2001. In exchange, the Company will pay royalties on the sales of products these technologies produce at a rate of 3% for five years, 2% for the next two years and 1% for the next three years, after which the Company assumes exclusive royalty-free rights.

        The Company had sales to ADLT under terms of the Mutual Supply Agreement and prior supply agreements of $345,000 during 2002 and $484,000 during 2001. Purchases were made from ADLT under these agreements with the Company along with royalties paid amounted to $1,207,000 in 2002 and $904,000 in 2001. Under the terms of the Development Agreement and a prior professional services agreement the Company received revenue from ADLT of $1,700,000 in 2000. There was no revenue received under this agreement in 2001. Accounts receivable from ADLT were $79,000 and $143,000 at December 31, 2002 and 2001, respectively. Accounts payable due to ADLT were $105,000 and $212,000 at December 31, 2002 and 2001, respectively.

16.    Subsequent Event:

        In February 2003, the Company was awarded an R&D contract with the United States Department of Defense. The Defense Advanced Research Projects Agency ("DARPA") contract calls for payments of $6,818,000 to the Company over three years based on achievement of various R&D milestones. Upon achievement of these milestones, $2,115,000, $2,599,000 and $2,104,000 will be paid to the Company during the calendar years ended December 31, 2003, 2004 and 2005 respectively. The milestones are for work to be performed in developing fiber optic illuminators and fixtures for installation on ships and planes. Funds for the first year have budget approval and funds for subsequent years will be released upon budget approval for those years.

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTH PERIOD ENDED MARCH 31, 2003

FIBERSTARS, INC.
UNAUDITED CONDENSED
CONSOLIDATED BALANCE SHEETS

(amounts in thousands)

	March 31, 2003	December 31, 2002
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$188	$231
Accounts receivable trade, net	6,711	5,208
Notes and other accounts receivable	98	239
Inventories, net	6,791	6,808
Prepaids and other current assets	433	343

Total current assets	14,221	12,829
Fixed assets, net	2,434	2,581
Goodwill, net	4,071	4,032
Intangibles, net	423	462
Other assets	173	197

Total assets	$21,322	$20,101

LIABILITIES
Current liabilities:
Accounts payable	$1,650	$2,011
Accrued liabilities	1,618	2,117
Bank overdraft	—	691
Short-term bank borrowings	3,765	593

Total current liabilities	7,033	5,412
Other long-term liabilities	67	—
Long-term bank borrowings	450	449

Total liabilities	7,550	5,861

SHAREHOLDERS' EQUITY
Common stock	1	1
Additional paid-in capital	19,611	19,611
Note receivable from shareholder	—	(75)
Accumulated other comprehensive loss	(40)	(119)
Accumulated deficit	(5,800)	(5,178)

Total shareholders' equity	13,772	14,240

Total liabilities and shareholders' equity	$21,322	$20,101

The accompanying notes are an integral part of these financial statements

FIBERSTARS, INC.
UNAUDITED CONDENSED
CONSOLIDATED STATEMENTS OF OPERATIONS

(amounts in thousands except per share amounts)

(unaudited)

	Three months ended March 31,
	2003	2002
Net sales	$5,879	$7,590
Cost of sales	3,833	4,704

Gross profit	2,046	2,886

Operating expenses:
Research and development	200	444
Sales and marketing	1,748	1,806
General and administrative	664	706

Total operating expenses	2,612	2,956

Loss from operations	(566)	(70)
Other income (expense):
Equity in joint venture's income	—	—
Interest income (expense), net	(32)	(26)

Loss before income taxes	(598)	(96)
Benefit from (provision for) income taxes	(24)	26

Net loss	$(622)	$(70)

Net loss per share—basic and diluted	$(0.12)	$(0.01)

Shares used in computing net loss per share—basic and diluted	5,112	4,780

The accompanying notes are an integral part of these financial statements

FIBERSTARS, INC.
UNAUDITED CONDENSED
CONSOLIDATED STATEMENTS OF COMPREHENSIVE OPERATIONS

(amounts in thousands)

(unaudited)

	Three Months Ended March 31,
	2003	2002
Net loss	$(622)	$(70)
Other comprehensive loss, net of tax:
Foreign currency translation adjustments	79	(75)
Benefit from (provision for) income taxes	—	20

Comprehensive loss	$(543)	$(125)

The accompanying notes are an integral part of these financial statements

FIBERSTARS, INC.
UNAUDITED CONDENSED
CONSOLIDATED STATEMENTS OF CASH FLOWS

(amounts in thousands)

(unaudited)

	Three Months Ended March 31,
	2003	2002
Cash flows from operating activities:
Net loss	$(622)	$(70)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	169	255
Provision for doubtful accounts receivable	—	30
Deferred income taxes	—	68
Changes in assets and liabilities:
Accounts receivable	(1,499)	(2,874)
Notes and other receivables	145	(44)
Inventories	27	245
Prepaids and other current assets	(92)	(376)
Other assets	25	97
Accounts payable	(360)	184
Accrued liabilities	(533)	(141)

Total adjustments	(2,118)	(2,556)

Net cash used in operating activities	(2,740)	(2,626)

Cash flows from investing activities:
Collection of loan made to officer	75	—
Acquisition of fixed assets	(29)	(111)

Net cash used in investing activities	46	(111)

Cash flows from financing activities:
Cash proceeds from sale of common stock	—	1,020
Repayment of long-term bank borrowings and bank overdraft	(692)	—
Equipment financing	66
Proceeds from short-term bank borrowings	3,167	2,326

Net cash provided by financing activities	2,541	3,346

Effect of exchange rate changes on cash	110	(38)

Net increase (decrease) in cash and cash equivalents	(43)	571
Cash and cash equivalents, beginning of period	231	584

Cash and cash equivalents, end of period	$188	$1,155

Non-cash investing and financing activities:
Purchase of fixed assets by promissory note	$—	$450

The accompanying notes are an integral part of these financial statements

FIBERSTARS, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2003

(Unaudited)

1.    Summary of Significant Accounting Policies

Interim Financial Statements (unaudited)

        Although unaudited, the interim financial statements in this report reflect all adjustments, consisting of all normal recurring adjustments, which are, in the opinion of management, necessary for a fair statement of financial position, results of operations and cash flows for the interim periods covered and of the financial condition of Fiberstars, Inc. (the "Company") at the interim balance sheet dates. The results of operations for the interim periods presented are not necessarily indicative of the results expected for the entire year.

        The Company incurred a net loss of $622,000 for the quarter ended March 31, 2003 and has an accumulated deficit of $5,800,000. Management believes funds generated from operations in 2003 along with its available bank line (Note 3 of the Notes to Condensed Consolidated Financial Statements) will be sufficient to finance the Company's operations for the next twelve months. However, the Company is evaluating and may need to pursue additional equity or debt financing in the near future in order address the Company's capital requirements and overall business objectives. There can be no assurance that such financing will be available, or if available at a price that is acceptable to the Company. Furthermore, any additional equity financing may be dilutive to stockholders, and debt financing, if available, may involve restrictive covenants. Strategic arrangements, if necessary to raise additional funds, may require the Company to relinquish its rights to certain of its technologies or products. In addition, management plans to make certain expense reductions during the second quarter of 2003 in those parts of the Company's operations which the Company does not expect to affect the EFO product launch. Failure to generate sufficient revenues, raise additional capital or reduce certain discretionary spending could have an adverse impact on the Company's business, operating results and financial condition, as well as its ability to achieve its intended business objectives.

Year-end Balance Sheet

        The year-end balance sheet information was derived from audited financial statements but does not include all disclosures required by generally accepted accounting principles. These financial statements should be read in conjunction with the Company's audited financial statements and notes thereto for the year ended December 31, 2002, contained in the Company's 2002 Annual Report on Form 10-K.

Foreign Currency Translation

        The Company's international subsidiaries use their local currency as their functional currency. For those subsidiaries, assets and liabilities are translated at exchange rates in effect at the balance sheet date and income and expense accounts at average exchange rates during the year. Resulting translation adjustments are recorded to a separate component of shareholders' equity.

Earnings Per Share

        Basic earnings per share ("EPS") is computed by dividing income available to shareholders by the weighted average number of common shares outstanding for the period. Diluted EPS is computed by giving effect to all dilutive potential common shares that were outstanding during the period. Dilutive potential common shares consist of incremental shares upon exercise of stock options and warrants.

        A reconciliation of the numerator and denominator of basic and diluted EPS is provided as follows (unaudited, in thousands, except per share amounts):

	Three months ended March 31,
	2003	2002
Numerator—Basic and Diluted EPS
Net loss	$(622)	$(70)
Denominator—Basic and Diluted EPS
Weighted average shares outstanding	5,112	4,780

Basic and Diluted net loss per share	$(0.12)	$(0.01)

        The shares outstanding used for calculating basic and diluted EPS include 445,000 shares of common stock issuable for no cash consideration upon exercise of certain exchange provisions of warrants held by Advanced Lighting Technologies, Inc. ("ADLT").

        At March 31, 2003, options and warrants to purchase 1,710,976 shares of common stock were outstanding, but were not included in the calculation of diluted EPS because their inclusion would have been antidilutive. Options to purchase 1,542,254 shares of common stock were outstanding at March 31, 2002, but were not included in the calculation of diluted EPS for the three months ended March 31, 2002 because their inclusion would have been antidilutive.

Stock Based Compensation

        The Company accounts for stock-based compensation plans under the recognition and measurement principles of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations. The following table illustrates the effect on net income and earnings per share if the

Company had applied the fair value recognition provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation.

(in thousands, except per share amounts):

	Three Months Ended March 31,
	2003	2002
Net Loss	$(622)	$(70)
Add: Stock-based employee compensation expense included in reported net income, net of related tax effects	—	—
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	(79))	(179)

Net Loss-Pro forma	$(701)	$(249)

Basic and Diluted Loss Per Share—As reported	$(0.12)	$(0.01)

Basic and Diluted Loss Per Share—Pro forma	$(0.14)	$(0.05)

Product Warranties

        The Company warrants finished goods against defects in material and workmanship under normal use and service for periods of one to three years for illuminators and fiber. A liability for the estimated future costs under product warranties is maintained for products outstanding under warranty:

Three Months ended March 31, 2003
(in thousands)
Balance at the beginning of the period	$260,000
Accruals for warranties issued during the period	145,000
Accruals related to pre-existing warranties (including changes in estimates)	—
Settlements made during the period (in cash or in kind)	(145,000)

Balance at the end of the period	$260,000

2.    Inventories

        Inventories are stated at the lower of standard cost (which approximates actual cost determined using the first-in, first-out cost method) or market and consist of the following (unaudited, in thousands):

	March 31, 2003	December 31, 2002
Raw materials	$5,179	$5,306
Finished goods	1,612	1,502

	$6,791	$6,808

3.    Bank Borrowings

        The Company has a $5,000,000 Loan and Security Agreement (Accounts Receivable and Inventory) dated December 7, 2001, with Comeria Bank bearing interest equal to prime plus 0.25% per annum computed daily or a fixed rate term option of LIBOR plus 3%. Borrowings under this Loan and Security Agreement are collateralized by the Company's assets and intellectual property. Specific borrowings are tied to accounts receivable and inventory balances, and the Company must comply with certain covenants with respect to effective net worth and financial ratios. At March 31, 2003, the Company was not in conformity with its net worth and debt to equity covenants for its U. S. operation. The Company obtained a waiver from Comerica Bank for the non-conformity as of that date, however there can be no guarantee that they will waive any future violations. The Company had borrowings of $3,671,000 and $416,000 against this facility as of March 31, 2003 and December 31, 2002, respectively.

        The Company also has a $394,000 (in UK pounds sterling based on the exchange rate at March 31, 2003) bank overdraft agreement with Lloyds Bank Plc through its UK subsidiary. There were no borrowings against this facility as of March 31, 2003 and December 31, 2002.

        The Company has a $633,000 (in Euros, based on the exchange rate at March 31, 2003) bank borrowing facility in Germany with Sparkasse Neumarkt Bank for the German office facility. As of March 31, 2003 and December 31, 2002, the Company had a total borrowing of $450,000 and $484,000 against this credit facility, respectively. Additionally, there is a revolving line of credit of $220,000 (in Euros, based on the exchange rate at the end of March 31, 2003) with Sparkasse Neumarkt Bank. As of March 31, 2003 and December 31, 2002, there was a total borrowing of $94,000 and $142,000 against this facility, respectively.

4.    Comprehensive Operations

        Comprehensive income (loss) is defined as net loss plus sales, expenses, gains and losses that, under generally accepted accounting principles, are included in comprehensive income (loss) but excluded from net loss. A separate statement of comprehensive operations has been presented with this report.

5.    Segments and Geographic Information

        The Company operates in a single industry segment that manufactures, markets and sells fiber optic lighting products. The Company has two primary product lines: the pool and spa lighting product line and the commercial lighting product line, each of which markets and sells fiber optic lighting products. The Company markets its products for worldwide distribution primarily through independent sales representatives, distributors and swimming pool builders in North America, Europe and the Far East.

        A summary of sales by geographic area is as follows (unaudited, in thousands):

	Three Months ended March 31,
	2003	2002
U.S. Domestic	$4,416	$5,804
Other countries	1,463	1,786

	$5,879	$7,590

        Geographic sales are categorized based on the location of the customer to whom the sales are made.

        A summary of sales by product line is as follows (unaudited, in thousands):

	Three months ended March 31,
	2003	2002
Pool and Spa Lighting	$2,876	$4,189
Commercial Lighting	3,003	3,401

	$5,879	$7,590

        A summary of geographic long lived assets (fixed assets, goodwill and intangibles) is as follows (in thousands):

	March 31, 2003	December 31, 2002
	(unaudited)
U.S. Domestic	$5,306	$5,501
Germany	1,458	1,418
Other Countries	1,64	156

	$6,928	$7,075

6.    Recent pronouncements

        In November 2002, the FASB issued FASB Interpretation No. 45 ("FIN 45"), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of

Indebtedness of Others." FIN 45 requires that a liability be recorded in the guarantor's balance sheet upon issuance of a guarantee. In addition, FIN 45 requires disclosures about the guarantees that an entity has issued, including a reconciliation of changes in the entity's product warranty liabilities. The initial recognition and initial measurement provisions of FIN 45 are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, irrespective of the guarantor's fiscal year-end. The disclosure requirements of FIN 45 are effective for financial statements of interim or annual periods ending after December 15, 2002. The Company has adopted FIN 45 and this adoption has not had any material impact on the Company's financial position or results of operations.

        In November 2002, the Emerging Issues Task Force ("EITF") reached a consensus on Issue No. 00-21, "Revenue Arrangements with Multiple Deliverables." EITF Issue No. 00-21 provides guidance on how to account for arrangements that involve the delivery or performance of multiple products, services and/or rights to use assets. The provisions of EITF Issue No. 00-21 will apply to revenue arrangements entered into in fiscal periods beginning after June 15, 2003. The provisions of EITF Issue No. 00-21 will apply to revenue arrangements entered into in fiscal periods beginning after June 15, 2003. Management does not expect the adoption of EITF Issue No. 00-21 to have a material impact on the Company's financial position or results of operations.

        In January 2003, the FASB issued FASB Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51." FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is effective immediately for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period beginning after June 15, 2003. Management is still assessing the impact of FIN 46 on the Company's financial position and results of operations.

7.    Purchased In-process Research and Development

        In February 2000, the Company purchased certain assets of Unison Fiber Optic Systems, Inc. ("Unison") and accounted for the acquisition as a purchase. In the first quarter of fiscal 2000 a total of $938,000 was expensed as a write-off of in-process technology acquired. The total value of the acquisition was approximately $2,550,000.

        As of the acquisition date, technological feasibility of the in-process technology had not been established and the technology had no alternative future use. Therefore, the Company expensed the in-process research and development in the first quarter of fiscal 2000. The remaining intangible assets are being amortized using the straight-line method over the estimated useful life of the assets ranging from 3 to 7 years.

        The value assigned to this acquired in-process research and development was determined by identifying research projects in areas for which technological feasibility had not been established as of the acquisition date. These projects include the Compound Parabolic Collector ("CPC") project and the extruded large core fiber project. The value was determined by estimating the revenue contribution and the percentage of completion of each of these projects. The projects were deemed to be 56% complete on the date of acquisition based on a leveraging of core technology. The net cash flows were then discounted utilizing a weighted average cost of capital of 35%, which, among other related assumptions, the Company believes to be reasonable. This discount rate takes into consideration the inherent uncertainties surrounding the successful development of the in-process research and development, the expected profitability levels of such technology, and the uncertainty of technological advances that could potentially impact the estimates described above.

        To date, actual results have been materially consistent with our assumptions at the time of the acquisition. The assumptions primarily consist of a projected completion date for the products to be derived from the in-process technology acquired, the estimated cost required to bring them to completion and the pre-tax profit projected to be derived from these products. The initial illuminators using the CPC technology shipped in the fourth quarter of 2001. While this was later than planned, the profit projected to be achieved from these products was not forecast to be material prior to 2002. Initial products based on extruded solid core fiber are still under development and are not expected to begin shipping until 2003, as projected in the development plan at the time of the acquisition. Failure to achieve the expected levels of revenue and net income from these products during the complete life cycle will have a negative impact on the return on investment expected at the time that the acquisition was finalized. This could also cause a reduction in value of other assets related to these development activities.

8.    Related Party Transactions

        In previous years, the Company advanced amounts to certain officers by way of promissory notes. The notes are collateralized by certain issued or potentially issuable shares of the Company's common stock. The notes bear interest at rates ranging from 6% to 8% per annum and are repayable at various dates through 2004. At March 31, 2003 and March 31, 2002, $58,000 and $83,000 was outstanding under the notes, respectively. At March 31, 2003, $33,000 was included in other assets and $25,000 was included in notes and other receivables. At December 31, 2002, $34,000 was included in other assets and $28,000 was included in notes and other receivables.

        As of March 31, 2003, ADLT was a holder of approximately 24% of the Company's outstanding common stock. In January 2000, the Company executed the Mutual Supply Agreement with ADLT under which the Company buys certain lamps and components for its illuminators and through which the Company sells its finished products to ADLT. The terms of this agreement provide for specified pricing on products purchased from and sold to ADLT. The Company has purchased, and continues to purchase, components from ADLT under the terms of this agreement. Also, in January 2000, the Company entered into a Development Agreement with Unison, a wholly owned subsidiary of ADLT, under which the Company provided development services for which it received $2 million in fees from October 1999 through January 2001. In exchange, the Company will pay royalties on the sales of products these technologies produce at a rate of 3% for five years, 2% for the next two years and 1% for the next three years, after which the Company assumes exclusive royalty-free rights to these products.

        The Company had sales to ADLT under the terms of the Mutual Supply Agreement and prior supply agreements of $21,000 during the first three months of fiscal 2003 and $116,000 during the first three months of fiscal 2002. Purchases made from and royalties paid to ADLT by the Company under these agreements amounted to $168,000 during the first three months of fiscal 2003 and $450,000 during the first three months of fiscal 2002. Accounts receivable from ADLT were $63,000 and $79,000 as of March 31, 2003 and December 31, 2002, respectively, and accounts payable to ADLT were $49,000 and $105,000 as of the same dates, respectively.

9.    Income Taxes

        A full valuation allowance is recorded against the Company's deferred tax assets as management cannot conclude, based on available objective evidence, when the gross value of its deferred tax assets will be realized.

OTHER MATTERS

        No other business may be transacted at the Special Meeting, provided that if a motion for adjournment is presented at the Special Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

SHAREHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING

        Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company's 2004 Annual Meeting of Shareholders must be received by the Company no later than December 20, 2003 to be considered for inclusion in the proxy statement and form of proxy relating to such meeting.

        Pursuant to Rule 14a-4(c)(1) of the Exchange Act, the Company's proxy for the 2004 Annual Meeting of Shareholders may confer discretionary authority to vote on any proposal submitted by a shareholder submitted by a shareholder if written notice of such proposal is not received by the Company at its offices at 44259 Nobel Drive, Fremont, California 94538, on or before March 4, 2004, or, if the 2004 Annual Meeting of Shareholders is held more than 30 days before or after May 21, 2004, within a reasonable time before the mailing of the Company's proxy materials for the 2004 Annual Meeting of Shareholders.

        Whether you intend to be present at the Special Meeting or not, we urge you to return your signed proxy promptly.

By Order of the Board of Directors

/s/ DAVID N. RUCKERT David N. Ruckert President and Chief Executive Officer July 21, 2003

ANNEX A

FIBERSTARS, INC.

SECURITIES PURCHASE AGREEMENT

June 17, 2003

A-i

	4.3	Indemnification	A-12
	4.4	Termination of Conditions and Obligations	A-14
5.	Conditions of each Investor's Obligations at Closing		A-14
	5.1	Representations and Warranties	A-14
	5.2	Performance	A-15
	5.3	Qualifications	A-15
	5.4	Opinion of Counsel	A-15
	5.5	Required Shareholder Approval	A-15
	5.6	Certificates	A-15
	5.7	Organizational Documents	A-15
	5.8	Filings	A-15
	5.9	Nasdaq Listing	A-15
	5.10	Rights Agreement Amendment	A-16
6.	Conditions of the Company's Obligations at Closing		A-16
	6.1	Representations and Warranties	A-16
	6.2	Performance	A-16
	6.3	Qualifications	A-16
	6.4	Investor Questionnaires	A-16
	6.5	Purchase Price	A-16
	6.6	Required Shareholder Approval	A-16
	6.7	Rights Agreement Amendment	A-16
7.	Miscellaneous		A-16
	7.1	Entire Agreement	A-16
	7.2	Survival	A-16
	7.3	Successors and Assigns	A-16
	7.4	Governing Law	A-17
	7.5	Counterparts	A-17
	7.6	Titles and Subtitles	A-17
	7.7	Notices	A-17
	7.8	Expenses	A-17
	7.9	Attorneys' Fees	A-17
	7.10	Amendments and Waivers	A-17
	7.11	Severability	A-17
	7.12	Rights of the Investor	A-18
	7.13	Conflict of Interest Waiver	A-18
	7.14	Short Sales	A-18
Exhibits
Exhibit A —	Schedule of Investors
Exhibit B —	Form of Warrant
Exhibit C —	Form of Escrow Agreement
Exhibit D —	Form of Investor Questionnaire
Exhibit E —	Form of Opinion of Company's counsel
Exhibit F —	Form of Certificate of Subsequent Sale
Exhibit G —	Form of Notice of Effectiveness of Registration Statement
Exhibit H —	Transfer Agent Instructions

A-ii

FIBERSTARS, INC.

SECURITIES PURCHASE AGREEMENT

        THIS SECURITIES PURCHASE AGREEMENT (this "Agreement"), made as of the 17 day of June 2003, by and among FIBERSTARS, INC., a Delaware corporation (the "Company"), and each of the persons listed on the Schedule of Investors (the "Schedule of Investors") attached hereto as Exhibit A (each of whom is herein referred to individually as an "Investor" and collectively as the "Investors").

WITNESSETH:

        WHEREAS, the parties hereto desire to enter into this Agreement for the purpose of setting forth certain representations, warranties and covenants made by each to the other as an inducement to the execution and delivery of this Agreement and the conditions precedent to the consummation of the transactions set forth herein,

        NOW, THEREFORE, in consideration of the premises and of the mutual provisions, agreements and covenants herein contained, the parties hereto agree as follows:

        1.    Purchase and Sale of Common Stock and Warrants.

          1.1    Sale and Issuance of Common Stock.    Subject to the terms and conditions of this Agreement (including without limitation, Sections 5 and 6 hereof), each Investor severally (and not jointly and severally) agrees to purchase at the Initial Closing or the Second Closing (as such terms are defined below), as the case may be, and the Company agrees to issue and sell to the Investors at the Initial Closing or the Second Closing, as the case may be, that number of shares (the "Shares") of common stock, $0.0001 par value, of the Company (the "Common Stock") and, warrants, in the form attached hereto as Exhibit B (the "Warrants"), set forth above such Investor's name on the signature pages hereto at a price per Share equal to $3.25 (the "Purchase Price") and for an aggregate investment in dollars set forth opposite such Investor's name on the Schedule of Investors. The Shares and Warrants to be issued and sold by the Company at the Initial Closing are hereinafter referred to as the "Initial Shares" and "Initial Warrants," the Shares and Warrants to be issued and sold by the Company at the Second Closing are hereinafter referred to as the "Additional Shares" and "Additional Warrants," the shares of Common Stock issuable upon exercise of or otherwise pursuant to the Warrants are hereinafter referred to as the "Warrant Shares," and the Shares and Warrants are collectively referred to herein as the "Securities."

          1.2    Escrow.    On or before the Initial Closing, each of the Investors shall deposit their respective Purchase Price for the Shares and Warrants as indicated on the Schedule of Investors by wire transfer of immediately available funds in accordance with the Company's written wire instructions into the escrow account (the "Escrow") established pursuant to the terms of the escrow agreement in the form attached hereto as Exhibit C that has been executed by all of the Investors and the Company (the "Escrow Agreement"); it being understood and agreed that until the Initial Closing or the Second Closing, as the case may be, the funds in the Escrow shall remain the sole property of each of the Investors pro rata in proportion to the actual amount funded by each Investor.

          1.3    Initial Closing.    The completion of the purchase and sale of the Initial Shares and Initial Warrants pursuant to Section 1.1 (the "Initial Closing") shall take place at the offices of Pillsbury Winthrop LLP, 2550 Hanover Street, Palo Alto, California 94304, at 8:00 A.M., Palo Alto time, on the third business day following the date on which the last to be fulfilled or waived of the conditions set forth in Section 5 and Section 6 pertaining to the Initial Closing (other than those conditions that by their nature can only be fulfilled at the Initial Closing) shall have been fulfilled or waived (by each of the parties hereto), or such other place and time to be mutually agreed upon by the Company and the Investors. Subject to satisfaction or waiver of the conditions set forth in Section 5 and 6 hereof, at the Initial Closing, the Investors identified on the Schedule of Investors as participants in the Initial Closing (the "Initial Closing Investors") shall purchase the number of Initial Shares and Initial Warrants set forth opposite such Investors' names on the Schedule of Investors. Aggregate Initial Shares to be sold at the Initial Closing shall not exceed 19.9% of the number of shares of Company Common Stock issued and outstanding as of the date of this Agreement. Funds shall be released to the Company from the Escrow on behalf of the Initial Closing Investors as payment for the Initial Shares and Initial Warrants as provided in the Escrow Agreement. Upon receipt of payment therefor, the Company shall deliver to each Initial Closing Investor one or more stock certificates representing the number of Initial Shares, and an Initial Warrant representing the number of Warrant Shares, set forth opposite such Investor's name on the Schedule of Investors, each such certificate and Initial Warrant to be registered in the name of the Investor or, if so indicated on the Stock Certificate and Warrant Questionnaire attached hereto as Exhibit D-1 (the "Stock Certificate and Warrant Questionnaire"), in the name of a nominee designated by such Investor.

          1.4    Second Closing.    The completion of the purchase and sale of the Additional Shares and Additional Warrants (the "Second Closing") shall occur at the offices of Pillsbury Winthrop LLP, 2550 Hanover Street, Palo Alto, California 94304, at 8:00 A.M., San Francisco time, on the third business day following the date on which the last to be fulfilled or waived of the conditions set forth in Section 5 and Section 6 pertaining to the Second Closing (other than those conditions that by their nature can only be fulfilled at the Second Closing) shall have been fulfilled or waived (by each of the parties hereto), or such other place and time to be specified by the Company, and of which the Investors will be notified not less than two (2) business days in advance by the Company. Subject to satisfaction or waiver of the conditions set forth in Section 5 and 6 hereof, at the Second Closing, the Investors identified on the Schedule of Investors as participants in the Second Closing (the "Second Closing Investors") shall purchase the number of Additional Shares and Additional Warrants set forth opposite such Investors' names on the Schedule of Investors. Funds shall be released to the Company from the Escrow on behalf of the Second Closing Investors as payment for the Additional Shares and Additional Warrants. Upon receipt of payment therefor, the Company shall deliver to each Investor one or more stock certificates representing the number of Additional Shares, and an Additional Warrant representing the number of Warrant Shares, set forth opposite such Investor's name on the Schedule of Investors, each such certificate and Additional Warrant to be registered in the name of the Investor or, if so indicated on the Stock Certificate and Warrant Questionnaire, in the name of a nominee designated by such Investor. The Initial Closing and the Second Closing are collectively referred to as the "Closing."

        2.    Representations, Warranties and Covenants of the Company.    The Company hereby represents, warrants and covenants to each Investor that, except as otherwise disclosed in the Company's periodic report on Form 10-Q for the quarter ended March 31, 2003, the Company's Annual Report on Form 10-K for the year ended December 31, 2002, the Company's proxy statement for its 2003 annual meeting and the Company's current report on Form 8-K dated April 23, 2003 (collectively the "SEC Documents"), or as set forth in the correspondingly numbered section of the Disclosure Schedule delivered to each Investor in connection herewith, all of which qualify the following representations and warranties in their entirety:

          2.1    Organization; Good Standing; Qualification.    Each of the Company and its subsidiaries has been duly incorporated and is validly existing and in good standing under the laws of the state of its incorporation, has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which its ownership or leasing of assets, or the conduct of its business, makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a material adverse effect upon the business, condition (financial or otherwise), properties, assets or operations of the Company and its subsidiaries as a whole ("Material Adverse Effect").

          2.2    Authorization.    The Company has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder, including the issuance of the Securities and Warrant Shares, subject to obtaining the requisite Shareholder approval of the transactions contemplated herein to occur at the Second Closing in a manner that complies with NASD Rule 4350(i) (the "Required Shareholder Approval"). The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject to obtaining the Required Shareholder Approval. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against it in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the enforcement of creditors' rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (c) to the extent the indemnification provisions contained in this Agreement may be limited by applicable federal or state securities laws. The execution, delivery and performance of this Agreement will not violate any provision of the Company's Articles of Incorporation or Bylaws (each as amended to date), will not conflict with, result in any breach of any of the terms, conditions or provisions of, constitute (with or without notice or lapse of time or both) a default under, or require a consent or waiver under any material indenture, lease, agreement or other instrument to which the Company is a party or by which it or any of its properties is bound, or any decree, judgment, order, statute, rule or regulation applicable to the Company.

          2.3    Valid Issuance of Common Stock and Warrants.    The Shares and the Warrants have been duly authorized and, when issued, sold and delivered against payment therefor in accordance with the terms of this Agreement, will be validly issued and, in the case of the Shares, fully paid and nonassessable and free and clear of all liens, taxes and encumbrances except for restrictions on transfer contained herein, and not be subject to preemptive or similar rights. The Warrant Shares have been duly authorized and, upon exercise of the Warrants in accordance with the terms thereof, will be validly issued, fully paid and nonassessable and free and clear of all liens, taxes and encumbrances except for restrictions on transfer contained herein, and not be subject to preemptive or similar rights.

          2.4    Capitalization.    The authorized capital stock of the Company consists of 30,000,000 shares of Common Stock, of which 4,667, 321 shares (the "Issued Stock") were issued and outstanding as of April 30, 2003, and 2,000,000 shares of preferred stock ("Preferred Stock"), none of which were issued and outstanding as of April 30, 2003. As of April 30, 2003, 261,505 shares of Common Stock were reserved for issuance under the Company's 1988 Stock Option Plan, 1994 Stock Incentive Plan, 1994 Director's Stock Option Plan and 1994 Stock Purchase Plan (collectively, the "Stock Incentive Plans"), and 1,598,545 shares of Common Stock were issuable upon the exercise of outstanding stock options under the Company's Stock Incentive Plans. As of the date hereof 100,000 shares of Preferred Stock, designated as "Series A Participating Preferred Stock," were reserved for issuance pursuant to the Rights Agreement, dated as of September 20, 2001, between the Company and Mellon Investors Services LLC (the "Rights Agreement"). All shares of Issued Stock have been duly authorized and validly issued and are fully paid and nonassessable. As of April 30, 2003, a total of 1,165,726 shares of Common Stock were reserved for issuance under outstanding warrants (the "Outstanding Warrants"). Other than pursuant to the Stock Incentive Plans, each as amended to date, the Rights Agreement, the Outstanding Warrants and this Agreement, (A) no shares of the Company's capital stock are subject to preemptive rights or any other similar rights created by statute, the Company's Articles of Incorporation or By-laws or any agreement or instrument to which the Company is a party; and (B) there are no options, warrants, rights to subscribe to, calls or commitments or agreements of any character which the Company is bound to issue additional shares of capital stock of the Company or obligating the Company to grant, effect or enter, into any such option, warrant, right to subscribe to, call, commitment or agreement. The Company has made available to each Investor true and correct copies of the Company's Articles of Incorporation, as amended and as in effect on the date hereof (the "Articles of Incorporation"), and the Company's By-laws, as amended and as in effect on the date hereof (the "By-laws").

          2.5    Consents.    No consent, approval, qualification, order or authorization of, or filing with, any local, state or federal governmental authority or any other person or entity is required on the part of the Company or any of its subsidiaries in connection with the Company's valid execution, delivery or performance of this Agreement or the offer, sale or issuance of the Securities and the Warrant Shares except any notices of sale required to be filed with the Securities and Exchange Commission ("SEC") under Regulation D ("Regulation D") of the Securities Act of 1933, as amended (the "Securities Act"), or such post-Closing filings as may be required under applicable state securities laws, which will be timely filed within the applicable periods therefor.

          2.6    Offering.    Subject to the accuracy of each Investor's representations set forth in this Agreement, the offer, sale and issuance of the Securities as contemplated by this Agreement are exempt from the registration requirements of the Securities Act and all applicable state securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption. The Company agrees to file a Form D with respect to the Securities and Warrant Shares as required under Regulation D and to provide a copy thereof to each Investor promptly after such filing.

          2.7    General Solicitation.    Neither the Company nor any other person or entity authorized by the Company to act on its behalf has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of the Securities.

          2.8    No Integrated Offering.    Neither the Company nor its subsidiaries, nor any of their affiliates nor any person acting on the Company's behalf has, directly or indirectly, made nor will any such party make, any offer or sale of any security or solicitation of any offer to buy any security under circumstances, that in the opinion of the Company's counsel, would eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale of the Securities as contemplated hereby.

          2.9    Brokers or Finders.    Neither the Company nor any of its subsidiaries has incurred, and will not incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby, and no broker, finder, agent or similar intermediary has acted for or on behalf of the Company for which any Investor would become liable for any fees, commissions or similar charges.

          2.10    Nasdaq Compliance.    The Common Stock is listed on Nasdaq, and the Company has taken no action designed to or likely to have the effect of suspension of or delisting the Common Stock from Nasdaq. On the respective Closings, the Company shall have applied for the listing of the Shares and Warrant Shares, in each case, upon Nasdaq and shall use all reasonable efforts to maintain, at its expense, so long as any of the Securities or Warrant Shares are outstanding, such listing of all Shares from time to time issuable hereunder and all Warrant Shares from time to time issuable upon exercise of the Warrants.

          2.11    SEC Filings and Financial Statements.    The financial statements included in the SEC Documents are hereafter collectively referred to as the "Financial Statements." The balance sheet contained in the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2003 shall be referred herein as the "Company Balance Sheet" and the date of such balance sheet shall be referred to herein as the "Company Balance Sheet Date." Each of the balance sheets included in the Financial Statements (including any related notes and schedules) presents fairly the financial position of the Company as of its date, and the other financial statements included in the Financial Statements (including any related notes and schedules) present fairly the results of operations or other information included therein of the Company for the periods or as of the dates therein set forth (subject, in the case of interim financial statements, to normal year-end adjustments), and each of the Financial Statements was prepared in accordance with generally accepted accounting principles consistently applied during the periods involved (except as otherwise stated therein and except that interim financial statements may not contain all footnotes required by generally accepted accounting principles). The Company has filed all reports required to be filed by it since the Company Balance Sheet Date pursuant to the reporting requirements of the Exchange Act. None of the documents filed with the SEC and referred to in this Section 2.11 contained, as of its date, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          2.12    Intellectual Property.    The Company owns or possesses adequate rights to use all patents, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names, copyrights or other information (collectively, "Intellectual Property"), which are necessary to conduct its businesses as currently conducted, except where the failure to currently own or possess would not result, either individually or in the aggregate, in a Material Adverse Effect. The Company has not received any notice of, and has no knowledge of, any infringement of or conflict with asserted rights of others with respect to any Intellectual Property which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect, and to the Company's knowledge, none of the patent rights owned or licensed by the Company are unenforceable or invalid.

          2.13    No Material Adverse Change.    Since the Company Balance Sheet Date, except as set forth in the Company's SEC Documents (a) there has been no material adverse change in the business, properties, results of operations or financial condition of the Company, whether or not arising in the ordinary course of business ("Material Adverse Change"), and (b) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock. Since the Company Balance Sheet Date until the date of this Agreement, except as set forth in the Company's SEC Documents filed with the SEC on or prior to the date of this Agreement, there have been no material transactions entered into by the Company that have not arisen in the ordinary course of business.

          2.14    Contracts.    The contracts described in the SEC Documents or attached as exhibits thereto that are material to the Company are in full force and effect on the date hereof, and neither the Company nor, to the Company's knowledge, any other party to such contracts is in breach of or default under any of such contracts which breach or default would reasonably be expected to have a Material Adverse Effect.

          2.15    Taxes.    The Company has filed all necessary federal, state and foreign income and franchise tax returns due prior to the date hereof and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of any material tax deficiency which has been or might be asserted or threatened against it.

          2.16    Investment Company.    The Company is not, and after consummation of the sale of the Securities will not be, an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for an investment company, or, to its knowledge, a company "controlled by" an "investment company" (other than any Investor) within the meaning of the Investment Company Act of 1940, as amended.

          2.17    Insurance.    The Company maintains and will continue to maintain insurance of the types and in the amounts that the Company reasonably believes is prudent and adequate for its business, all of which insurance is in full force and effect.

          2.18    Legal Proceedings.    There are no legal or governmental, actions, suits or proceedings pending or, to the knowledge of the Company, threatened against the Company or its subsidiaries that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

          2.19    Subsidiaries.    The Company does not own or control, directly or indirectly, any interest in any other corporation, partnership, limited liability company, association, or other business entity.

          2.20    Reservation of Common Stock.    Prior to the issuance of the Securities, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the exercise of the Warrants, a sufficient number of shares of Common Stock to provide for issuance of the Warrant Shares (without regard to limits on exercise).

          2.21    Reporting Status.    The Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and so long as an Investor beneficially owns any Securities or Warrant Shares, the Company shall not terminate its status as an issuer subject to the reporting obligations under the Exchange Act even if the rules and regulations thereunder would otherwise permit such termination.

          2.22    Filing of Form 8-K.    On the business day following each Closing, the Company shall file a Current Report on Form 8-K with the SEC describing the terms of the transactions contemplated by this Agreement, including as exhibits to such Current Report on Form 8-K this Agreement, the form of Warrant and such other exhibits as required by the Exchange Act.

          2.23    Corporate Existence.    So long as an Investor beneficially owns any Securities or Warrant Shares, the Company shall maintain its corporate existence, and in the event of a merger or consolidation or sale of all or substantially all of the Company's assets, the Company shall ensure that the surviving or successor entity in such transaction assumes the Company's obligations hereunder and under the agreements and instruments entered into in connection herewith.

          2.24    Transfer Agent Instructions.    The Company shall use all reasonable best efforts to cause its transfer agent, within ten (10) business days, and any subsequent transfer agent, to agree to irrevocable instructions substantially in the form attached hereto as Exhibit H (the "Irrevocable Transfer Agent Instructions") to issue certificates or credit shares to the applicable balance accounts at DTC, registered in the name of each Investor or its respective nominee(s), for the Securities in such amounts as specified from time to time by each Investor to the Company and acknowledged by the Company in writing upon exercise of the Warrants. Prior to registration of the Securities under the Securities Act, all such certificates shall bear the restrictive legend specified in Section 3.8(a) of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 2.24 and stop transfer instructions to give effect to Sections 3.7 and 3.8(a) hereof will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Warrants. If an Investor provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of Securities may be made without registration under the Securities Act or the Investor provides the Company with reasonable assurances that the Securities can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold, the Company shall permit the transfer, and, in the case of the Warrant Shares, promptly instruct its transfer agent to issue one or more certificates, or credit shares to one or more balance accounts at DTC, in such name and in such denominations as specified by such Investor and without any restrictive legend.

        3.    Representations, Warranties and Covenants of the Investors.    Each Investor hereby, severally, and not jointly represents and warrants to and agrees with the Company that, solely as to such Investor:

          3.1    Authorization.    The Investor has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Investor and the consummation of the transactions hereby, have been duly authorized by all necessary action on the part of the Investor. This Agreement has been duly executed and delivered by the Investor and constitutes a valid and legally binding agreement of the Investor, enforceable against the Investor in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the enforcement of creditors' rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (c) to the extent the indemnification provisions contained in this Agreement may be limited by applicable federal or state securities laws.

          3.2    Purchase Entirely for Own Account.    The Shares and Warrant to be purchased by the Investor will be acquired for the Investor's own account for investment, and not as a nominee or agent, and not with a present view to the resale or distribution of any part thereof, other than in a transaction covered by an effective registration statement filed under or exempted from the registration requirements of the Securities Act. Notwithstanding the foregoing, by making the representations herein, the Investor does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time, provided, however, that such disposition shall be in accordance with or pursuant to a registration statement or an exemption under the Securities Act and any applicable state securities laws.

          3.3    Reliance Upon Investor's Representations.    The Investor understands that the issuance and sale of the Securities to it will not be registered under the Securities Act on the ground that such issuance and sale will be exempt from registration under the Securities Act pursuant to section 4(2) thereof, and that the Company's reliance on such exemption is based on each Investor's representations set forth herein.

          3.4    Receipt of Information.    The Investor has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance and sale of the Securities and the business, properties, prospects and financial condition of the Company and to obtain any additional information requested and has received and considered all information it deems relevant to make an informed decision to purchase the Securities. No person other than the Company has been authorized to give any information or to give any representation not contained in this Agreement in connection with the issuance of the Securities and, if given or made, such information or representation must not be relied upon as having been authorized by the Company.

          3.5    Investment Experience.    The Investor is knowledgeable, sophisticated and experienced in evaluating and investing in securities of companies and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

          3.6    Accredited Investor.    The Investor is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

          3.7    Restricted Securities.    The Investor will not sell, offer to sell, assign, pledge, hypothecate or otherwise transfer any of the Securities or Warrant Shares unless (i) pursuant to an effective registration statement under the Securities Act, (ii) such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Securities may be made without registration under the Securities Act, or (iii) such holder provides the Company with reasonable assurances that the Securities can be sold pursuant to Rule 144 under the Securities Act without any restriction as to the number of securities acquired as of a particular date that can be immediately sold. Notwithstanding anything to the contrary contained in the Agreement or the Warrants, the Investor may transfer (without restriction and without the need for an opinion of counsel) the Securities and Warrants Shares to its affiliates provided that such affiliate is an "accredited investor" under Regulation D and such affiliate agrees to be bound by the terms and conditions of the Agreement and the Warrants.

          3.8    Legends.    To the extent applicable, each certificate or other document evidencing any of the Shares shall be endorsed with the legends set forth below, and the Investor covenants that, except to the extent such restrictions are waived by the Company, the Investor shall not transfer the shares represented by any such certificate without complying with the restrictions on transfer described in the legends endorsed on such certificate (and a stop-transfer order may be placed against the transfer of the certificates for the Shares):

            (a)   The following legend under the Act:

        "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL OR UPON EVIDENCE REASONABLY SATISFACTORY TO FIBERSTARS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT OR ANOTHER APPLICABLE EXEMPTION."

            (b)   Such other legends as may be required under state securities laws.

          The legend set forth above shall be removed and the Company shall issue the relevant securities without such legend to the holder of the Securities upon which it is stamped, if, (i) such Securities are registered for resale under the Securities Act, (ii) in connection with a sale transaction, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Securities may be made without registration under the Securities Act, or (iii) such holder provides the Company with reasonable assurances that the Securities can be sold pursuant to Rule 144 under the Securities Act without any restriction as to the number of securities acquired as of a particular date that can be immediately sold. The Investor agrees to sell all Securities and Warrant Shares, including those represented by a certificate(s) from which the legend has been removed, pursuant to an effective registration statement or under an exemption from the registration requirements of the Securities Act.

          3.9    Requirements of Foreign Jurisdictions.    The Investor acknowledges, represents and agrees that no action has been or will be taken in any jurisdiction outside the United States by the Company that would permit an offering of the Securities, or possession or distribution of offering materials in connection with the issue of the Securities, in any jurisdiction outside the United States where action for that purpose is required. Each Investor outside the United States will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Securities or has in its possession or distributes any offering material, in all cases at its own expense.

          3.10    No Legal, Tax or Investment Advice.    The Investor understands that nothing in this Agreement or any other materials presented to the Investor in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Securities.

          3.11    Questionnaires.    The Investor has completed the Stock Certificate and Warrant Questionnaire and the Registration Statement Questionnaire (the "Registration Statement Questionnaire") attached hereto as Exhibit D-2, for use in the preparation of the Registration Statement, and the information provided therein is true and correct as of the date hereof and will be true and correct as of the effective date of the Registration Statement. The Investor hereby agrees to notify the Company immediately of any change in any of such information until such time as the Investor has sold all of its Securities or until the Company is no longer required to keep the Registration Statement effective.

          3.12    Short Sales.    To the Investor's knowledge, neither the Investor, nor any of its affiliates, is presently the record or beneficial owner of a short-sale position in Company Common Stock.

        4.    Registration of the Shares; Compliance with the Securities Act.

          4.1    Registration Procedures and Expenses.    The Company hereby agrees that it shall:

            (a)   subject to receipt of necessary information from the Investors, prepare and file with the SEC as soon as practicable and in no event later than sixty (60) days following the Second Closing (or, in case the Company's Shareholders do not vote to approve the sale of the Additional Shares at the Second Closing, sixty (60) days following a Shareholder meeting at which such vote was taken) (each, the "Filing Date"), a registration statement on Form S-3 (the "Registration Statement"), which Registration Statement shall not contain any untrue statement of material fact or omit to state a material fact required to be stated therein, or necessary to make the statement therein, in light of the circumstances in which they were made, not misleading, to enable the resale of the Shares and Warrant Shares and only those additional shares of Common Stock set forth in the Disclosure Schedule (collectively, the "Registrable Shares") by the Investors from time to time on Nasdaq and use all reasonable efforts to cause such Registration Statement to be declared effective as promptly as possible after filing and to remain continuously effective until the earlier of (i) the later of the fifth anniversary of the Second Closing, provided, however, if there is no Second Closing, then the fifth anniversary of the Initial Closing, plus, in each case, a number of days equal to the number of days, if any, the Registration Statement is suspended or not effective beyond the Grace Period, (ii) such time as all Registrable Shares purchased by such Investor pursuant to this Agreement or the Warrants, as the case may be, may immediately be sold during any 90 day period pursuant to Rule 144 under the Securities Act, or (iii) the closing of an acquisition of the Registrable Securities in exchange for publicly traded stock (i.e., stock that has been registered under the Securities Act for issuance to such Investor and is listed on a national securities exchange or Nasdaq) of another entity (the "Registration Period"). In the event that Form S-3 is unavailable for such registration, the Company shall use such other form as is available for such a registration. For purposes of this Section 4.1(a), "Grace Period" shall mean a suspension under Section 4.2(b) and 4.2(c) in excess of sixty (60) days in the aggregate in any twelve month period of time;

            (b)   prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective at all times until the end of the Registration Period;

            (c)   furnish to the Investors with respect to the Registrable Shares registered under the Registration Statement such reasonable number of copies of the Registration Statement, prospectuses and preliminary prospectuses in conformity with the requirements of the Securities Act and such other documents as the Investor may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Shares by the Investor;

            (d)   file documents required of the Company for normal blue sky clearance in states specified in writing by the Investor, provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

            (e)   use its reasonable best efforts to cause the Registrable Shares to be listed on Nasdaq in connection with the filing of the Registration Statement under Section 4.1(a);

            (f)    if a Registration Statement covering all the Registrable Shares acquired by any given Investor under this Agreement is not filed on or before the Filing Date for any reason other than solely by virtue of a breach by any of the Investors of their covenants or obligations contained herein, issue to each such Investor a supplemental warrant in form substantially similar to that set forth at Exhibit B for such number of additional Warrant Shares (each with an initial exercise price equal to $4.50 per share) equal to the product of 0.015 multiplied by the number of Shares set forth above that Investor's name on its signature page hereto (the "Supplemental Warrant"); provided, further, that, the Company shall issue to such Investor an additional Supplement Warrant for each subsequent fifteen calendar day period commencing on the sixteenth calendar day after the Filing Date if a Registration Statement covering all such Registrable Shares is not filed on or before the expiration of such fifteen day period for any reason other than solely by virtue of a breach by any of the Investors of their covenants or obligations contained herein;

            (g)   use its reasonable best efforts to cause the Registration Statement to be declared effective on or prior to 120 days following the Filing Date. If a Registration Statement covering all the Registrable Shares acquired by any given Investor under, and required to be filed by the Company pursuant to, this Agreement is not declared effective by the SEC on or before 120 days following the Filing Date (the "Effective Deadline") for any reason other than by virtue of a breach by any of the Investors of any of their obligations or covenants hereunder, then the Company shall issue to each such Investor a Supplemental Warrant for each successive fifteen day calendar period after the Effective Deadline terminating upon the earlier to occur of (i) such time as a Registration Statement covering such Registrable Shares is declared effective by the SEC, and (ii) one year following the Effective Deadline. The payments to which an Investor shall be entitled pursuant to Sections 4.1(f) and (g) are referred to herein as "Registration Delay Payments." Registration Delay Payments shall be paid on the last day of each calendar month during which such Registration Delay Payments are incurred, or, if later, the 10th calendar day after such Registration Delay Payments are incurred;

            (h)   the Company shall permit a single firm of legal counsel ("Legal Counsel") designated by the holders of at least a majority of the Registrable Shares to review the Registration Statement and all amendments and supplements thereto a reasonable period of time prior to their filing with the SEC;

            (i)    within two (2) business days after a Registration Statement covering Registrable Shares is ordered effective by the SEC, the Company shall deliver, or shall cause its legal counsel to deliver, to the transfer agent for such Registrable Shares (with copies to the Investors) confirmation, substantially in the form as attached at Exhibit G, that such Registration Statement has been declared effective by the SEC; and

            (j)    bear all expenses in connection with the procedures in paragraph (a) through (h) of this Section 4.1 and the registration of the Registrable Shares pursuant to the Registration Statement other than fees and expenses, if any, of Legal Counsel or other advisers to the Investors or underwriting discounts, brokerage fees and commissions incurred by the Investors, if any.

          It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 4.1 that the Investor shall furnish to the Company such information regarding itself, the Registrable Shares to be sold by the Investor, and the intended method of disposition of such securities as shall be required to effect the registration of the Registrable Shares.

          4.2    Transfer of Registrable Shares After Registration; Suspension.

            (a)   Subject to Section 4.4, the Investors agree that they will not offer to sell or make any sale, assignment, pledge, hypothecation or other transfer with respect to the Registrable Shares that would constitute a sale within the meaning of the Securities Act except pursuant to the Registration Statement referred to in Section 4.1, and that they will promptly notify the Company of any changes in the information set forth in the Registration Statement after it is prepared regarding the Investor or its plan of distribution to the extent required by applicable law.

            (b)   In addition to any suspension rights under paragraph (c) below, the Company may, upon the happening of any event, that, in the judgment of Company's board of directors, renders it advisable to suspend use of the prospectus for no more than sixty (60) days in the aggregate in any twelve (12) month period of time due to pending corporate developments, public filings with the SEC or similar events, suspend use of the prospectus on written notice to each Investor (which notice will not disclose the content of any material non-public information and will indicate the date of the beginning and end of the intended suspension, if known), in which case each Investor shall discontinue disposition of Registrable Shares covered by the Registration Statement or prospectus until copies of a supplemented or amended prospectus are distributed to the Investors or until the Investors are advised in writing by the Company that the use of the applicable prospectus may be resumed.

            (c)   Subject to paragraph (d) below, in the event of: (i) any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or related prospectus or for additional information, (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iii) the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose, (iv) any event or circumstance which necessitates the making of any changes in the Registration Statement or prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, then the Company shall deliver a certificate in writing to the Investors (the "Suspension Notice") to the effect of the foregoing (which notice will not disclose the content of any material non-public information and will indicate the date of the beginning and end of the intended suspension, if known), and, upon receipt of such Suspension Notice, the Investors will refrain from selling any Registrable Shares pursuant to the Registration Statement (a "Suspension") until the Investors' receipt of copies of a supplemented or amended prospectus prepared and filed by the Company, or until it is advised in writing by the Company that the current prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such prospectus. In the event of any Suspension, the Company will use its reasonable best efforts to cause the use of the prospectus so suspended to be resumed as soon as possible after delivery of a Suspension Notice to the Investors.

            (d)   Provided that a Suspension is not then in effect, the Investors may sell Registrable Shares under the Registration Statement, provided that the selling Investor arranges for delivery of a current prospectus to the transferee of such Registrable Shares.

            (e)   In the event of a sale of Registrable Shares by an Investor, such Investor must also deliver to the Company's transfer agent, with a copy to the Company, a Certificate of Subsequent Sale substantially in the form attached hereto as Exhibit F, so that ownership of the Registrable Shares may be properly transferred.

            (f)    For so long as the Company will have a class of securities registered under Section 12(b) or Section 12(g) of the Exchange Act, the Company covenants that it will file, on a timely basis, any reports required to be filed by it under the Exchange Act and the rules and regulations adopted by the SEC thereunder and keep all such reports and public information current to the extent required by Rule 144 under the Securities Act for a period of five (5) years after the last Closing to occur.

          4.3    Indemnification.    For the purpose of this Section 4.3 only, (i) the term "Registration Statement" shall include any final prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 4.1(a); and (ii) the term "untrue statement" shall include any untrue statement or any omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (a)   The Company agrees to indemnify and hold harmless each Investor and the directors, partners, officers, advisors, agents, representatives and employees of such Investor (and each person, if any, who controls such Investor within the meaning of section 15 of the Securities Act) from and against any losses, claims, damages or liabilities to which such Investor and the directors, officers, advisors, agents, representatives and employees of such Investor (or such person, if any, who controls such Investor within the meaning of section 15 of the Securities Act) may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or (ii) any failure by the Company to fulfill any undertaking included in the Registration Statement, and the Company will reimburse such Investor (and each person, if any, who controls such Investor within the meaning of section 15 of the Securities Act) for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Investor specifically for use in preparation of the Registration Statement or the failure of such Investor to comply with its covenants and agreements contained in Section 3 or 4.2 hereof or any statement or omission in any prospectus that is corrected in any subsequent prospectus that was delivered to the Investor prior to the pertinent sale or sales by the Investor.

            (b)   Each Investor, severally and not jointly, agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of section 15 of the Securities Act, each officer of the Company who signs the Registration Statement and each director of the Company) and each other Investor from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) or other Investor may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement if, and to the extent, such untrue statement was made in reliance upon and in conformity with information furnished by or on behalf of the indemnifying Investor in writing specifically for use in preparation of the Registration Statement, and the indemnifying Investor will reimburse the Company (or such officer, director or controlling person) or other Investor, as the case may be, for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim. Notwithstanding anything to the contrary contained in this Section 4.3(b), the Investor shall not be liable under this Section 4.3(b) for amounts in excess of the gross proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement.

            (c)   Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 4.3, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 4.3 (except to the extent that such omission materially and adversely affects the indemnifying party's ability to defend such action) or from any liability otherwise than under this Section 4.3. Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof. In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld. No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

            (d)   If the indemnification provided for in this Section 4.3 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Investors on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Company on the one hand or an Investor on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement. The Company and the Investors agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Investors were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Investor shall be required to contribute any amount in excess of the amount by which the gross amount received by the Investor from the sale of the Registrable Shares to which such loss relates exceeds the amount of any damages which such Investor has otherwise been required to pay by reason of such untrue statement. No person guilty of fraudulent misrepresentation (within the meaning of section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Investors' obligations in this subsection to contribute are several in proportion to their sales of Registrable Shares to which such loss relates and not joint.

          4.4    Termination of Conditions and Obligations.    The conditions precedent imposed by Section 4 upon the transferability of the Registrable Shares shall cease and terminate as to any particular number of the Registrable Shares when such Registrable Shares shall have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition set forth in the Registration Statement covering such Registrable Shares or at such time as an opinion of counsel reasonably satisfactory to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act or upon evidence reasonably satisfactory to the Company that such registration is not required, or sold pursuant to Rule 144 of the Securities Act or another applicable exemption.

        5.    Conditions of each Investor's Obligations at Closing.    The obligations of each Investor to purchase and pay for Shares and Warrants at the Initial Closing and Second Closing as provided in Section 1 hereof, are subject to the fulfillment or written waiver by such Investor of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent in writing thereto:

          5.1    Representations and Warranties.    The representations and warranties of the Company contained in Section 2 shall be true and correct on and as of the date of the Initial Closing or the Second Closing, as the case may be, with the same effect as though such representations and warranties had been made on and as of the date of the Initial Closing or Second Closing, as the case may be (except for representations and warranties that speak as of a specific date).

          5.2    Performance.    The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with on or before the date of the Initial Closing or the Second Closing, as the case may be.

          5.3    Qualifications.    All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be duly obtained and effective as of the date of the Initial Closing or the Second Closing, as the case may be. The Company shall have obtained all necessary blue sky permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Shares.

          5.4    Opinion of Counsel.    The Investor shall have received the opinion of Pillsbury Winthrop LLP, counsel to the Company, dated the date of the Initial Closing and the Second Closing, as the case may be, substantially in the form set forth as Exhibit E attached hereto.

          5.5    Required Shareholder Approval.    With respect to the Second Closing only, the Company shall have obtained the Required Shareholder Approval. The Investors' obligation to complete the purchase and sale of the Shares and Warrants to be issued and sold at the Second Closing shall be rescinded and funds (including interest thereon) held in Escrow shall be distributed to the respective Investors if (a) the Required Shareholder Approval is not obtained at the Shareholders meeting duly called for the purpose of obtaining such approval, or any continuance thereof, whether by adjournment, postponement or otherwise, (b) the Second Closing has not occurred on or prior to the 80th day following the date of this Agreement, except to the extent any delay in closing is caused solely by the SEC review of the Company's documents filed with the SEC under the Exchange Act, including any proxy statement filed with respect to such Shareholders meeting and such review prevents the Company from holding a Shareholders meeting to obtain the Required Shareholder Approval, or (c) the Second Closing has not occurred on or before the 120th day following the date of this Agreement unless extended on or prior to such 120th day by a majority in interest of the Investors in the Second Closing (based on the purchase commitments set forth in the Schedule of Investors) (provided however, that no such extension shall be effective with respect to the obligations of any Investor unless such Investor has consented in writing).

          5.6    Certificates.    The Company shall have delivered to the Investor a duly executed certificate for the Warrants and an irrevocable letter of instruction addressed to the Company's transfer agent pursuant to which such transfer agent is instructed to deliver the Shares to the Investor in certificated form (in such denominations as are set forth opposite the Investor's name on the Schedule of Investors with respect to the respective closing).

          5.7    Organizational Documents.    The Company shall have delivered to the Investors (a) a certificate evidencing the incorporation and good standing of the Company in the State of California issued by the Secretary of State of the State of California, and (b) a secretary's certificate, dated as of the Closing Date, certifying as to (i) the resolutions of the Board of Directors approving this Agreement and the consummation of the transactions contemplated hereby, (ii) the Articles of Incorporation and (iii) the By-laws, each as in effect at the applicable Closing.

          5.8    Filings.    The Company shall have made all filings under all applicable federal and state securities laws necessary to consummate the issuance of the Securities pursuant to this Agreement in compliance with such laws.

          5.9    Nasdaq Listing.    The Common Stock (x) shall be designated for quotation or listed on Nasdaq and (y) shall not have been suspended by the SEC or the Principal Market from trading on Nasdaq nor shall suspension by the SEC or Nasdaq have been threatened either (A) in writing by the SEC or Nasdaq or (B) except as set forth in the Disclosure Schedule, by falling below the minimum listing maintenance requirements of the Nasdaq; and the Shares and Warrant Shares issuable upon exercise of the Warrants (without regard to any limitations on exercises) shall be listed (subject to official notice of issuance) upon the Nasdaq.

          5.10    Rights Agreement Amendment.    The Company shall have amended the Rights Agreement to permit the issuance of the Securities hereunder without triggering rights under the Rights Agreement.

        6.    Conditions of the Company's Obligations at Closing.    The obligations of the Company to sell, issue and deliver the Shares and Warrants to each Investor at the Initial Closing and the Second Closing, as provided in Section 1 hereof, are subject to the fulfillment or written waiver by the Company of each of the following conditions by such Investor:

          6.1    Representations and Warranties.    The representations and warranties of such Investor contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing (except for representations and warranties that speak as of a specific date).

          6.2    Performance.    The Investor shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with on or before the Closing.

          6.3    Qualifications.    All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Common Stock pursuant to this Agreement shall be duly obtained and effective as of the Closing.

          6.4    Investor Questionnaires.    The Investor shall have completed, executed and delivered to the Company a completed Investor Questionnaire in the form attached hereto as Exhibit D.

          6.5    Purchase Price.    The Investor shall have deposited its respective Purchase Price for the Shares and Warrants as indicated on the Schedule of Investors into the Escrow.

          6.6    Required Shareholder Approval.    With respect to the Second Closing only, the Company shall have obtained the Required Shareholder Approval.

          6.7    Rights Agreement Amendment.    . The Rights Agreement shall have been amended to permit the issuance of the Securities hereunder without triggering rights under the Rights Agreement.

        7.    Miscellaneous.

          7.1    Entire Agreement.    This Agreement and the documents referred to herein and all Schedules and Exhibits thereto constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

          7.2    Survival.    The parties agree that, regardless of any investigation made by the parties, the warranties, representations and covenants of the Company and the Investors contained in or made pursuant to this Agreement (including, without limitation, the provisions of Section 4) shall survive the execution and delivery of this Agreement and each Closing.

          7.3    Successors and Assigns.    Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including permitted transferees of any Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          7.4    Governing Law.    This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

          7.5    Counterparts.    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          7.6    Titles and Subtitles.    The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          7.7    Notices.    Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed given and effective when delivered personally, by telex or telecopier, or by overnight express at the following addresses or to such other address as such party may designate by written notice to the other party in accordance with the provisions of this Section:

If to the Company:	Fiberstars, Inc. 44259 Nobel Drive Fremont, CA 94538 Attention: Chief Executive Officer Facsimile: (510) 490-0947
With a copy to:	Pillsbury Winthrop LLP 2550 Hanover Street Palo Alto, CA 94304 Attention: Richard Bebb Facsimile: (650) 433-4545
If to an Investor:	See the signature pages hereto

          7.8    Expenses.    Each party will bear its own expenses related to this Agreement and the transactions contemplated therein.

          7.9    Attorneys' Fees.    If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and disbursements in addition to any other relief to which such party may be entitled.

          7.10    Amendments and Waivers.    Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investors holding a majority of the Securities. No such amendment shall be effective to the extent that it applies to less than all of the Investors and no such amendment shall be effective to the extent any such amendment affects any rights specifically granted to a particular Investor and not to the other Investors.

          7.11    Severability.    If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          7.12    Rights of the Investor.    Each holder of the Securities shall have the absolute right to exercise or refrain from exercising any right or rights that such holder may have by reason of this Agreement or any Securities, including without limitation the right to consent to the waiver of any obligation of the Company under this Agreement and to enter into an agreement with the Company for the purpose of modifying this Agreement or any agreement effecting any such modification, and such holder shall not incur any liability to any other holder or holders of the Securities with respect to exercising or refraining from exercising any such right or rights.

          7.13    Conflict of Interest Waiver.    Each party to this Agreement acknowledges that Pillsbury Winthrop LLP ("PW"), counsel for the Company, may have in the past and may continue in the future to perform legal services for certain of the Investors in matters unrelated to the transactions described in this Agreement, including the representation of such Investors in formation of other companies, venture capital financings, and other matters. Accordingly, each party to this Agreement hereby (a) acknowledges that they have had an opportunity to ask for information relevant to this disclosure; (b) acknowledges that PW represented the Company in the transaction contemplated by this Agreement and has not represented any individual Investor or any individual stockholder or employee of the Company in connection with such transaction, and (c) gives its informed consent to PW's representation of certain of the Investors in such unrelated matters and to PW's representation of the Company in connection with this Agreement and the transactions contemplated hereby and in other matters.

          7.14    Short Sales.    Each Investor covenants and agrees not to direct or cause the short sale of Company Common Stock prior to the Initial Closing, or, if an Investor has subscribed to purchase in the Second Closing, until the Second Closing or such prior time at which the Investor first receives written notice from the Company that a Second Closing will not proceed.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

FIBERSTARS, INC.
By	/s/ DAVID N. RUCKERT David N. Ruckert Chief Executive Officer

[INVESTOR SIGNATURE PAGES TO FOLLOW]

COUNTERPART

SIGNATURE PAGE TO

SECURITIES PURCHASE AGREEMENT

DATED AS OF JUNE 17, 2003

BY AND AMONG

FIBERSTARS, INC.

AND EACH INVESTOR NAMED THEREIN

        The undersigned hereby executes and delivers to Fiberstars, Inc. the Securities Purchase Agreement (the "Agreement") to which this counterpart Signature Page is attached effective as of the date of the Agreement, which Agreement and Signature Page, together with all counterparts of such Agreement and signature pages of the other Investors named in such Agreement, shall constitute one and the same document in accordance with the terms of such Agreement.

Investment in Dollars:	$300,000
Number of Shares:	92,308
Number of Warrant Shares:	27,692
Entity name:	Micro Capital Fund LP
By:	/s/ CHRISTOPHER P. SWENSON
	Name:	Christopher P. Swenson
	Title:	Vice President, Micro Capital LLC
Address:

Fax:

COUNTERPART

SIGNATURE PAGE TO

SECURITIES PURCHASE AGREEMENT

DATED AS OF JUNE 17, 2003

BY AND AMONG

FIBERSTARS, INC.

AND EACH INVESTOR NAMED THEREIN

        The undersigned hereby executes and delivers to Fiberstars, Inc. the Securities Purchase Agreement (the "Agreement") to which this counterpart Signature Page is attached effective as of the date of the Agreement, which Agreement and Signature Page, together with all counterparts of such Agreement and signature pages of the other Investors named in such Agreement, shall constitute one and the same document in accordance with the terms of such Agreement.

Investment in Dollars:	$100,000
Number of Shares:	30,769
Number of Warrant Shares:	9,230
Entity name:	Polaris Partners, LP
By:	/s/ PETER MELHADO
	Name:	General Partner
Title:

Address:

Fax:

COUNTERPART

SIGNATURE PAGE TO

SECURITIES PURCHASE AGREEMENT

DATED AS OF JUNE 17, 2003

BY AND AMONG

FIBERSTARS, INC.

AND EACH INVESTOR NAMED THEREIN

        The undersigned hereby executes and delivers to Fiberstars, Inc. the Securities Purchase Agreement (the "Agreement") to which this counterpart Signature Page is attached effective as of the date of the Agreement, which Agreement and Signature Page, together with all counterparts of such Agreement and signature pages of the other Investors named in such Agreement, shall constitute one and the same document in accordance with the terms of such Agreement.

Investment in Dollars:	$20,000
Number of Shares:	7,000
Number of Warrant Shares:	2,100
Entity name:	Dorado Fund LLC
By:	/s/ DAVID LEE
	Name:	David Lee
	Title:	Managing Member
Address:

Fax:

COUNTERPART

SIGNATURE PAGE TO

SECURITIES PURCHASE AGREEMENT

DATED AS OF JUNE 17, 2003

BY AND AMONG

FIBERSTARS, INC.

AND EACH INVESTOR NAMED THEREIN

        The undersigned hereby executes and delivers to Fiberstars, Inc. the Securities Purchase Agreement (the "Agreement") to which this counterpart Signature Page is attached effective as of the date of the Agreement, which Agreement and Signature Page, together with all counterparts of such Agreement and signature pages of the other Investors named in such Agreement, shall constitute one and the same document in accordance with the terms of such Agreement.

Investment in Dollars:	$250,000
Number of Shares:	76,923
Number of Warrant Shares:	23,077
Entity name:	Michael and Sheila Alessandro
By:	/s/ MICHAEL ALESSANDRO /s/ SHEILA ALESSANDRO
Name:	Michael Alessandro Sheila Alessandro
Address:

Fax:

COUNTERPART

SIGNATURE PAGE TO

SECURITIES PURCHASE AGREEMENT

DATED AS OF JUNE 17, 2003

BY AND AMONG

FIBERSTARS, INC.

AND EACH INVESTOR NAMED THEREIN

        The undersigned hereby executes and delivers to Fiberstars, Inc. the Securities Purchase Agreement (the "Agreement") to which this counterpart Signature Page is attached effective as of the date of the Agreement, which Agreement and Signature Page, together with all counterparts of such Agreement and signature pages of the other Investors named in such Agreement, shall constitute one and the same document in accordance with the terms of such Agreement.

Investment in Dollars:	$200,000
Number of Shares:	61,539
Number of Warrant Shares:	18,462
Entity name:	Turning Point Capital LP
By:	/s/ MICHAEL ALESSANDRO
	Name:	Michael Alessandro
	Title:	Managing Director
Address:

Fax:

COUNTERPART

SIGNATURE PAGE TO

SECURITIES PURCHASE AGREEMENT

DATED AS OF JUNE 17, 2003

BY AND AMONG

FIBERSTARS, INC.

AND EACH INVESTOR NAMED THEREIN

        The undersigned hereby executes and delivers to Fiberstars, Inc. the Securities Purchase Agreement (the "Agreement") to which this counterpart Signature Page is attached effective as of the date of the Agreement, which Agreement and Signature Page, together with all counterparts of such Agreement and signature pages of the other Investors named in such Agreement, shall constitute one and the same document in accordance with the terms of such Agreement.

Investment in Dollars:	$250,000
Number of Shares:	76,923
Number of Warrant Shares:	23,077
Entity name:	The Jeffery and Margery Lewis Family Trust, DTD 10/4/89
By:	/s/ JEFFREY LEWIS and /s/ MARGERY C. LEWIS
	Name:	Jeffrey Lewis Margery Lewis
	Title:	Trustees
Address:

Fax:

COUNTERPART

SIGNATURE PAGE TO

SECURITIES PURCHASE AGREEMENT

DATED AS OF JUNE 17, 2003

BY AND AMONG

FIBERSTARS, INC.

AND EACH INVESTOR NAMED THEREIN

        The undersigned hereby executes and delivers to Fiberstars, Inc. the Securities Purchase Agreement (the "Agreement") to which this counterpart Signature Page is attached effective as of the date of the Agreement, which Agreement and Signature Page, together with all counterparts of such Agreement and signature pages of the other Investors named in such Agreement, shall constitute one and the same document in accordance with the terms of such Agreement.

Investment in Dollars:	$250,000
Number of Shares:	76,923
Number of Warrant Shares:	23,077
Entity name:	Roy & Yvonne Polatchek JTWROS
By:	/s/ ROY POLATCHEK and YVONNE POLATCHEK
	Name:	Roy and Yvonne Polatchek
	Title:	Husband and Wife
Address:

Fax:

COUNTERPART

SIGNATURE PAGE TO

SECURITIES PURCHASE AGREEMENT

DATED AS OF JUNE 17, 2003

BY AND AMONG

FIBERSTARS, INC.

AND EACH INVESTOR NAMED THEREIN

        The undersigned hereby executes and delivers to Fiberstars, Inc. the Securities Purchase Agreement (the "Agreement") to which this counterpart Signature Page is attached effective as of the date of the Agreement, which Agreement and Signature Page, together with all counterparts of such Agreement and signature pages of the other Investors named in such Agreement, shall constitute one and the same document in accordance with the terms of such Agreement.

Investment in Dollars:	$150,000
Number of Shares:	46,154
Number of Warrant Shares:	13,846
Entity name:	Lauro F. Guerra
By:	/s/ LAURO F. GUERRA
	Name:	Lauro F. Guerra
Title:

Address:

Fax:

COUNTERPART

SIGNATURE PAGE TO

SECURITIES PURCHASE AGREEMENT

DATED AS OF JUNE 17, 2003

BY AND AMONG

FIBERSTARS, INC.

AND EACH INVESTOR NAMED THEREIN

        The undersigned hereby executes and delivers to Fiberstars, Inc. the Securities Purchase Agreement (the "Agreement") to which this counterpart Signature Page is attached effective as of the date of the Agreement, which Agreement and Signature Page, together with all counterparts of such Agreement and signature pages of the other Investors named in such Agreement, shall constitute one and the same document in accordance with the terms of such Agreement.

Investment in Dollars:	$1,000,000
Number of Shares:	307,692
Number of Warrant Shares:	92,308
Entity name:	The Doshay Family Trust of 1999
By:	/s/ GLENN DOSHAY
	Name:	Glenn Doshay
	Title:	Trustee
Address:

Fax:

COUNTERPART

SIGNATURE PAGE TO

SECURITIES PURCHASE AGREEMENT

DATED AS OF JUNE 17, 2003

BY AND AMONG

FIBERSTARS, INC.

AND EACH INVESTOR NAMED THEREIN

        The undersigned hereby executes and delivers to Fiberstars, Inc. the Securities Purchase Agreement (the "Agreement") to which this counterpart Signature Page is attached effective as of the date of the Agreement, which Agreement and Signature Page, together with all counterparts of such Agreement and signature pages of the other Investors named in such Agreement, shall constitute one and the same document in accordance with the terms of such Agreement.

Investment in Dollars:	$50,000
Number of Shares:	15,385
Number of Warrant Shares:	4,615
Entity name:	Robert Trobec
By:	/s/ ROBERT TROBEC
	Name:	Robert Trobec
Title:

Address:

Fax:

COUNTERPART

SIGNATURE PAGE TO

SECURITIES PURCHASE AGREEMENT

DATED AS OF JUNE 17, 2003

BY AND AMONG

FIBERSTARS, INC.

AND EACH INVESTOR NAMED THEREIN

        The undersigned hereby executes and delivers to Fiberstars, Inc. the Securities Purchase Agreement (the "Agreement") to which this counterpart Signature Page is attached effective as of the date of the Agreement, which Agreement and Signature Page, together with all counterparts of such Agreement and signature pages of the other Investors named in such Agreement, shall constitute one and the same document in accordance with the terms of such Agreement.

Investment in Dollars:	$150,000
Number of Shares:	46,154
Number of Warrant Shares:	13,846
Entity name:

By:	/s/ SCOTT DESANO
	Name:	Scott DeSano
Title:

Address:

Fax:

COUNTERPART

SIGNATURE PAGE TO

SECURITIES PURCHASE AGREEMENT

DATED AS OF JUNE 17, 2003

BY AND AMONG

FIBERSTARS, INC.

AND EACH INVESTOR NAMED THEREIN

        The undersigned hereby executes and delivers to Fiberstars, Inc. the Securities Purchase Agreement (the "Agreement") to which this counterpart Signature Page is attached effective as of the date of the Agreement, which Agreement and Signature Page, together with all counterparts of such Agreement and signature pages of the other Investors named in such Agreement, shall constitute one and the same document in accordance with the terms of such Agreement.

Investment in Dollars:	$325,000
Number of Shares:	100,000
Number of Warrant Shares:	30,000
Entity name:	Valor Capital Management LP
By:	/s/ JOHN M. KRATKY III
	Name:	John M. Kratky III
	Title:	Managing Member of the G.P., Kratky Mangement LLC
Address:

Fax:

COUNTERPART

SIGNATURE PAGE TO

SECURITIES PURCHASE AGREEMENT

DATED AS OF JUNE 17, 2003

BY AND AMONG

FIBERSTARS, INC.

AND EACH INVESTOR NAMED THEREIN

        The undersigned hereby executes and delivers to Fiberstars, Inc. the Securities Purchase Agreement (the "Agreement") to which this counterpart Signature Page is attached effective as of the date of the Agreement, which Agreement and Signature Page, together with all counterparts of such Agreement and signature pages of the other Investors named in such Agreement, shall constitute one and the same document in accordance with the terms of such Agreement.

Investment in Dollars:	$200,001.75
Number of Shares:	61,539
Number of Warrant Shares:	18,462
Entity name:	Omicron Master Trust
By:	/s/ BRUCE BERNSTEIN
	Name:	Bruce Bernstein
	Title:	President
Address:

Fax:

COUNTERPART

SIGNATURE PAGE TO

SECURITIES PURCHASE AGREEMENT

DATED AS OF JUNE 17, 2003

BY AND AMONG

FIBERSTARS, INC.

AND EACH INVESTOR NAMED THEREIN

        The undersigned hereby executes and delivers to Fiberstars, Inc. the Securities Purchase Agreement (the "Agreement") to which this counterpart Signature Page is attached effective as of the date of the Agreement, which Agreement and Signature Page, together with all counterparts of such Agreement and signature pages of the other Investors named in such Agreement, shall constitute one and the same document in accordance with the terms of such Agreement.

Investment in Dollars:	US $75,000
Number of Shares:

Number of Warrant Shares:

Entity name:	Accelera Ventures Ltd.
By:
/s/ DENNIS KAM
	Name:	Dennis Kam
	Title:	CEO
Address:

Fax:

COUNTERPART

SIGNATURE PAGE TO

SECURITIES PURCHASE AGREEMENT

DATED AS OF JUNE 17, 2003

BY AND AMONG

FIBERSTARS, INC.

AND EACH INVESTOR NAMED THEREIN

        The undersigned hereby executes and delivers to Fiberstars, Inc. the Securities Purchase Agreement (the "Agreement") to which this counterpart Signature Page is attached effective as of the date of the Agreement, which Agreement and Signature Page, together with all counterparts of such Agreement and signature pages of the other Investors named in such Agreement, shall constitute one and the same document in accordance with the terms of such Agreement.

Investment in Dollars:	$50,000
Number of Shares:	15,384.6
Number of Warrant Shares:	4,615.4
Entity name:	J. James Finnerty, IRA
By:	/s/ J. JAMES FINNERTY
	Name:	J. James Finnerty
Title:

Address:

Fax:

COUNTERPART

SIGNATURE PAGE TO

SECURITIES PURCHASE AGREEMENT

DATED AS OF JUNE 17, 2003

BY AND AMONG

FIBERSTARS, INC.

AND EACH INVESTOR NAMED THEREIN

        The undersigned hereby executes and delivers to Fiberstars, Inc. the Securities Purchase Agreement (the "Agreement") to which this counterpart Signature Page is attached effective as of the date of the Agreement, which Agreement and Signature Page, together with all counterparts of such Agreement and signature pages of the other Investors named in such Agreement, shall constitute one and the same document in accordance with the terms of such Agreement.

Investment in Dollars:	$149,500
Number of Shares:	46,000
Number of Warrant Shares:	13,800
Entity name:	TCMP3 Partners
By:	/s/ WALTER SCHENKER
	Name:	Walter Schenker
	Title:	Principal
Address:

Fax:

COUNTERPART

SIGNATURE PAGE TO

SECURITIES PURCHASE AGREEMENT

DATED AS OF JUNE 17, 2003

BY AND AMONG

FIBERSTARS, INC.

AND EACH INVESTOR NAMED THEREIN

        The undersigned hereby executes and delivers to Fiberstars, Inc. the Securities Purchase Agreement (the "Agreement") to which this counterpart Signature Page is attached effective as of the date of the Agreement, which Agreement and Signature Page, together with all counterparts of such Agreement and signature pages of the other Investors named in such Agreement, shall constitute one and the same document in accordance with the terms of such Agreement.

Investment in Dollars:	$250,000
Number of Shares:	76,923
Number of Warrant Shares:	23,077
Entity name:	American High Growth Equities Retirement Trust
By:	/s/ BRAD BUTLER
	Name:	Brad Butler
	Title:	Trustee
Address:

Fax:

COUNTERPART

SIGNATURE PAGE TO

SECURITIES PURCHASE AGREEMENT

DATED AS OF JUNE 17, 2003

BY AND AMONG

FIBERSTARS, INC.

AND EACH INVESTOR NAMED THEREIN

        The undersigned hereby executes and delivers to Fiberstars, Inc. the Securities Purchase Agreement (the "Agreement") to which this counterpart Signature Page is attached effective as of the date of the Agreement, which Agreement and Signature Page, together with all counterparts of such Agreement and signature pages of the other Investors named in such Agreement, shall constitute one and the same document in accordance with the terms of such Agreement.

Investment in Dollars:	$97,500
Number of Shares:	30,000
Number of Warrant Shares:	9,000
Entity name:	F. Van Kasper IRA Wells Fargo Bank
By:	/s/ F. VAN KASPER
	Name:	F. Van Kasper
Title:

Address:

Fax:

COUNTERPART

SIGNATURE PAGE TO

SECURITIES PURCHASE AGREEMENT

DATED AS OF JUNE 17, 2003

BY AND AMONG

FIBERSTARS, INC.

AND EACH INVESTOR NAMED THEREIN

        The undersigned hereby executes and delivers to Fiberstars, Inc. the Securities Purchase Agreement (the "Agreement") to which this counterpart Signature Page is attached effective as of the date of the Agreement, which Agreement and Signature Page, together with all counterparts of such Agreement and signature pages of the other Investors named in such Agreement, shall constitute one and the same document in accordance with the terms of such Agreement.

Investment in Dollars:	$200,000
Number of Shares:	61,539
Number of Warrant Shares:	18,462
Entity name:	Trigran Investment L.P.
By:	/s/ LAWRENCE OBERMANN
	Name:	Lawrence Obermann
	Title:	Vice President of General Partner
Address:

Fax:

COUNTERPART

SIGNATURE PAGE TO

SECURITIES PURCHASE AGREEMENT

DATED AS OF JUNE 17, 2003

BY AND AMONG

FIBERSTARS, INC.

AND EACH INVESTOR NAMED THEREIN

        The undersigned hereby executes and delivers to Fiberstars, Inc. the Securities Purchase Agreement (the "Agreement") to which this counterpart Signature Page is attached effective as of the date of the Agreement, which Agreement and Signature Page, together with all counterparts of such Agreement and signature pages of the other Investors named in such Agreement, shall constitute one and the same document in accordance with the terms of such Agreement.

Investment in Dollars:	$299,000
Number of Shares:	92,000
Number of Warrant Shares:	27,600
Entity name:	Jupiter Partners
By:	/s/ ALAN R. BRUDOS
	Name:	Alan R. Brudos
	Title:	Partner
Address:

Fax:

COUNTERPART

SIGNATURE PAGE TO

SECURITIES PURCHASE AGREEMENT

DATED AS OF JUNE 17, 2003

BY AND AMONG

FIBERSTARS, INC.

AND EACH INVESTOR NAMED THEREIN

        The undersigned hereby executes and delivers to Fiberstars, Inc. the Securities Purchase Agreement (the "Agreement") to which this counterpart Signature Page is attached effective as of the date of the Agreement, which Agreement and Signature Page, together with all counterparts of such Agreement and signature pages of the other Investors named in such Agreement, shall constitute one and the same document in accordance with the terms of such Agreement.

Investment in Dollars:	$19,500
Number of Shares:	6,000
Number of Warrant Shares:	1,800
Entity name:	Robert W. Ledoux
By:	/s/ ROBERT W. LEDOUX
	Name:	Robert W. Ledoux
Title:

Address:

Fax:

EXHIBIT A

SCHEDULE OF INVESTORS

Initial Closing:

Investor Name	Number of Shares Purchased from Company	Number of Warrants	Investment In Dollars
MicroCapital Fund LP	92,308	27,692	$300,000.00
Polaris Partners	30,769	9,230	$100,000.00
Dorado Fund LLC	7,000	2,100	$22,750.00
Michael and Sheila Alessandro	76,923	23,077	$250,000.00
Turning Point Capital LP	61,539	18,462	$200,000.00
The Jeffrey and Margery Lewis Family Trust, DTD 10/4/89	76,923	23,077	$250,000.00
Lauro F. Guerra	46,154	13,846	$150,000.00
The Doshay Family Trust of 1999	307,692	92,308	$1,000,000.00
Roy and Yvonne Polatchek, JTRWOS	76,923	23,077	$250,000.00
Robert Trobec	15,385	4,615	$50,000.00
Scott DeSano	46,154	13,846	$150,000.00
Valor Capital Management LP	85,308	25,592	$277,250.00

First Closing Total	923,078	276,922	$3,000,000.00

Second Closing:

Investor Name	Number of Shares Purchased from Company	Number of Warrants	Investment In Dollars
Valor Capital Management LP	14,692	4,408	$47,750.00
J. James Finnerty, IRA	15,385	4,615	$50,000.00
TCMP3 Partners	46,000	13,800	$149,500.00
American High Growth Equities Retirement Trust	76,923	23,077	$250,000.00
Omicron Master Trust	61,539	18,462	$200,000.00
F. Van Kasper IRA Wells Fargo Bank	30,000	9,000	$97,500.00
Trigran, Inc.	61,539	18,462	$200,000.00
Accelera Ventures, LTD	23,077	6,923	$75,000.00
Jupiter Partners	92,000	27,600	$299,000.00
Robert W. Ledoux	6,000	1,800	$19,500.00

Second Closing Total	427,155	128,147	$1,388,250.00
Offering Total	1,350,233	405,069	$4,388,250.00

ANNEX B

FORM OF WARRANT

        THE WARRANT AND ANY SHARES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL OR UPON EVIDENCE REASONABLY SATISFACTORY TO FIBERSTARS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT OR ANOTHER APPLICABLE EXEMPTION.

FIBERSTARS, INC.

Warrant for the purchase of            shares of Common Stock

No. W -CS	June 17, 2003

        THIS CERTIFIES that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged,                         . or registered assigns (the "Holder"), is the registered holder of this warrant (the "Warrant"), entitling the Holder to subscribe for and purchase from FIBERSTARS, INC., a California corporation (the "Company"), upon the terms and conditions set forth herein, at any time or from time to time, during the period commencing from December 17, 2003 and ending on 5:00 p.m. (Pacific time) on the date of the fifth anniversary of the date hereof (the "Exercise Period"), up to an aggregate of            fully paid and non-assessable shares (the "Warrant Shares") of the Company's Common Stock ("the Common Stock"), at an initial exercise price (subject to adjustment as set forth herein, the "Exercise Price") per share equal to $4.50 per share, upon surrender of this Warrant and payment of the Exercise Price as provided in Section 2. As used herein, the term "this Warrant" shall mean and include this Warrant and any Warrant or Warrants hereafter issued as a consequence of the exercise or transfer of this Warrant in whole or in part.

        Warrant. This Warrant is one of the Warrants issued pursuant to Section 1.1 of that certain Securities Purchase Agreement dated as of June 17, 2003 among the Company and the persons referred to therein (the "Purchase Agreement").

1.    Exercise of Warrant

        (a)   This Warrant may be exercised, in whole at any time or in part from time to time, during the Exercise Period by the surrender of this Warrant (with the Election to Exercise attached hereto), to the Company at its main office, or such other place which the Company may designate in writing, together with proper payment of an amount equal to the product of the Exercise Price and the number of Warrant Shares being exercised (the "Aggregate Warrant Price"). Payment of the Aggregate Warrant Price shall be made by certified or official bank check payable to the order of the Company or by wire transfer of immediately available funds to an account designated by the Company. If this Warrant is exercised in part, this Warrant must be exercised for a number of whole shares of the Common Stock, and the Holder shall be entitled to receive a new Warrant covering the Warrant Shares which have not been exercised and setting forth the proportionate part of the Aggregate Warrant Price applicable to such Warrant Shares. Upon surrender of this Warrant, the Company will (a) issue a certificate or certificates in the name of the Holder for the largest number of whole shares of Common Stock to which the Holder shall be entitled and, if this Warrant is exercised in whole, in lieu of any fractional share of the Common Stock to which the Holder shall be entitled, pay to the Holder cash in an amount equal to the fair market value of such fractional share (determined in such reasonable manner as the Board of Directors of the Company shall determine), and (b) deliver the other securities and properties receivable upon the exercise of this Warrant, or the proportionate part thereof if this Warrant is exercised in part, pursuant to the provisions of this Warrant.

        (b)    Cashless Exercise.    Notwithstanding anything contained herein to the contrary, the holder of this Warrant may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Warrant Price, elect instead to receive upon such exercise the "Net Number" of shares of Common Stock determined according to the following formula (a "Cashless Exercise"):

Net Number =	(A × B) - (A × C) B

        For purposes of the foregoing formula:

A =	the total number of shares with respect to which this Warrant is then being exercised.
B =	the closing sale price of the Common Stock (as reported by the Wall Street Journal) on the date immediately preceding the date of the Exercise Notice.
C =	the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

3.    Registration, Transfers and Registration Rights.

        (a)    Registration.    Any Warrants issued upon the transfer or exercise in part of this Warrant shall be numbered and shall be registered in a warrant register (the "Warrant Register") maintained by the Company or its transfer agent as they are issued. The Company shall be entitled to treat the registered holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound by any notice to contrary or to recognize any equitable or other claim to or interest in such Warrant on the part of any other person; provided, however, the Holder may transfer this Warrant to one or more of its affiliates if such affiliate is an "accredited investor" under Regulation D under the Act and agrees to be bound by the terms and obligations of this Warrant and the Purchase Agreement.

        (b)    Transfers.    This Warrant and the Warrant Shares issued upon the exercise of this Warrant may not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if such are requested by the Company). The Holder, by acceptance hereof, acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise transfer any Warrant Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act or any state securities laws and other than in a transaction covered by an effective registration statement filed under or exempted from the registration requirements of the Act.

        (c)    Registration Rights.    The Company is obligated to register the Warrant Shares for resale under the Act pursuant to the Purchase Agreement. The shares of Common Stock issuable upon exercise of this Warrant shall constitute Registrable Shares (as such term is defined in the Purchase Agreement). Each holder of this Warrant shall be entitled to all of the benefits afforded to a holder of any such Registrable Shares under the Purchase Agreement and such holder, by its acceptance of this Warrant, agrees to be bound by and to comply with the terms and conditions of the Purchase Agreement applicable to such holder as a holder of such Registrable Shares.

4.    Adjustment of Exercise Price and Number of Shares.

        (a)    Subdivision and Combination.    In case the Company shall at any time subdivide (by stock split, stock dividend or otherwise) or combine the outstanding Common Stock, the Exercise Price shall be decreased, in the case of subdivision, or increased, in the case of combination, in the same proportion as the Common Stock is subdivided or combined, in each case effective automatically upon, and simultaneously with, the effectiveness of the subdivision or combination which gives rise to the adjustment.

        (b)    Adjustment in Number of Shares.    Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 4, the number of Warrant Shares issuable upon the exercise of this Warrant shall be adjusted to the nearest full amount by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

        (c)    Merger or Consolidation.    In case the Company after the date hereof (i) shall consolidate with or merge into any other person and shall not be the continuing or surviving corporation of such consolidation or merger, or (ii) shall permit any other person to consolidate with or merge into the Company and the Company shall be the continuing or surviving person but, in connection with such consolidation or merger, the Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property, or (iii) shall transfer all or substantially all of its properties or assets to any other person, or (iv) shall effect a capital reorganization or reclassification of the Common Stock (other than a capital reorganization or reclassification resulting in the issue of additional Common Stock for which adjustment in the Exercise Price is provided in this Section 8), then, and in the case of each such transaction, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Warrant, the Holder of this Warrant, upon the exercise thereof at any time after the consummation of such transaction, shall be entitled to receive (at the aggregate Exercise Price in effect at the time of such consummation for all Warrant Shares issuable upon such exercise immediately prior to such consummation), in lieu of the Common Stock or other securities issuable upon such exercise prior to such consummation, the highest amount of securities, cash or other property to which the Holder would actually have been entitled as shareholder upon such consummation if the Holder had exercised the rights represented by this Warrant immediately prior thereto, subject to adjustments (subsequent to such consummation) as nearly equivalent as possible to the adjustments provided for in this Section 4.

        (d)    Assumption of Obligations.    Notwithstanding anything contained in this Warrant to the contrary, the Company will not effect any of the transactions described in clauses (i) through (iv) of Section 4(c) unless, prior to the consummation thereof, each person (other than the Company) which may be required to deliver any stock, securities, cash or property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the Holder of this Warrant, (a) the obligations of the Company under this Warrant (and if the Company shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under this Warrant) and (b) the obligation to deliver to the Holder such shares of stock, securities, cash or property as, in accordance with the foregoing provisions of this Section 4, the Holder may be entitled to receive.

        (e)    Notice of Adjustment Events.    Whenever the Company contemplates the occurrence of an event which would give rise to adjustments under this Section 4, the Company shall use its reasonable best efforts to notify the Holder of this Warrant, at least thirty (30) days prior to the record date with respect to such event or, if no record date shall be established, at least thirty (30) days prior to such event, a notice specifying (i) the nature of the contemplated event, (ii) the date of which any such record is to be taken for the purpose of such event, (iii) the date on which such event is expected to become effective and (iv) the time, if any is to be fixed, when the holders of record of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable in connection with such event.

        (f)    Notice of Adjustments.    Whenever the Exercise Price or the kind of securities or property issuable upon exercise of this Warrant, or both, shall be adjusted pursuant to this Section 4, the Company shall make a certificate signed by an executive officer of the Company, setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method of which such adjustment was calculated (including a description of the basis on which the Company made any determination hereunder), and the Exercise Price and the kind of securities or property issuable upon exercise of this Warrant after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (by first class mail postage prepaid) to the Holder promptly after each adjustment.

5.    Reservation of Shares; Fully Paid Stock.

        (a)   The Company shall at all times reserve and keep available, free from pre-emptive rights, out of its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of the rights to purchase all Warrant Shares granted pursuant to this Warrant, such number of shares of Common Stock as shall, from time to time, be sufficient therefor.

        (b)   The Company covenants that all shares of Common Stock issuable upon exercise of this Warrant, upon receipt by the Company of the full Exercise Price therefor, shall be duly and validly issued, fully paid, non-assessable, and the Holder shall receive good and valid title to such shares free and clear from any adverse claim (as defined in the applicable Uniform Commercial Code), except such as have been created by the Holder.

6.    Taxes.    The issuance of any shares or other securities upon the exercise of this Warrant, and the delivery of certificates or other instruments representing such shares or other securities, shall be made without charge to the Holder for any tax or other charge in respect of such issuance, other than applicable transfer taxes. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

7.    Legend.    Unless subject to an effective registration statement filed with the United States Securities and Exchange Commission, the Warrant Shares issued upon exercise of this Warrant shall be subject to a stop transfer order and the certificate or certificates evidencing such Warrant Shares shall bear the following legend:

        (a)   The following legend under the Act:

  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL OR UPON EVIDENCE REASONABLY SATISFACTORY TO FIBERSTARS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT OR ANOTHER APPLICABLE EXEMPTION."

        (b)   Such other legends as may be required under state securities laws.

8.    Replacement Warrant.    Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction, or mutilation of any Warrant (and upon surrender of any Warrant at the principal office of the Company if mutilated), and upon reimbursement of the Company's reasonable incidental expenses and, if reasonably requested, an indemnity reasonably acceptable to the Company, the Company shall execute and deliver to the holder thereof a new Warrant of like date, tenor, and denomination.

9.    Notices.

        (a)   Unless otherwise provided, any notice, request, demand or other communication required or permitted under this Warrant shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified, or when sent by facsimile (with receipt confirmed and promptly confirmed by personal delivery, U.S. first class mail, or courier), or overnight courier service, or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed as follows (or at such other address as a party may designate by notice to the other):

    If to the Company:

    Fiberstars, Inc.
    44259 Nobel Drive
    Fremont California 94538
    Attention: David N. Ruckert, CEO
    Facsimile: (510) 490-0947
    Telephone: (650) 490-0719

    with a copy to:

    Pillsbury Winthrop LLP
    2550 Hanover Street
    Palo Alto, California 94304
    Attention: Richard Bebb
    Facsimile: (650) 233-4545
    Telephone: (650) 233-4500

    If to Holder:

    See the address provided by the Holder on its counter-part signature page to the Purchase Agreement.

10.    Warrant Holder Not Shareholder.    The Holder of any Warrant shall not have, solely on account of such status, any rights of a shareholder of the Company, either at law or in equity, or to any notice of meetings of shareholders or of any other proceedings of the Company, except as provided in this Warrant.

11.    Remedies.    The Company agrees that the remedies at law of the Holder, in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms hereof, may not be adequate and such terms may, in addition to and not in lieu of any other remedy, be specifically enforced by a decree of specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

12.    Headings.    The headings contained in this Warrant are for convenience of reference only and are not part of this Warrant.

13.    Applicable Law.    This Warrant shall be construed in accordance with the laws of the State of California applicable to contracts made and performed within such State, without regard to principles of conflicts of law.

        IN WITNESS WHEREOF, the Company has executed and delivered this Warrant as of the date set forth above.

FIBERSTARS, INC., a California corporation

By:
Name:
Title:

PROXY	PROXY

FIBERSTARS, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

For Special Meeting—August 12, 2003

        David N. Ruckert and Robert A. Connors, or any of them, each with the power of substitution, are hereby authorized to represent as proxies and vote with respect to the proposals set forth below and in the direction of such proxies on all other matters that may be properly presented for action all shares of stock of Fiberstars, Inc. ("Fiberstars") the undersigned is entitled to vote at the Special Meeting of Shareholders of Fiberstars to be held at Fiberstars' offices at 44259 Nobel Drive, Fremont, California 94538 on August 12, 2003 at 1:00 p.m., Pacific Time, or at any postponement or adjournment thereof, and instructs said proxies to vote as follows:

(Continued and to be signed on the reverse side)

/*\ FOLD AND DETACH HERE /*\

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATIONS ARE MADE, THIS PROXY WILL BE VOTED "FOR" THE APPROVAL OF THE ISSUANCE OF THE COMMON SHARES AND WARRANTS OF FIBERSTARS PURSUANT TO PROPOSAL 1.	Please mark your votes as indicated in this example	☒
1.	To approve the issuance and sale of up to an aggregate of 427,155 shares of Fiberstars common stock and warrants to purchase 128,147 shares of Fiberstars common stock pursuant to the securities purchase agreement as described in the accompanying Proxy Statement:	FOR ☐	AGAINST ☐	ABSTAIN ☐	FIBERSTARS, INC.
Special Meeting of Shareholders August 12, 2003

Dated this                      day of                     , 2003

Please sign exactly as your name or names appear hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held jointly, each holder must sign.
Signature of Shareholder	Signature of Shareholder

Please mark, sign, date and mail this proxy card promptly, using the enclosed envelope.

^ FOLD AND DETACH HERE ^

QuickLinks

TABLE OF CONTENTS
PROPOSAL 1 SALE AND ISSUANCE OF FIBERSTARS' COMMON STOCK UPON THE TERMS AND CONDITIONS SET FORTH IN THE SECURITIES PURCHASE AGREEMENT DESCRIBED IN THIS PROPOSAL 1
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
FINANCIAL INFORMATION AND FINANCIAL STATEMENTS
SELECTED CONSOLIDATED FINANCIAL DATA
SELECTED UNAUDITED QUARTERLY FINANCIAL DATA (In Thousands, Except Per Share Data)
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK
REPORT OF INDEPENDENT ACCOUNTANTS
FIBERSTARS, INC. AUDITED CONSOLIDATED BALANCE SHEETS December 31, 2002 and 2001 (amounts in thousands except share amounts)
FIBERSTARS, INC. AUDITED CONSOLIDATED STATEMENTS OF OPERATIONS For the years ended December 31, 2002, 2001 and 2000 (amounts in thousands except per share amounts)
FIBERSTARS, INC. AUDITED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) For the years ended December 31, 2002, 2001 and 2000 (amounts in thousands)
FIBERSTARS, INC. AUDITED CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY For the years ended December 31, 2002, 2001 and 2000 (amounts in thousands)
FIBERSTARS, INC. AUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS For the years ended December 31, 2002, 2001 and 2000 (amounts in thousands)
FIBERSTARS, INC. NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS FOR THE THREE MONTH PERIOD ENDED MARCH 31, 2003 FIBERSTARS, INC. UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS (amounts in thousands)
FIBERSTARS, INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (amounts in thousands except per share amounts) (unaudited)
FIBERSTARS, INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE OPERATIONS (amounts in thousands) (unaudited)
FIBERSTARS, INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (amounts in thousands) (unaudited)
FIBERSTARS, INC. NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS March 31, 2003 (Unaudited)
OTHER MATTERS
SHAREHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING
FIBERSTARS, INC. SECURITIES PURCHASE AGREEMENT
FORM OF WARRANT